                                                                     Exhibit 4.1


                                                                  EXECUTION COPY
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                     AMERICAN EXPRESS RECEIVABLES FINANCING
                                  CORPORATION,

                         AMERICAN EXPRESS CENTURION BANK

                                       and

                           AMERICAN EXPRESS BANK, FSB

                                   Transferors

             AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

                                    Servicer

                                       and

                              THE BANK OF NEW YORK

                                     Trustee
                       on behalf of the Certificateholders
                      of the American Express Master Trust



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           AMENDED AND RESTATED MASTER POOLING AND SERVICING AGREEMENT

                           Dated as of April 16, 2004


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                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
Article I             DEFINITIONS................................................................................1

         Section 1.01               Definitions..................................................................1
         Section 1.02               Other Definitional Provisions...............................................18

Article II            APPOINTMENT OF TRUSTEE; CONVEYANCE OF RECEIVABLES ISSUANCE OF CERTIFICATES................19

         Section 2.01               Appointment of Trustee; Conveyance of Receivables...........................19
         Section 2.02               Acceptance by Trustee.......................................................20
         Section 2.03               Representations and Warranties..............................................21
         Section 2.04               Representations and Warranties of the Transferors Relating
                                    to the Agreement and any Supplement and the Receivables.....................23
         Section 2.05               Covenants of the Transferors................................................29
         Section 2.06               Addition of Accounts........................................................31
         Section 2.07               Removal of Accounts.........................................................34

Article III           ADMINISTRATION AND SERVICING OF RECEIVABLES...............................................36

         Section 3.01               Acceptance of Appointment and Other Matters Relating to
                                    the Servicer................................................................36
         Section 3.02               Servicing Compensation......................................................37
         Section 3.03               Representations, Warranties and Covenants of the Servicer...................38
         Section 3.04               Reports and Records for the Trustee.........................................41
         Section 3.05               Annual Servicer's Certificate...............................................42
         Section 3.06               Annual Independent Public Accountant's Servicing Report.....................42
         Section 3.07               Tax Treatment...............................................................43
         Section 3.08               Adjustments.................................................................43
         Section 3.09               Remittance Processing Procedures............................................44

Article IV            RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION AND APPLICATION OF COLLECTIONS................45

         Section 4.01               Establishment of Collection Account and Special Funding
                                    Account and Allocations with Respect to the Exchangeable Transferor's
                                    Certificates................................................................45

Article V             [ARTICLE V IS RESERVED AND MAY BE SPECIFIED IN ANY SUPPLEMENT WITH RESPECT TO ANY
                      SERIES]...................................................................................50


Article VI            THE CERTIFICATES..........................................................................51

         Section 6.01               The Certificates............................................................51
         Section 6.02               Authentication of Certificates..............................................51
         Section 6.03               Registration of Transfer and Exchange of Certificates.......................52
         Section 6.04               Mutilated, Destroyed, Lost, or Stolen Certificates..........................55
         Section 6.05               Persons Deemed Owners.......................................................55

         Section 6.06               Appointment of Paying Agent.................................................56
         Section 6.07               Access to List of Certificateholders' Names and Addresses...................57
         Section 6.08               Authenticating Agent........................................................57
         Section 6.09               Tender of Exchangeable Transferor Certificate...............................58
         Section 6.10               Global Certificate; Euro Certificate Exchange Date..........................60
         Section 6.11               Book-Entry Certificates.....................................................61
         Section 6.12               Notices to Clearing Agency..................................................62
         Section 6.13               Definitive Certificates.....................................................62
         Section 6.14               Meetings of Certificateholders..............................................62

Article VII           OTHER MATTERS RELATING TO THE TRANSFERORS.................................................65

         Section 7.01               Liability of the Transferors................................................65
         Section 7.02               Merger or Consolidation of, or Assumption of the
                                    Obligations of, a Transferor................................................65
         Section 7.03               Limitation on Liability of the Transferors..................................66
         Section 7.04               Liabilities.................................................................66

Article VIII          OTHER MATTERS RELATING TO THE SERVICER....................................................67

         Section 8.01               Liability of the Servicer...................................................67
         Section 8.02               Merger or Consolidation of, or Assumption of the
                                    Obligations of, the Servicer................................................67
         Section 8.03               Limitation on Liability of the Servicer and Others..........................67
         Section 8.04               Indemnification of the Trust and the Trustee................................68
         Section 8.05               The Servicer Not to Resign..................................................68
         Section 8.06               Access to Certain Documentation and Information
                                    Regarding the Receivables...................................................69
         Section 8.07               Delegation of Duties........................................................69
         Section 8.08               Examination of Records......................................................69

Article IX            PAY OUT EVENTS............................................................................70

         Section 9.01               Pay Out Events..............................................................70
         Section 9.02               Additional Rights Upon the Occurrence of Certain Events.....................71

Article X             SERVICER DEFAULTS.........................................................................73

         Section 10.01              Servicer Defaults...........................................................73
         Section 10.02              Trustee to Act; Appointment of Successor....................................75
         Section 10.03              Notification to Certificateholders..........................................76
         Section 10.04              Waiver of Past Defaults.....................................................77

Article XI            THE TRUSTEE...............................................................................78

         Section 11.01              Duties of Trustee...........................................................78
         Section 11.02              Certain Matters Affecting the Trustee.......................................80
         Section 11.03              Trustee Not Liable for Recitals in Certificates.............................81
         Section 11.04              Trustee May Own Certificates................................................82
         Section 11.05              The Servicer to Pay Trustee's Fees and Expenses.............................82
         Section 11.06              Eligibility Requirements for Trustee........................................82
         Section 11.07              Resignation or Removal of Trustee...........................................83

         Section 11.08              Successor Trustee...........................................................83
         Section 11.09              Merger or Consolidation of Trustee..........................................84
         Section 11.10              Appointment of Co-Trustee or Separate Trustee...............................84
         Section 11.11              Tax Returns.................................................................85
         Section 11.12              Trustee May Enforce Claims Without Possession of
                                    Certificates................................................................85
         Section 11.13              Suits for Enforcement.......................................................86
         Section 11.14              Rights of Certificateholders to Direct Trustee..............................86
         Section 11.15              Representations and Warranties of Trustee...................................86
         Section 11.16              Maintenance of Office or Agency.............................................86
         Section 11.17              Indemnification of the Trustee..............................................87

Article XII           TERMINATION...............................................................................88

         Section 12.01              Termination of Trust........................................................88
         Section 12.02              Optional Purchase; Final Termination Date of Investor
                                    Certificates of any Series..................................................89
         Section 12.03              Final Payment with Respect to any Series....................................90
         Section 12.04              Transferor's Termination Rights.............................................91

Article XIII          MISCELLANEOUS PROVISIONS..................................................................92

         Section 13.01              Amendment...................................................................92
         Section 13.02              Protection of Right, Title and Interest to Trust............................94
         Section 13.03              Limitation on Rights of Certificateholders..................................95
         Section 13.04              Governing Law...............................................................95
         Section 13.05              Notices.....................................................................96
         Section 13.06              Severability of Provisions..................................................97
         Section 13.07              Assignment..................................................................97
         Section 13.08              Certificates Nonassessable and Fully Paid...................................97
         Section 13.09              Further Assurances..........................................................97
         Section 13.10              No Waiver; Cumulative Remedies..............................................97
         Section 13.11              Counterparts................................................................97
         Section 13.12              Third-Party Beneficiaries...................................................97
         Section 13.13              Actions by Certificateholders...............................................98
         Section 13.14              Merger and Integration......................................................98
         Section 13.15              Headings....................................................................98
         Section 13.16              Certificates and Opinions of Counsel........................................98
         Section 13.17              Effect of Amendment No. 3...................................................99

EXHIBITS

         Exhibit A:                 Form of Exchangeable Transferor Certificate
         Exhibit B:                 Form of Assignment of Receivables in Additional
                                    Accounts
         Exhibit C:                 Form of Reassignment of Receivables
         Exhibit D:                 Form of Initial Servicer's Report
         Exhibit E:                 Form of Monthly Servicer's Certificate
         Exhibit F:                 Form of Annual Servicer's Certificate

         Exhibit G:                 Form of Opinion of Counsel with Respect to the Pooling
                                    and Servicing Agreement and Additional Accounts
         Exhibit H:                 Form of Annual Opinion of Counsel
         Exhibit I:                 [Received]
         Exhibit J:                 Form of Depositary Agreement (Letter of Representations)
         Exhibit K:                 Form of Lock Box Letter

SCHEDULES

         Schedule 1:                List of Accounts
         Schedule 2:                Collection Account
         Schedule 3:                Fees and Charges included in Receivables
         Schedule 4:                List of Lock Box Banks

                  AMENDED AND RESTATED MASTER POOLING AND SERVICING AGREEMENT, dated as of April 16, 2004, among AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION, a Delaware corporation, AMERICAN EXPRESS CENTURION BANK, a Utah-chartered industrial loan company, and AMERICAN EXPRESS BANK, FSB, a federally-chartered savings bank, as Transferors, and AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a corporation organized under the laws of the State of New York, as Servicer, and THE BANK OF NEW YORK, a banking corporation organized under the laws of New York, as Trustee.

                  WHEREAS, this Master Pooling and Servicing Agreement was entered into as of June 30, 1992, among American Express Receivables Financing Corporation, as Transferor, American Express Travel Related Services Company, Inc., as Servicer, and The Bank of New York, as Trustee, and, prior to the amendments contained herein, was most recently amended and restated as of May 1, 1998, and as amended and restated as of May 1, 1998, was among American Express Centurion Bank and American Express Receivables Financing Corporation, as Transferors, American Express Travel Related Services Company, Inc., as Servicer, and The Bank of New York, as Trustee (together, the "Original Pooling Agreement");

                  WHEREAS, the parties hereto wish to amend and restate the Original Pooling Agreement in its entirety in order to, among other things, provide for the addition of American Express Bank, FSB, a federally-chartered savings bank, as a Transferor hereunder;

                  WHEREAS, to provide for the addition of American Express Bank, FSB as a Transferor under this Agreement and for other purposes, the parties hereto agree to and do hereby amend and restate the Original Pooling Agreement as of April 16, 2004 to read in its entirety as set forth herein.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree, for the benefit of each other and for the benefit of the Certificateholders and the Enhancement Providers, to amend and restate the Original Pooling Agreement in its entirety to read as follows:

                                   ARTICLE I

                                   DEFINITIONS

         Section 1.01 Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

                  "Account" shall mean the portion of each charge account, the full receivable balance of which is due upon receipt of a monthly billing statement, established pursuant to an Account Agreement between an Account Originator and any Person, and in each case identified by account number and by the Receivable balance as of the Cut-Off Date or the applicable Additional Account Cut-Off Date in each computer file or microfiche list delivered to the Trustee by the Servicer on behalf of the Transferors on the Closing Date and pursuant to Section 2.01 and Section 2.06, as applicable. The definition of Account shall include any account or accounts (each, a "Related Account") having the following characteristics: (a) (i) such Related Account was originated in accordance with the Account Guidelines; (ii) the obligor with respect to such Related Account is the same Person as the Obligor of the Account related to such Related Account; (iii) such Related Account is originated as a result of the card associated with an Account being lost or stolen or as a result of conversions from one type of Account from or into another type of Account or as a result of the consolidation of an Obligor's accounts with either of the Account Originators into one account; and (iv) such Related Account can be traced to, or identified with an Account identified by account number on the computer file or microfiche list delivered to the Trustee pursuant to Section
2.01 or 2.06, by reference to or by way of the computer or other records of a Transferor or (b) (i) such Related Account is an Account with respect to which a new account number has been issued under circumstances not requiring standard application and credit evaluation procedures under the Account Guidelines; and
(ii) such Related Account can be traced or identified as an account into which an Account has been transferred by reference to or by way of the computer file or microfiche list delivered to the Trustee pursuant to Sections 2.01 or 2.06. The term "Account" shall be deemed to refer to an Additional Account only from and after the Additional Account Closing Date with respect thereto, and the term "Account" shall be deemed to refer to any Removed Account only prior to the Removal Date with respect thereto.

                  "Account Agreement" shall mean, with respect to an Account, the agreement between an Account Originator and the Obligor governing the terms and conditions of such Account, as such agreement may be amended, modified or otherwise changed from time to time.

                  "Account Guidelines" shall mean, with respect to the Accounts of each Account Originator, the policies and procedures of such Account Originator, relating to the operation of its consumer charge card businesses, including, without limitation, the policies and procedures for determining the creditworthiness of customers, the extension of privileges and relating to the maintenance of accounts and collection of receivables, as such policies and procedures may be amended from time to time.

                  "Account Originator" shall mean, with respect to an Account, TRS, Centurion Bank, FSB or any other entity that, pursuant to the Account Agreement related to such Account, is the issuer of the charge cards related to, or the owner of, such Account; provided that the Transferors shall have received written confirmation from Standard & Poor's that the designation of any Account Originator other than TRS, Centurion Bank or FSB shall not cause the downgrade or withdrawal of any rating assigned to any outstanding Series by Standard & Poor's.

                  "Accumulation Period" with respect to any Series, the period following the Revolving Period which shall be the Controlled Accumulation Period or the Early Accumulation Period (each as defined in the related Supplement).

                  "Additional Account Closing Date" shall mean each date on which Additional Accounts will be included as Accounts pursuant to Section 2.06.

                  "Additional Account Cut-Off Date" shall mean, with respect to any Additional Account, the last day of the Due Period preceding the Additional Account Closing Date.

                  "Additional Account Selection Date" shall have the meaning set forth in Section 2.06.

                  "Additional Accounts" shall have the meaning set forth in
Section 2.06.

                  "Adjustment Payment" shall have the meaning specified in
Section 3.08(a).

                  "Affiliate" of any Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with such Person.

                  "Aggregate Invested Amount" shall mean with respect to any date of determination the sum of the Invested Amounts with respect to all Series of Investor Certificates then outstanding.

                  "Aggregate Invested Percentage" shall mean with respect to any date of determination the sum of the applicable Invested Percentages with respect to all Series of Investor Certificates then outstanding.

                  "Agreement" shall mean the Original Pooling Agreement, as (i) with respect to each Series, supplemented by each related Supplement and (ii) further amended by this Amended and Restated Master Pooling and Servicing Agreement and as the same may be further amended, supplemented or otherwise modified from time to time.

                  "Amortization Period" shall mean, with respect to any Series, the period following the Revolving Period which shall be the Controlled Amortization Period, Early Amortization Period or Rapid Amortization Period (each as defined in any related Supplement).

                  "Annual Membership Fees" shall mean any annual fees specified in the various Account Agreements as they may from time to time be amended.

                  "Applicants" shall have the meaning specified in Section 6.07.

                  "Appointment Day" shall have the meaning specified in Section 9.02.

                  "Authorized Newspaper" shall mean one or more newspapers of general circulation in the Borough of Manhattan, The City of New York printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

                  "Average Monthly Privileged Assets Billed Amount" shall mean for any calendar month, the average amount billed for such month under the Privileged Assets Program to all American Express Cardmembers who are enrolled in the Privileged Assets Program, whether or not their related Accounts are included in the Trust.

                  "Bearer Certificates" shall mean any certificates issued in bearer form.

                  "Bearer Rules" shall mean the provisions of the Internal Revenue Code, in effect from time to time, governing the treatment of bearer obligations, including sections 163(f), 871, 881, 1441, 1442 and 4701, and any regulations thereunder including, to the extent applicable to any Series proposed or temporary regulations.

                  "Book-Entry Certificates" shall mean Investor Certificates that are registered in the name of a Clearing Agency or a Foreign Clearing Agency, or the nominee of either such entity, ownership and transfers of which shall be evidenced or made through book entries by such Clearing Agency or Foreign Clearing Agency as described in Section 6.10; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are issued to the Certificate Owners, such Definitive Certificates shall replace Book-Entry Certificates.

                  "Business Day" shall mean (i) any day other than (a) a Saturday or Sunday or (b) any other day on which national banking associations, federal savings banks or state banking institutions in New York, New York, or any other State in which the principal executive offices of RFC, Centurion Bank, FSB, the Trustee, or any Account Owner, as the case may be, are located, are authorized or obligated by law, executive order or governmental decree to be closed or (c) for purposes of any particular Series, any other day specified in the applicable Supplement and (ii) with respect to the determination of LIBOR, a London Business Day (as such term is defined in the related Supplement).

                  "Cardmember" shall mean the Obligor of an American Express Card account.

                  "Centurion Bank" shall mean American Express Centurion Bank, a Utah-chartered industrial loan company, and its successors and permitted assigns.

                  "Certificate" shall mean one of any Series of the Investor Certificates or the Exchangeable Transferor Certificates.

                  "Certificateholder" or "Holder" shall mean the Person in whose name a Certificate is registered in the Certificate Register.

                  "Certificate Interest" shall mean interest payable with respect to the applicable Series of Investor Certificates pursuant to Section 4.06.

                  "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the Person who is the owner of a security entitlement with respect to such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

                  "Certificate Principal" shall mean principal payable with respect to the applicable Series of Investor Certificates pursuant to the applicable Supplement.

                  "Certificate Rate" shall mean, with respect to any Series of Certificates, the percentage (or formula on the basis of which such rate shall be determined) stated in the applicable Supplement; provided that, unless otherwise provided in the applicable Supplement, in each case such rate shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                  "Certificate Register" shall mean the register maintained pursuant to Section 6.03, providing for the registration of the applicable Certificates and transfers and exchanges thereof.

                  "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, or any successor provision thereto.

                  "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                  "Clearstream" shall mean Clearstream Bank, societe anonyme, a professional depository incorporated under the laws of Luxembourg, and any successor thereto.

                  "Closing Date" shall mean, with respect to any Series, the date of issuance of such Series of Certificates, as specified in the related Supplement.

                  "Collection Account" shall have the meaning specified in
Section 4.01.

                  "Collections" shall mean all payments (excluding Recoveries) received by the Servicer with respect to the Receivables, in the form of cash, checks, wire transfers, ATM transfers or other form of payment in accordance with the related Account Agreement in effect from time to time on any Receivable.

                  "Common Depositary" shall mean the Person appointed as such as specified in the related Supplement, in its capacity as common depositary for the respective accounts of a Foreign Clearing Agency. "Controlled Accumulation Period" with respect to any Series, shall have the meaning specified in the applicable Supplement.

                  "Controlled Amortization Period" with respect to any Series, shall have the meaning specified in the applicable Supplement.

                  "Conveyance" shall have the meaning set forth in Section 7.05.

                  "Corporate Trust Office" shall mean the principal office of the Trustee in The City of New York at which at any particular time its corporate business shall be administered, which office at the date of the execution of this Agreement is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Department - Attn: Asset Backed Finance Unit.

                  "CRC" shall mean Credco Receivables Corp., a Delaware corporation, and its successors.

                  "Cut-Off Date" shall mean, for each Account, other than Additional Accounts, the close of business on June 30, 1992.

                  "Date of Processing" shall mean, with respect to any transaction, the Business Day after such transaction is first output in written form under the Servicer's customary and usual servicing practices, from the Servicer's computer file of Accounts (without regard to the effective date of such recordation).

                  "Default Amount" shall mean, for any Due Period, the product of (a) the amount of the Receivables in all Accounts which became Defaulted Accounts during such Due Period at the time such Accounts became Defaulted Accounts plus any Receivables created in such Due Period on Defaulted Accounts minus Recoveries, if any, received in such Due Period and (b) one minus the Yield Factor.

                  "Defaulted Account" shall mean each Account with respect to which, in accordance with the Account Guidelines pursuant to which such Account is governed or the customary and usual servicing procedures of the Servicer for servicing receivables comparable to the Receivables, the Servicer has charged off the Receivables in such Account as uncollectible; in any event, an Account shall be deemed a Defaulted Account no later than when such Account becomes 360 days past due from the date of the initial billing statement. Notwithstanding any other provision hereof, any Receivables in a Defaulted Account which are Ineligible Receivables shall be treated as Ineligible Receivables rather than Receivables in Defaulted Accounts.

                  "Definitive Certificates" shall have the meaning specified in
Section 6.11.

                  "Definitive Euro-Certificates" shall have the meaning specified in Section 6.10.

                  "Depository Agreement" shall mean the agreement among the Transferors, the Trustee and the initial Clearing Agency substantially in the form attached hereto as Exhibit J.

                  "Determination Date" shall mean, unless otherwise specified in the Supplement for a particular Series, the earlier of the third Business Day and the fifth calendar day (or if the fifth calendar day is not a Business Day, then the preceding Business Day) preceding each Distribution Date.

                  "Distribution Date" shall mean, with respect to any Series of Certificates, the date specified in the applicable Supplement.

                  "Due Period" shall mean, unless otherwise provided in a Supplement, with respect to each Distribution Date, (i) prior to and including the May 1998 Distribution Date, the period from and including the first day of the immediately preceding calendar month and ending at the close of business on the last day of such calendar month, (ii) for the June 1998 Distribution Date, the period from and including May 1, 1998 to and including May 27, 1998, and
(iii) commencing with the July 1998 Distribution Date, the period (a) from and including the second day following the last day of the eighth billing cycle applicable to the Accounts ending during the second preceding calendar month (b) to and including the day following the last day of the eighth billing cycle applicable to the Accounts ending in the calendar month immediately preceding the month in which such Distribution Date shall occur; provided, however, that the initial Due Period with respect to any Series will commence on the Closing Date with respect to such Series.

                  "Early Accumulation Period" with respect to any Series, shall have the meaning specified in the applicable Supplement.

                  "Early Amortization Event" with respect to any Series issued prior to May 1, 1998, shall have the same meaning as the meaning specified in
Section 9.01 for the term "Pay Out Event".

                  "Early Amortization Period" with respect to any Series, shall have the meaning specified in the applicable Supplement.

                  "Eligible Account" shall mean each Account which as of the Selection Date (or, with respect to Additional Accounts, as of the relevant Additional Account Selection Date) (i) is an Account and was in existence and owned by an Account Originator at the close of business on the Selection Date (or, with respect to Additional Accounts, as of the relevant Additional Account Selection Date) and whose billed balance is payable in full each month, (ii) is payable in United States dollars, (iii) is not classified by such Account Originator as fraudulent, (iv) the card or cards related to which have not been reported lost or stolen, (v) was created or purchased in accordance with or under underwriting and credit standards no less stringent than those generally applied by such Account Originator, (vi) has not been identified by such Account Originator in its computer files as having a deceased Obligor or having been cancelled due to the Obligor's bankruptcy or insolvency, (vii) is not classified by such Account Originator as having been charged off, (viii) the Obligor of which is a natural person and (ix) has not been identified by such Account Originator as having been charged off.

                  Notwithstanding the foregoing, with respect to Additional Accounts, Eligible Accounts may include Accounts, the Receivables of which have been written off, or with respect to which the Servicer believes the related Obligor is bankrupt or insolvent, in each case as of the related Additional Account Selection Date and/or Additional Account Cut-Off Date; provided that (a) the balance of all Receivables included in such Accounts is reflected on the books and records of the related Account Originator (and is treated for purposes of this Agreement) as "zero", and (b) charging privileges with respect to all such Accounts have been cancelled in accordance with the Account Guidelines applicable thereto.

                  "Eligible Institution" shall mean a depositary institution, which may include the Trustee, organized under the laws of the United States or any one of the States thereof including the District of Columbia, the deposits in which are insured by the FDIC and which at all times has a short-term unsecured debt rating of at least A-l+ or P-1 by the applicable Rating Agency; provided, however, that an institution which shall have corporate trust powers and which maintains the Collection Account, any principal funding account, any interest funding account or any other account maintained for the benefit of Certificateholders as a fully segregated trust account with the trust department of such institution shall not be required to meet the foregoing rating requirements, and need only at all times have a long-term unsecured debt rating of at least Baa3 by Moody's so long as Moody's is a Rating Agency.

                  "Eligible Investments" shall mean (a) negotiable instruments or investment property which evidence (i) obligations fully guaranteed by the United States of America; (ii) time deposits in, or bankers acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities, provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody's and Standard & Poor's of P-1 and A-l+, respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody's and AAA by Standard & Poor's in the case of long-term unsecured debt obligations; (iii) certificates of deposit having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Moody's and Standard & Poor's of P-1 and A-l+ respectively; (iv) investments in money market funds rated in the highest investment category (in case of Standard & Poor's, such rating category being AAAm or AAAm-G) or otherwise approved in writing by the applicable Rating Agencies, (b) demand deposits in the name of the Trust or the Trustee on behalf of the Trust in any depositary institution or trust company referred to in
(a)(ii) above, (c) commercial paper (having original or remaining maturities of no more than 270 days) having, at the time of the Trust's investment or contractual commitment to invest therein, a credit rating from Moody's and Standard & Poor's of P-1 and A-l+, respectively, (d) Eurodollar time deposits having a credit rating from Moody's and Standard & Poor's of P-1 and A-1+, respectively, and (e) repurchase agreements involving any of the Eligible Investments described in clauses (a)(i), (a)(iii) and (d) hereof so long as the other party to the repurchase agreement has at the time of the Trust's investment therein a rating from Moody's and Standard & Poor's of P-1 and A-1+, respectively.

                  "Eligible Receivable" shall mean each Receivable:

                  (i) which has arisen under an Eligible Account;

                  (ii) which was created in compliance with all requirements of law and pursuant to an agreement which complies with all requirements of law in either case the failure to comply with which would have a material adverse effect upon Certificateholders;

                  (iii) with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by an Account Originator in connection with the creation of such Receivable or the execution, delivery and performance by such Account Originator of the related agreement have been duly obtained or given and are in full force and effect as of such date of creation;

                  (iv) as to which at the time of the transfer of such Receivable to the Trust, the Trust will have good and marketable title, free and clear of all liens, encumbrances, charges and security interests (except those permitted by subsection 2.05(b));

                  (v) which has been the subject of either a valid transfer and assignment from a Transferor to the Trust of all of such Transferor's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the proceeds thereof to the extent set forth in the UCC as in effect in the Relevant UCC State), effective until the termination of the Trust;

                  (vi) which is the legal, valid and binding payment obligation of the Obligor thereof enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                  (vii) which constitutes either an "account" or a "general intangible" under and as defined in Article 9 of the UCC as then in effect in the Relevant UCC State;

                  (viii) which, at the time of its transfer to the Trust, has not been waived or modified except as permitted hereunder;

                  (ix) which is not subject to any right of rescission, setoff, counterclaim or other defense (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general;

                  (x) as to which the related Account Originator and Transferors have satisfied all obligations to be fulfilled at the time it is transferred to the Trust; and

                  (xi) as to which no Account Originator or Transferor has done anything, at the time of its transfer to the Trust, to impair the rights of the Trust or Certificateholders therein.

                  "Enhancement" shall mean, with respect to any Series or class of Certificates within a Series, any letter of credit, guaranteed rate agreement, maturity guaranty facility, cash collateral account, cash collateral guaranty, tax protection agreement, interest rate swap, interest rate cap or other contract or agreement for the benefit of Certificateholders of such Series or class, as applicable.

                  "Enhancement Provider" shall mean, with respect to any Series, that Person designated as such in the applicable Supplement.

                  "Estimated Trust Privileged Assets Billed Amounts" shall mean, for any calendar month, the product of (i) the number of Accounts that were enrolled in the Privileged Assets Program at the end of such calendar month,
(ii) the Average Monthly Privileged Assets Billed Amount for such month and
(iii) 1.25; provided, that if the Servicer has modified its computer programs such that it can determine the actual Privileged Assets Billed Amounts billed with respect to the Accounts, such actual amounts shall constitute the Estimated Trust Privileged Assets Billed Amounts.

                  "Euro-Certificate Exchange Date" shall mean with respect to any Series, the date specified in the applicable Supplement.

                  "Euroclear Operator" shall mean Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor thereto.

                  "Excess Allocation Series" shall mean any Series that, pursuant to the Supplement related to such Series, is entitled to receive certain excess Yield Collections as more fully described in such Supplement.

                  "Excess Principal Collections" shall mean, with respect to a Distribution Date, the aggregate amount for all outstanding Series of Principal Collections which the related Supplements specify are to be treated as "Excess Principal Collections" for such Distribution Date.

                  "Exchange" shall mean the procedure described under Section 6.09.

                  "Exchangeable Transferor Certificate" shall mean the certificate executed by the Transferors and authenticated by the Trustee, substantially in the form of Exhibit A and exchangeable as provided in Section
6.09 for one or more Series of Investor Certificates and the reissued Exchangeable Transferor Certificate.

                  "Exchange Date" shall have the meaning, with respect to any Series issued pursuant to an Exchange, specified in Section 6.09.

                  "Exchange Notice" shall have the meaning, with respect to any Series issued pursuant to an Exchange, specified in Section 6.09.

                  "FDC" shall mean First Data Corporation, a Delaware corporation, or any of its subsidiaries.

                  "FDIC" shall mean the Federal Deposit Insurance Corporation, or any successor thereto.

                  "Final Termination Date" shall have the meaning specified in subsection 12.01(a).

                  "Foreign Clearing Agency" shall mean with respect to any Series, Clearstream or the Euroclear Operator or any other established clearing agency for securities outside the United States designated in the applicable Supplement.

                  "FSB" shall mean American Express Bank, FSB, a federally-chartered savings bank, and its successors and permitted assigns.

                  "Global Certificate" shall have the meaning set forth in subsection 6.10(a).

                  "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any United States entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Ineligible Receivable" shall have the meaning specified in subsection 2.04(d).

                  "Initial Closing Date" shall mean August 3, 1992.

                  "Initial Invested Amount" shall mean, with respect to any Series, the amount stated in the applicable Supplement.

                  "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Invested Amount" shall mean, with respect to any Series, the meaning specified in the applicable Supplement.

                  "Invested Percentage" shall have, with respect to each Series, the meaning set forth in the applicable Supplement.

                  "Investor Certificate" shall mean any one of the certificates executed by (i) prior to May 1, 1998, the Transferor or (ii) after May 1, 1998, the Transferors and, in each case, authenticated by the Trustee and substantially in the form attached to the applicable Supplement.

                  "Investor Certificateholder" shall mean the holder of record of an Investor Certificate.

                  "Investor Charge-Offs" shall have, with respect to each Series, the meaning specified in the applicable Supplement.

                  "Investor Default Amount" shall mean, with respect to each Series for any Due Period, an amount equal to the product of (a) the Default Amount and (b) the related Floating Allocation Percentage for such Due Period.

                  "Investor Monthly Servicing Fee" shall have, with respect to each Series, the meaning specified in Section 3.02.

                  "Lien" shall mean any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing; provided, however, that any assignment pursuant to Section 7.02 hereof and the lien created by this Agreement, the Original Pooling Agreement or any Receivables Purchase Agreement shall not be deemed to constitute a Lien.

                  "Lock Box Letters" shall mean such letters, in substantially the form of Exhibit K hereto, delivered by TRS as Servicer to the Trustee pursuant to Section 3.09 hereof.

                  "Manager" shall mean the managing underwriter of any Series.

                  "Minimum Transferor Percentage" shall mean, with respect to any Due Period with respect to any Series, the percentage specified in the applicable Supplement.

                  "Minimum Trust Principal Component" shall mean the aggregate of the amounts set forth in each Supplement for each outstanding Series as the "Minimum Trust Principal Component" for such Series.

                  "Monthly Servicing Fee" shall have the meaning specified in
Section 3.02.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Obligor" shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof.

                  "Officer's Certificate" shall mean a certificate signed by any Vice President or more senior officer of a Transferor or the Servicer and delivered to the Trustee.

                  "Opinion of Counsel" shall mean a written opinion of independent counsel, who may be counsel for either of the Transferors, and which shall be reasonably acceptable to the Trustee.

                  "Original Pooling Agreement" shall have the meaning specified in the recitals to this Agreement.

                  "PA Removal Date" means the Determination Date on which designated Accounts are removed pursuant to subsection 2.07(c).

                  "Paying Agent" shall mean any paying agent appointed pursuant to Section 6.06 and shall initially be the Trustee.

                  "Payment Service Centers" shall mean the service centers operated by TRS for the purpose of receiving and processing Cardmember remittances in respect of Accounts, currently located in Chicago, Illinois and any additional service centers operated by TRS or any agent of TRS from time to time. TRS agrees to provide prompt notice to the Trustee of any additional Payment Service Centers.

                  "Pay Out Event" shall have, with respect to each Series, the meaning specified in Section 9.01.

                  "Permitted Activities" means the primary activities of the Trust, which are:

                  (a) holding Receivables transferred from the Transferors and the other assets of the Trust, including passive derivative financial instruments that pertain to beneficial interests issued or sold to parties other than the Transferors, their Affiliates or their agents;

                  (b) issuing Certificates and other interests in the Trust Property;

                  (c) receiving Collections and making payments on such Certificates and interests in accordance with the terms of this Agreement and any Supplement; and

                  (d) engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities cannot be contrary to the status of the Trust as a qualified special purpose entity under existing accounting literature.

                  "Person" shall mean any person or entity, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity of similar nature.

                  "Principal Collections" shall mean Collections other than Yield Collections.

                  "Principal Funding Account" with respect to any Series, shall have the meaning specified in the applicable Supplement.

                  "Principal Funding Account" shall have, with respect to each Series, the meaning, if any, specified in the applicable Supplement.

                  "Principal Shortfalls" shall mean, with respect to a Distribution Date, the aggregate amount for all outstanding Series which the related Supplements specify are "Principal Shortfalls" for such Distribution Date.

                  "Principal Terms" shall have the meaning, with respect to any Series issued pursuant to an Exchange, specified in Section 6.09.

                  "Privileged Assets Applied Dilution Factor" for a Due Period shall mean the percentage equal to (i) the highest Privileged Assets Monthly Dilution Rate for the rolling 12 month period ending with the calendar month in which the last day of such Due Period occurs plus (ii) the product of the Standard Deviation Factor and 3. The Standard Deviation Factor shall mean the square root of the result of (a) the sum of the square of the differences between the Privileged Assets Monthly Dilution Rate for each month occurring in such 12 month period and the average Privileged Assets Monthly Dilution Rate for such 12 month period divided by (b) 12.

                  "Privileged Assets Billed Amounts" shall mean amounts billed under the Privileged Assets Program to Cardmembers enrolled in such Program.

                  "Privileged Assets Calculated Amount" shall mean, for a Due Period, the product of (i) one minus the Yield Factor, (ii) the Estimated Trust Privileged Assets Billed Amounts for the calendar month in which the last day of the preceding Due Period occurs and (iii) the Privileged Assets Applied Dilution Factor for such preceding Due Period.

                  "Privileged Assets Monthly Dilution Rate" for a calendar month shall mean one minus the Privileged Assets Monthly Payment Rate for such month; provided, that for this purpose the Privileged Assets Monthly Payment Rate shall be capped at 100%.

                  "Privileged Assets Monthly Payment Rate" for a calendar month shall be calculated by dividing the total remittances received under the entire Privileged Assets Program during such calendar month by the total Privileged Assets Billed Amounts for the prior month.

                  "Privileged Assets Program" shall mean the program offered by an Account Originator in conjunction with one or more of its affiliated insurance subsidiaries, currently called "Privileged Assets", pursuant to which Cardmembers who enter into an annuity contract with the insurance affiliate can choose a monthly contribution amount, which amount is billed to their American Express(R) Card, American Express(R) Gold Card or Platinum Card(R) Accounts. Payment of such billed contribution amounts is voluntary.

                  "Rapid Amortization Period" with respect to any Series, shall have the meaning specified in the applicable Supplement.

                  "Rating Agency" shall mean, with respect to any Series, each statistical rating agency or agencies selected by the Transferors to rate the Investor Certificates of such Series.

                  "Receivable" shall mean any amount owing by the Obligor under an Account (including Defaulted Accounts), including any Related Account or Additional Account, from time to time (including, without limitation, amounts owing for the payment of merchandise and services and Annual Membership Fees) and the administrative fees and charges described on Schedule 3 hereto). In calculating the aggregate amount of Receivables on any day, the amount of Receivables shall be reduced by the aggregate amount of credit balances, and other adjustments stated in Section 3.08 hereof, in the Accounts on such day. Any Receivables which the Transferor is unable to transfer as provided in subsection 2.05(d) shall not be included in calculating the aggregate amount of Receivables. For purposes of the computer file or microfiche list to be delivered to the Trustee pursuant to Section 2.01 and 2.06, for purposes of
Schedule 1 to this Agreement and Schedule 1 to each Assignment of Receivables in Additional Accounts in the form of Exhibit B to this Agreement and for purposes of calculating the amount of the Receivables on any day, including without limitation, in the reports to be delivered pursuant to Section 3.04(c), to calculate the amount of Receivables transferred to the Trust and for purposes of any calculation using the term "Receivables", the Privileged Assets Billed Amounts may be treated in the same manner as Receivables and included in all such calculations and reports, subject to the requirements provided in the definition of "Trust Principal Component" and Section 2.07(c). Privileged Assets Billed Amounts shall not constitute Receivables but shall be treated as aforesaid, and the Transferor and Servicer representations and warranties shall not apply to the Privileged Assets Billed Amounts. Receivables in a Defaulted Account will cease to be included as Receivables at such time as they are sold as part of the Servicer's collection efforts.

                  "Receivable Purchase Agreement" shall mean (i) the receivable purchase agreement, dated as of June 30, 1992, between RFC, as purchaser, and TRS, as seller, and (ii) any other receivable purchase agreement substantially in the form of such agreement that may be entered into by RFC, Centurion, FSB or any other Transferor and an Account Originator in the future, pursuant to which RFC, Centurion, FSB or such other Transferor will acquire from such Account Originator Receivables for transfer, directly or indirectly, to the Trust, in each case as the same may be amended, supplemented or otherwise modified from time to time; provided that the Transferors shall have received written confirmation from Standard & Poor's that such other receivable purchase agreement shall not cause the downgrade or withdrawal of any rating assigned to any outstanding Series by Standard & Poor's.

                  "Record Date" shall mean, unless otherwise specified with respect to a Series in the applicable Supplement, with respect to any Distribution Date, the last Business Day of the immediately preceding calendar month.

                  "Recoveries" shall mean all amounts received with respect to Receivables in Defaulted Accounts, net of expenses allocable thereto, including the net proceeds of any sale of such Receivables.

                  "Related Account" shall have the meaning specified for such term contained in the definition of the term "Account" herein.

                  "Relevant UCC State" shall mean all jurisdictions where UCC filing is required to perfect and maintain the security interest of the Trustee.

                  "Remittance Banks" shall mean the institutions holding accounts into which TRS shall deposit payments received through the Payment Service Centers from Cardmembers in respect of Accounts.

                  "Removal Date" shall mean the date on which the Receivables in certain designated Removed Accounts will be reassigned by the Trustee to a Transferor.

                  "Removal Notice Date" shall mean the tenth Business Day prior to a Removal Date.

                  "Removed Accounts" shall have the meaning set forth in Section 2.07.

                  "Removed PA Accounts" means the Accounts that are designated for deletion and removal on the PA Removal Date pursuant to subsection 2.07(c)

                  "Repurchase Terms" shall mean, with respect to any Series issued pursuant to an Exchange, the terms and conditions under which the Transferors may repurchase such Series of Certificates pursuant to Section 12.02.

                  "Requirements of Law" for any Person shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

                  "Responsible Officer" shall mean any officer of the Trustee assigned by it to administer its corporate trust matters.

                  "Revolving Period" shall mean, with respect to each Series, the period from and including the date of initial issuance of the Investor Certificates of such Series to, but not including, the day on which an Amortization Period or an Accumulation Period for such Series commences.

                  "RFC" shall mean American Express Receivables Financing Corporation, a Delaware corporation, and its successors.

                  "Selection Date" shall mean, for each Account, other than Additional Accounts, the close of business on the cycle billing date for such Account occurring in the monthly period beginning on the close of business on March 1, 1992 and ending at the close of business on March 31, 1992.

                  "Series" shall mean any Series of Investor Certificates, each as designated in the applicable Supplement.

                  "Series Factor" shall mean, unless any Series is issued in more than one class as stated in any related Supplement with respect to any Series and any Due Period, a number carried out to eight decimals (and rounded to seven decimals) representing the ratio of the applicable Invested Amount as of the end of the last day of the preceding Due Period to the applicable Initial Invested Amount.

                  "Servicer" shall mean initially TRS and thereafter any Person appointed as successor as herein provided to service the Receivables.

                  "Servicer Default" shall have the meaning specified in Section 10.01.

                  "Service Transfer" shall have the meaning specified in Section 10.01.

                  "Servicing Fee Percentage" shall mean, with respect to any Series, the percentage specified in the applicable Supplement.

                  "Servicing Officer" shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

                  "Special Funding Account" shall have the meaning set forth in
Section 4.01.

                  "Standard & Poor's" shall mean Standard & Poor's, a division of the McGraw-Hill Company, or any successor thereto.

                  "Stated Series Termination Date" shall mean, with respect to any Series, the date stated in the applicable Supplement as the termination date for such Series.

                  "Successor Servicer" shall have the meaning specified in
Section 10.02.

                  "Supplement" shall mean, with respect to any Series, a supplement to this Agreement complying with the terms of Section 6.09, executed in conjunction with any issuance of any Series.

                  "Termination Notice" shall have, with respect to any Series, the meaning specified in Section 10.01.

                  "Transferee's Certificate" shall have the meaning set forth in
Section 7.05.

                  "Transfer Agent and Registrar" shall have the meaning specified in Section 6.03 and shall initially be the Trustee.

                  "Transferor Amount" shall mean, on any date of determination, the Trust Principal Component at the end of the day immediately prior to such date of determination, minus the Aggregate Invested Amount at the end of such day and plus the principal amount on deposit in the Special Funding Account and in any principal funding account at the end of such day.

                  "Transferor Interest" shall have the meaning specified in
Section 4.01(a).

                  "Transferor Percentage" shall mean, on any date of determination, when used with respect to Principal Collections, Yield Collections and Receivables in Defaulted Accounts or otherwise, one hundred percent minus the sum for all Outstanding Series of the Invested Percentages calculated on such date with respect to such categories of Receivables as calculated by the Servicer.

                  "Transferor" shall mean any of RFC, Centurion Bank or FSB, in each case, as a transferor of Receivables. References to "each Transferor" shall refer to each entity mentioned in the preceding sentence and, whenever the context may so require, references to "the Transferor" shall refer, collectively, to all of such entities.

                  "TRS" shall mean American Express Travel Related Services Company, Inc., a New York corporation, and its successors and assigns.

                  "Trust" shall mean the trust heretofore created and continued by this Agreement, the corpus of which shall consist of the Trust Property.

                  "Trust Average Monthly Payment Rate" for a Due Period means Collections on Receivables, excluding Recoveries for such Due period, divided by the aggregate amount of billed Receivables as of the beginning of such Due Period.

                  "Trustee" shall mean the institution executing this Agreement as trustee, or its successor in interest, or any successor trustee appointed as herein provided.

                  "Trust Principal Component" shall mean, for any Due Period, the product of the aggregate amount of Receivables at the end of the prior Due Period and one minus the Yield Factor or, for any other date of determination, the product of the aggregate amount of Receivables as of the date so specified in this Agreement and one minus the Yield Factor; provided, however, that there shall be subtracted from each such product the Privileged Assets Calculated Amount for the prior Due Period for the purpose of calculating (A) the Transferor Amount as a percentage of the Trust Principal Component pursuant to
Section 2.06(a)(1), (B) the Trust Principal Component pursuant to Section 2.06(a)(2), (C) the Transferor Amount as a percentage of the Trust Principal Component pursuant to Section 2.07(a) and 2.07(b)(iii), (D) the Trust Principal Component and the Transferor Amount as a percentage of the Trust Principal Component pursuant to Section 2.07(c), (E) the Transferor Amount as a percentage of the Trust Principal Component pursuant to the fourth sentence of Section 3.08(a), (F) the Transferor Amount as a percentage of the Trust Principal Component pursuant to Section 4.01(f), (G) the Trust Principal Component pursuant to Section 6.09(b), (H) the Transferor Amount as a percentage of the Trust Principal Component pursuant to Section 9.01(d) and (I) any amount for any other purpose with respect to a Series as specified in the related Supplement.

                  "Trust Property" shall have the meaning specified in Section 2.01.

                  "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

                  "Undistributed Principal Collections" shall have the meaning specified in subsection 4.01(f).

                  "Undivided Interest" shall mean the undivided interest of any Certificateholder in the Trust.

                  "Yield Collections" shall mean an amount equal to Collections received with respect to each Account multiplied by the Yield Factor.

                  "Yield Factor" shall mean, initially, 3.0% and thereafter such amount as is determined pursuant to subsection 2.05(g).

         Section 1.02 Other Definitional Provisions.

                  (a) All terms defined in any Supplement or this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions of all terms defined herein shall include the singular as well as the plural form of such terms and the masculine of such terms as well as the feminine and neuter genders of such terms.

                  (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in
Section 1.01, and accounting terms partly defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles on the date of determination. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.

                  (c) The agreements and representations and warranties of RFC, Centurion Bank, FSB and TRS in this Agreement in each of their respective capacities as Transferor and Servicer, shall be deemed to be the agreements, representations and warranties of RFC, Centurion Bank, FSB and TRS solely in each such capacity for so long as RFC, Centurion Bank, FSB and TRS shall act in each such capacity under this Agreement.

                  (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to any Supplement or this Agreement as a whole and not to any particular provision of such Supplement or this Agreement, as the case may be; Section, subsection, Schedule and Exhibit references contained in this Agreement or any Supplement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement or any Supplement unless otherwise specified; and the word "including" means including without limitation.

                               [END OF ARTICLE I]

                                   ARTICLE II

                             APPOINTMENT OF TRUSTEE;
                            CONVEYANCE OF RECEIVABLES
                            ISSUANCE OF CERTIFICATES

         Section 2.01 Appointment of Trustee; Conveyance of Receivables. (a) The Transferors have appointed and authorized The Bank of New York to act as Trustee as provided herein and to exercise such powers under this Agreement as are delegated to the Trustee by the terms hereof together with all such powers as are reasonably incidental thereto. The Trustee has agreed to act, and has acted, as the Trustee under the Original Pooling Agreement, and the Trustee hereby agrees to act as Trustee under this Agreement. The Trustee further agrees to exercise such powers and perform such functions on behalf of the Certificateholders from time to time as are specifically delegated to the Trustee by the terms hereof.

                  (b) Each Transferor does hereby transfer, assign, set over, and otherwise convey to the Trustee, for the benefit of the Certificateholders, without recourse, all of its right, title and interest in and to the Receivables, now existing and hereafter created, all monies due or to become due with respect thereto (including Recoveries) on and after the Cut-Off Date, and all proceeds of such Receivables. Each Transferor does hereby further transfer, assign, set over and otherwise convey to the Trustee, all of its rights, remedies, powers, privileges and claims under or with respect to any related Receivable Purchase Agreement (whether arising pursuant to the terms of such Receivable Purchase Agreement or otherwise). Such property, together with all monies as are from time to time deposited in the Collection Account, the Special Funding Account and any other account or accounts maintained for the benefit of the Certificateholders and all monies as are from time to time available under any Enhancement for any Series for payment to Certificateholders shall constitute the property of the Trust (the "Trust Property"). The foregoing transfers, assignments, set-overs and conveyances do not constitute and are not intended to result in a creation or an assumption by the Trust, the Trustee or any Certificateholder of any obligation of the Servicer, any Transferor or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto including, without limitation, any obligation to any Obligors, merchant service establishments or insurers.

                  In connection with such transfer, each Transferor agrees to record and file, at its own expense, financing statements (and amendments thereto when applicable) with respect to the Trust Property conveyed by such Transferor meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the transfer, assignment, set-over or other conveyance of its interest in such Trust Property to the Trustee, and to deliver a file-stamped copy of such financing statement or amendment or other evidence of such filing to the Trustee on or prior to the Closing Date.

                  In connection with such transfer, assignment, set-over or other conveyance, the Servicer agrees, on behalf of the Transferors, at its own expense, to indicate clearly and unambiguously in its computer files that the Receivables created in connection with the Accounts have been transferred to the Trustee pursuant to this Agreement for the benefit of the Certificateholders by including in the securitization field of such computer files the code "A", "D", "E" or "Q" or any other related code designations specified at the dates of their designation as "Accounts" and, in the case of Additional Accounts, a similar code designation that shall be specified in the Assignment related thereto. On behalf of the Transferors, the Servicer further agrees to deliver to the Trustee (a) a computer file or microfiche list containing a true and complete list of all such Accounts, identified by account number and by Receivables balance as of the Cut-Off Date or the applicable Additional Account Cut-Off Date and (b) within twenty Business Days of any request by the Trustee, a new computer file or microfiche list containing a true and complete list of all Accounts identified as described in the preceding clause (a). Such files or lists shall be marked as Schedule 1 to this Agreement, delivered to the Trustee as confidential and proprietary, and are hereby incorporated into and made a part of this Agreement. The Servicer agrees, on behalf of the Transferors, at its own expense, by the end of the Due Period in which any Related Accounts have been originated to indicate clearly and unambiguously in its computer files that the Receivables created in connection with the Related Accounts have been transferred to the Trustee pursuant to this Agreement for the benefit of the Certificateholders.

                  Each Transferor hereby grants to the Trustee a first priority perfected security interest in all of such Transferor's right, title and interest in and to the Receivables, now existing and hereafter created, all monies due or to become due with respect thereto on and after the Cut-Off Date applicable to the Receivables conveyed to the Trustee by such Transferor (including Recoveries), all proceeds of such Receivables, such funds as are from time to time deposited in the Collection Account, the Special Funding Account and any other account or accounts maintained for the benefit of Certificateholders, and the benefits of any Enhancement for any Series for payment to Certificateholders. Each Transferor does hereby further grant to the Trustee a first priority perfected security interest in all of such Transferor's rights, remedies, powers, privileges and claims under or with respect to any related Receivable Purchase Agreement (whether arising pursuant to the terms of such Receivable Purchase Agreement or otherwise). This Agreement shall constitute a security agreement under applicable law.

                  Pursuant to the request of the Transferors, the Trustee has caused Certificates in authorized denominations evidencing the entire interest in the Trust to be duly authenticated and delivered to or upon the order of the Transferor pursuant to Section 6.02.

         Section 2.02 Acceptance by Trustee. (a) The Trustee hereby acknowledges its acceptance, to the extent validly transferred, assigned, set over or otherwise conveyed to the Trustee as provided in subsection 2.01(b) hereof, on behalf of the Trust, of all right, title and interest previously held by each Transferor in and to the Receivables, now existing and hereafter created, all monies due or to become due with respect thereto on and after the Cut-Off Date applicable to the Receivables conveyed to the Trustee by such Transferor (including Recoveries), all proceeds of such Receivables, such funds as are from time to time deposited in the Collection Account, the Special Funding Account, and any other account or accounts maintained for the benefit of Certificateholders, and benefits of any Enhancement for any Series and declares that it shall hold such right, title and interest, upon the trust herein set forth, and subject to the terms hereof for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Servicer delivered to the Trustee, on behalf of the Transferors, the computer files or microfiche lists represented by the Servicer to be the computer files or microfiche lists described in the fourth paragraph of Section 2.01.

                  (b) The Trustee hereby agrees not to disclose to any Person (including any Certificateholder or Certificate Owner) any of the account numbers or other information contained in the computer files or microfiche lists delivered to the Trustee by the Servicer on behalf of the Transferors pursuant to Sections 2.01 and 2.06, except as is required in connection with the performance of its duties hereunder or in enforcing the rights of the Certificateholders or to a successor Servicer appointed pursuant to Sections
8.05 or 10.02 or a successor Trustee appointed pursuant to Section 11.08. The Trustee agrees to take such measures as shall be reasonably requested by the Transferors to protect and maintain the security and confidentiality of such information, and, in connection therewith, shall allow the Transferor or the Servicer on behalf of the Transferor to inspect the Trustee's security and confidentiality arrangements from time to time during normal business hours. The Trustee shall provide the Transferors with written notice five Business Days prior to any disclosure pursuant to this subsection 2.02(b).

                  (c) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

         Section 2.03 Representations and Warranties. Except as otherwise provided below, each Transferor hereby severally represents and warrants to the Trustee, on behalf of the Trust, with respect to any Series of Certificates, as of the date of any Supplement and the related Closing Date (but only if it was a Transferor on such date), unless otherwise stated in such Supplement that:

                  (i) Organization and Good Standing. Such Transferor is a corporation or federal savings bank duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement, any Supplement and each Receivable Purchase Agreement (if any) to which it is a party and to execute and deliver to the Trustee the Certificates pursuant hereto.

                  (ii) Due Qualification. Such Transferor is duly qualified to do business and is in good standing as a foreign corporation, and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the conduct of its business or render any Receivable unenforceable; provided, however, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Trustee would have to obtain to do business in any state in which the Trustee seeks to enforce any Receivable.

                  (iii) Due Authorization. The execution and delivery by such Transferor of this Agreement, any Supplement and each Receivable Purchase Agreement (if any) to which such Transferor is a party and the execution and delivery to the Trustee of the Certificates and the consummation by such Transferor of the transactions provided for in this Agreement, any Supplement and each such Receivable Purchase Agreement have been duly authorized by such Transferor by all necessary corporate action on the part of such Transferor.

                  (iv) No Violation. The execution and delivery by such Transferor of this Agreement, any Supplement, each Receivable Purchase Agreement (if any) to which such Transferor is a party and the Certificates, the performance by such Transferor of the transactions contemplated by this Agreement, any Supplement and each such Receivable Purchase Agreement and the fulfillment by such Transferor of the terms hereof will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any Requirement of Law applicable to such Transferor or any material indenture, contract, agreement, mortgage, deed of trust, or other instrument to which such Transferor is a party or by which it or any of its properties are bound.

                  (v) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of such Transferor, threatened against such Transferor, before any court, regulatory body, administrative agency, arbitrator or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, any Supplement, each Receivable Purchase Agreement (if any) to which such Transferor is a party or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, any Supplement, each such Receivable Purchase Agreement or the Certificates, (iii) seeking any determination or ruling that, in the reasonable judgment of such Transferor, would materially and adversely affect the performance by such Transferor of its obligations under this Agreement, any Supplement or each such Receivable Purchase Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, any Supplement, each such Receivable Purchase Agreement or the Certificates or (v) seeking to affect adversely the Federal or State of New York income tax attributes of the Trust.

                  (vi) Eligibility of Accounts. As of the Selection Date (or, with respect to Additional Accounts, as of the applicable Additional Account Selection Date) applicable to each Account as to which Receivables thereunder have been transferred by such Transferor, such Account was an Eligible Account.

                  (vii) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required to be obtained on or prior to the date as of which this representation is being made by such Transferor in connection with the execution and delivery of this Agreement, any Supplement, each Receivable Purchase Agreement (if any) to which such Transferor is a party and the Certificates, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof, have been obtained.

                  (viii) Amount of Receivables; Computer File. The computer files or microfiche lists delivered pursuant to Section 2.01 hereof, at the time of their delivery, were complete and accurately reflected the information regarding the Receivables under the Accounts in all material respects.

                  The representations and warranties set forth in this Section
2.03 shall survive the transfer and assignment of the Receivables to the Trust, and termination of the rights and obligations of the Servicer pursuant to
Section 10.01. Upon discovery by any of the Transferors, the Servicer or the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

         Section 2.04 Representations and Warranties of the Transferors Relating to the Agreement and any Supplement and the Receivables.

                  (a) Binding Obligation; Valid Transfer And Assignment. Each Transferor hereby severally represents and warrants to the Trustee, on behalf of the Trust, with respect to any Series of Certificates, as of the date of any Supplement and the related Closing Date, unless otherwise stated in such Supplement that:

                  (i) Each of this Agreement, any Supplement and each Receivable Purchase Agreement (if any) to which such Transferor is a party, constitutes a legal, valid and binding obligation of such Transferor, enforceable against such Transferor, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                  (ii) This Agreement constitutes either (A) a valid transfer and assignment to the Trust of all right, title and interest of such Transferor in and to the Receivables now existing and hereafter created, all monies due or to become due with respect thereto on and after the Cut-Off Date applicable to the Receivables conveyed by such Transferor to the Trust, Recoveries, and all proceeds (as defined in the UCC as in effect in the Relevant UCC State) of such Receivables, such funds as are from time to time deposited in the Collection Account, Special Funding Account and any other account or accounts maintained for the benefit of Certificateholders and the benefits of any Enhancement, and such Receivables and all proceeds thereof will be held by the Trust free and clear of any Lien of any Person claiming through or under such Transferor or any of its Affiliates except for
         (x) Liens permitted under subsection 2.05(b), (y) the interest of such Transferor as a holder of the Exchangeable Transferor Certificate and
         (z) any right of the holder of the Exchangeable Transferor Certificate to receive interest accruing on, and investment earnings with respect to, the Collection Account or any other account or accounts maintained for the benefit of Certificateholders as provided in this Agreement and any Supplement or (B) a grant of a security interest (as defined in the UCC as in effect in the Relevant UCC State) in such property to the Trustee on behalf of the Trust, which is enforceable with respect to existing Receivables (other than Receivables in Additional Accounts) and the proceeds thereof to the extent set forth in the UCC in effect in the Relevant UCC State upon execution and delivery of this Agreement, and which will be enforceable with respect to such Receivables thereafter created, and the proceeds thereof to such extent, upon such creation. If this Agreement constitutes the grant of a security interest to the Trust in such property, upon the filing of the applicable financing statements and in the case of the Receivables hereafter created and proceeds thereof upon such creation, the Trust shall have a first priority perfected security interest in such property to the extent set forth in the UCC in effect in the Relevant UCC State relating to such Receivables, except for Liens permitted under subsection 2.05(b) hereunder. Neither such Transferor nor any Person claiming through or under such Transferor shall have any claim to or interest in the Collection Account or any other account or accounts maintained for the benefit of Certificateholders, except for any right of the Transferors to receive interest accruing on, and investment earnings with respect to, any such account as provided in this Agreement and any Supplement and, if this Agreement constitutes the grant of a security interest in such property, except for the interest of such Transferor in such property as a debtor for purposes of the UCC as in effect in the Relevant UCC State. Each Receivable Purchase Agreement constitutes a transfer to the related Transferor of all right, title and interest of the related Account Originator in and to the Receivables purported to be sold thereunder, whether then existing or thereafter created in the applicable Accounts and the proceeds thereof.

                  (b) Eligibility of Receivables. Each Transferor hereby severally represents and warrants to the Trustee, on behalf of the Trust, as of the Cut-Off Date or Additional Account Cut-Off Date applicable to the Receivables conveyed by such Transferor to the Trustee and on each Additional Account Cut-Off Date applicable to Receivables to be conveyed by it to the Trustee that (i) each such Receivable then existing is an Eligible Receivable,
(ii) all material information with respect to the Accounts and Receivables provided to the Trustee by such Transferor was true and correct in all material respects as of the Selection Date or the related Additional Account Selection Date, (iii) each Receivable then existing has been conveyed to the Trust free and clear of any Lien of any Person claiming through or under such Transferor or any of its Affiliates (other than Liens permitted under subsection 2.05(b)) and in compliance, in all material respects, with all Requirements of Law applicable to such Transferor, (iv) with respect to each such Receivable then existing, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by such Transferor, in connection with the conveyance of such Receivable to the Trustee have been duly obtained, effected or given and are in full force and effect, (v) as of the Initial Closing Date, and, as of the applicable Additional Account Cut-Off Date with respect to Additional Accounts,
Schedule 1 to this Agreement is and will be an accurate and complete listing of all the Accounts in all material respects as of such Initial Closing Date or applicable Additional Account Cut-Off Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is and will be true and correct in all material respects as of such Initial Closing Date or Additional Account Cut-Off Date and (vi) no selection procedure believed by such Transferor to be adverse to the interests of the Investor Certificateholders have been used in selecting the initial Accounts. On each day on which any new Receivable is created, such Transferor shall be deemed to represent and warrant to the Trust that (A) each Receivable created on such day is an Eligible Receivable, (B) each Receivable created on such day has been conveyed to the Trust in compliance, in all material respects, with all Requirements of Law applicable to such Transferor,
(C) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by such Transferor, in connection with the conveyance of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect and (D) the representations and warranties set forth in subsection 2.04(a) are true and correct with respect to each Receivable created on such day as if made on such day.

                  (c) Notice of Breach. The representations and warranties set forth in this Section 2.04 shall survive the transfer and assignment of the Receivables to the Trust and the termination of the rights and obligations of the Servicer pursuant to Section 10.01. Upon discovery by a Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties set forth in this Section 2.04, the party discovering such breach shall give prompt written notice to the others.

                  (d) Transfer of Ineligible Receivables.

                  (i) Automatic Removal. In the event of a breach with respect to a Receivable of any of the representations and warranties set forth in subsection 2.04(b)(iii) or in the event that a Receivable is not an Eligible Receivable as a result of the failure to satisfy the conditions set forth in clause (iv) of the definition of an Eligible Receivable, and either of the following two conditions is met:

                  (A) the Lien upon the subject Receivable (1) ranks prior to the Lien created pursuant to this Agreement, (2) arises in favor of the United States of America or any state or any agency or instrumentality thereof or involves taxes or liens arising under Title IV of the Employee Retirement Income Security Act of 1974, or (3) has been consented to by TRS or by a Transferor; or

                  (B) the Lien on the subject Receivable is not of the types described in clause (A) above, and as a result of such breach or event such Receivable becomes a Receivable in a Defaulted Account, or the related Transferor's or the Trust's rights in, to or under such Receivable or its proceeds are materially impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien except Liens permitted pursuant to subsection 2.05(b);

then, upon the earlier to occur of the discovery of such breach or event by such Transferor or the Servicer or receipt by the Transferors or the Servicer of written notice of such breach or event given by the Trustee, each such Receivable or, at the option of such Transferor, all such Receivables with respect to the related Account shall be automatically removed from the Trust on the terms and conditions set forth below in subsection 2.04(d)(iii).

                  (ii) Removal after Cure Period. In the event of a breach of any of the representations and warranties set forth in subsection 2.04(b)(i), (ii), (iv) or (v) with respect to a Receivable (other than in the event that a Receivable is not an Eligible Receivable as a result of the failure to satisfy the conditions set forth in clause
         (iv) of the definition of Eligible Receivable), and as a result of such breach or event such Receivable becomes a Receivable which is not an Eligible Receivable, the Account related to such Receivable becomes a Defaulted Account or the Trust's rights in, to or under such Receivable or its proceeds are materially impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien except Liens permitted pursuant to subsection 2.05(b), then, upon the expiration of 60 days or any longer period agreed upon by the Trustee (not to exceed an additional 60 days) from the earlier to occur of the discovery of any such event by the Transferors or the Servicer, or receipt by the Transferors or the Servicer of written notice of any such event given by the Trustee, each such Receivable or, at the option of the Transferors, all such Receivables with respect to the related Account, shall be removed from the Trust on the terms and conditions set forth in subsection 2.04(d)(iii); provided, however, that no such removal shall be required to be made if, on any day within such applicable period, (A) such representations and warranties with respect to such Receivable shall then be true and correct in all material respects as if such Receivable had been created on such day, and (B) such Receivable is an Eligible Receivable, the related Account is no longer a Defaulted Account as the result of the breach of such representation and warranty (including those implied by law), and the Trust's rights in, to or under such Receivable or its proceeds are no longer impaired as the result of the breach of such representation and warranty, and the proceeds of such Receivable have become available to the Trust free and clear of all Liens resulting in the breach of such representation or warranty, as applicable.

                  (iii) Removal Terms and Conditions. When required or permitted with respect to a Receivable (an "Ineligible Receivable") by the provisions of subsection 2.04(d)(i) or subsection 2.04(d)(ii) above, the Transferors shall remit to the Servicer, for deposit into the Special Funding Account, the balance of such Receivable within two Business Days of the date on which such Receivable became an Ineligible Receivable. Any such deposit into the Special Funding Account in connection with the reassignment of an Ineligible Receivable shall be considered a payment in full of the Ineligible Receivable and such deposit shall be applied in accordance with the provisions of Article
         IV. Upon the reassignment to the Transferors of an Ineligible Receivable, the Trust shall, without further action be deemed to transfer, assign, set-over and otherwise convey to the Transferors, without recourse, representation or warranty (including those implied by law), all the right, title and interest of the Trust in and to such Ineligible Receivable, all monies due or to become due with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Transferors to effect the conveyance of such Ineligible Receivable pursuant to this subsection and as shall be specified in an Opinion of Counsel delivered to the Trustee to the effect that such documents and instruments comply herewith. In the event that on any day within 60 days, or any longer period agreed upon by the Trustee (not to exceed an additional 60 days), of the date on which the removal of Receivables which are not Eligible Receivables from the Trust pursuant to this Section is effected, (A) the applicable representations and warranties with respect to such Receivable shall be true and correct in all material respects on such date and (B) the Receivable is an Eligible Receivable, the Account corresponding to the Receivable is no longer a Defaulted Account and the Trust's rights in, to or under such Receivable or its proceeds are no longer impaired as a result of the breach of such representation or warranty and the proceeds of such Receivable are available to the Trust free and clear of all Liens resulting in the breach of such representation and warranty, or (C) a Transferor has cured the breach of the representation or warranty, as applicable, the Transferors may, but shall not be required to, direct the Servicer to include such Receivable in the Trust. Upon reinclusion of a Receivable in the Trust pursuant to this subsection, the Transferors shall have been deemed to have made the applicable representations and warranties in subsection 2.04(b) as of the date of such addition, as if the Receivable had been created on such date, and shall execute all such necessary documents and instruments of transfer or assignment and take such other actions as shall be necessary to effect and perfect the reconveyance of such Receivable to the Trust. The obligation of the Transferors set forth in this subsection shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced subsections with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders.

                  Notwithstanding any other provision of this subsection 2.04(d), a reassignment of an Ineligible Receivable shall not occur if the Transferors fail to make the deposit required by this subsection 2.04(d) with respect to such Ineligible Receivable.

                  (iv) No Impairment. For the purposes of subsections 2.04(d)(i) and 2.04(d)(ii) above, proceeds of a Receivable shall not be deemed to be impaired hereunder solely because such proceeds are held by the Servicer for more than the applicable period under the UCC as in effect in the Relevant UCC State.

                  (e) Reassignment of Trust Portfolio. In the event of (1) a breach of any of the representations or warranties set forth in subsection 2.03(i) or 2.04(a) or (2) a material amount of Receivables are not Eligible Receivables, and in either case such event has a material adverse effect on Investor Certificateholders, either the Trustee or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Invested Amount, by notice then given in writing to the Transferors (and to the Trustee and the Servicer, if given by the Investor Certificateholders), may direct the Transferors to accept reassignment of all Receivables within 60 days of such notice, or within such longer period as may be specified in such notice (not to exceed an additional 60 days) and the Transferors shall be obligated to accept such reassignment on a Distribution Date specified by the Transferors occurring within such applicable period on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made if, on the Business Day prior to such Distribution Date the representations and warranties contained in subsection 2.03(i) and 2.04(a) shall then be true and correct in all material respects, or there shall no longer be a material amount of Receivables which are not Eligible Receivables, as the case may be. The Transferors shall deposit on the Business Day prior to the Distribution Date (in immediately available funds) an amount equal to the reassignment deposit amount for such Receivables in the Collection Account for distribution to the Investor Certificateholders pursuant to Section
12.03. The deposit amount for such reassignment shall be equal to the Aggregate Invested Amount on the Record Date related to the applicable Distribution Date on which such deposit is made (less the aggregate principal amount on deposit in any principal funding account) plus an amount equal to all accrued but unpaid interest on the Certificates of all Series at the applicable certificate rates through the end of the interest accrual periods of such Series. Payment of the reassignment deposit amount and all other amounts in the Collection Account in respect of the preceding Due Period shall be considered a prepayment in full of all such Receivables. On the Distribution Date with respect to which such amount has been deposited in full into the Collection Account, the Receivables and all monies due or to become due with respect thereto and all proceeds relating thereto shall be released to the Transferors and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be reasonably requested by the Transferors to vest in the Transferors or their designees or assignees, all right, title and interest of the Trust in and to the Receivables, all monies due or to become due with respect thereto and all proceeds thereof and as shall be specified in an Opinion of Counsel delivered to the Trustee to the effect that such documents and instruments comply herewith. If the Trustee or the Investor Certificateholders give a notice directing the Transferors to accept reassignment as provided herein, the obligation of the Transferors to accept reassignment of the Receivables pursuant to this subsection 2.04(e) shall constitute the sole remedy respecting a breach of the representations and warranties contained in subsection 2.03(i) or 2.04(a) or there being a material amount of Receivables which are not Eligible Receivables available to the Investor Certificateholders or the Trustee on behalf of the Investor Certificateholders.

                  (f) Nothing contained in this Section 2.04 shall create an obligation on the part of the Trustee to verify the accuracy or continued accuracy of the representations or warranties contained in this Section 2.04. The Trustee shall have no obligation to give any notice pursuant to this Section
2.04 unless it has actual knowledge of facts which would permit the giving of such notice.

                  (g) Each Transferor hereby makes the following representations and warranties with respect to the Receivables it conveys to the Trustee. Such representations and warranties shall survive until the termination of this Agreement and each shall speak as of the date of this Agreement and, with respect to Receivables in Additional Accounts, as of the related Additional Account Closing Date. None of the following shall be waived by any of the parties to this Agreement unless each Rating Agency shall have notified the Transferors, the Servicer and the Trustee in writing that such waiver will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency.

                  (1) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in favor of the Trustee in the Receivables described in Section 2.01 of this Agreement or in
         Section 3(a) of any Assignment (the "Collateral"), which security interest is prior to all other Liens except as otherwise permitted hereunder, and is enforceable as such against creditors of and purchasers from such Transferor.

                  (2) The Collateral constitutes "accounts" or "general intangibles" within the meaning of the applicable UCC.

                  (3) At the time of its transfer of any Receivable to the Trustee pursuant to this Agreement or an Assignment, such Transferor owned and had good and marketable title to such Receivable free and clear of any lien, claim or encumbrance of any Person except as otherwise permitted hereunder.

                  (4) Such Transferor has caused or will have caused, within ten
         (10) days of the initial execution of this Agreement and each Assignment, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the related Collateral granted to the Trustee pursuant to this Agreement or such Assignment.

                  (5) Other than the security interest granted to the Trustee pursuant to this Agreement or an Assignment, such Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Collateral. Such Transferor has not authorized the filing of and is not aware of any financing statements against such Transferor that include a description of the Collateral other than any financing statement relating to the security interest granted to the Trust pursuant to this Agreement or an Assignment or that has been terminated. Such Transferor is not aware of any judgment or tax lien filings against such Transferor.

         Section 2.05 Covenants of the Transferors. Each Transferor hereby severally covenants that:

                  (a) Receivables Not to be Evidenced by Promissory Notes or Chattel Paper. Such Transferor will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the Relevant UCC State). Each Receivable shall be payable pursuant to a contract which does not create a Lien on any goods purchased thereunder.

                  (b) Security Interests. Except for the conveyances hereunder, such Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; such Transferor will notify the Trustee of the existence of any Lien on any Receivable transferred by such Transferor immediately upon discovery thereof; and such Transferor will defend the right, title and interest of the Trust in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under such Transferor; provided, however, that nothing in this subsection 2.05(b) shall prevent or be deemed to prohibit TRS or a Transferor from suffering to exist upon any of the Receivables any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if TRS or such Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto; provided, further, that nothing in this subsection shall prohibit the Transferors from participating an interest in the Exchangeable Transferor Certificate pursuant to subsection 6.03(b) hereof.

                  (c) Account Agreements and Guidelines. Such Transferor shall cause the Account Originators to comply with and perform its obligations under the applicable Account Agreements relating to the Accounts and the Account Guidelines except insofar as any failure so to comply or perform would not materially and adversely affect the rights of the Trust or the Investor Certificateholders hereunder or under the Certificates. Subject to compliance with all Requirements of Law the failure to comply with which would have a material adverse effect on the Investor Certificateholders, an Account Originator may change the terms and provisions of its Account Agreements or its Account Guidelines in any respect (including, without limitation, the calculation of the amount, or the timing, of Charge-Offs) as follows: (a) if such Account Originator owns a comparable segment of accounts then such change shall be made applicable to such comparable segment of the accounts owned and serviced by it that have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, and (b) if such Account Originator does not own such a comparable segment, then it will not make any such change with the intent to materially benefit itself, or any Transferor over the Investor Certificateholders.

                  (d) Account Allocations. In the event that such Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.02 or an order of any court of competent jurisdiction that such Transferor not transfer any additional Receivables to the Trust) then, in any such event, (A) such Transferor agrees (except as prohibited by any such order) to allocate and pay to the Trust, after the date of such inability, all Principal Collections, and all amounts which would have constituted Principal Collections but for such Transferor's inability to transfer such Receivables (up to an aggregate amount equal to the amount of Trust Principal Component in the Trust on such date); (B) such Transferor agrees to have such amounts applied as Collections in accordance with Article IV, and
(C) for only so long as the allocation and application of all Collections and all amounts which would have constituted Collections are made in accordance with clauses (A) and (B) above, Principal Collections and all amounts which would have constituted Principal Collections but for such Transferor's inability to transfer Receivables to the Trust which are charged off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with the related Supplement, and all amounts which would have constituted Principal Collections but for such Transferor's inability to transfer Receivables to the Trust shall be deemed to be Principal Collections for the purpose of calculating the applicable Invested Percentage thereunder. If such Transferor is unable pursuant to any Requirement of Law to allocate Collections as described above, such Transferor agrees that it shall, in any such event, allocate, after the date that it becomes unable to do so, payments on each Account with respect to the balance of such Account first to the oldest receivable in such Account and to have such payments applied as Collections in accordance with Article IV.

                  (e) Delivery of Collections. In the event that such Transferor receives Collections, such Transferor agrees to pay to the Servicer all payments received by it with respect to Collections on the Receivables as soon as practicable after receipt thereof by it, but in no event later than two Business Days after the receipt by it thereof.

                  (f) Notice of Liens. Such Transferor shall notify the Trustee promptly after becoming aware of any Lien on any Receivable other than the conveyances hereunder.

                  (g) Change in Yield Factor. Provided that no Pay Out Event shall have occurred and be continuing, without notice to or the consent of Certificateholders of any Series, the Transferors may, upon ten Business Days prior written notice to the Servicer and the Trustee, require that the Yield Factor be changed from and after the close of business on the date set forth in such notice as of the effective date of such change. The Transferors may not increase the Yield Factor above 5.0%. Any such change shall be subject to the satisfaction of the following conditions:

                  (i) Such change in the Yield Factor shall not, in the reasonable belief of the Transferors cause a Pay Out Event to occur or an event which, with notice or the lapse of time or both would constitute a Pay Out Event.

                  (ii) Such change in the Yield Factor shall not cause the Yield Factor to be reduced below the initial Yield Factor.

                  (iii) The Rating Agencies shall have received ten Business Days' notice of such proposed change and the Transferors shall have received written confirmation that such proposed change shall not cause the downgrade or withdrawal of any rating assigned to any outstanding Series by Moody's (if Moody's shall then be a Rating Agency).

                  (iv) Each Transferor shall deliver to the Trustee an Officer's Certificate confirming the items set forth in paragraphs (i) through
         (iii) above and the Trustee may conclusively rely on such Officer's Certificates, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

         In the event that the Servicer is not required to make daily deposits of Collections in the Collection Account at the date of such change, the Transferors may specify either the first day of the current Due Period or the first day of the next succeeding Due Period as the effective date of such change. If the Servicer is then required to make daily deposits of Collections in the Collection Account at the time of such change, the Transferors may specify that the date upon which all of the conditions specified in this subsection 2.05(g) have been complied with is the effective date of this change.

         Section 2.06 Addition of Accounts.

                  (a) If, (1) as of the end of any two consecutive Due Periods, the Transferor Amount as a percentage of the Trust Principal Component is less than the Minimum Transferor Percentage, the Transferors shall designate additional Eligible Accounts (the "Additional Accounts") to be included as Accounts in a sufficient amount such that the Transferor Amount as a percentage of the Trust Principal Component after giving effect to such addition at least equals the Minimum Transferor Percentage, or (2) as of the end of any Due Period, the Trust Principal Component is less than the Minimum Trust Principal Component, then the Transferor shall designate Additional Accounts to be included as Accounts in a sufficient amount such that the Trust Principal Component will be equal to or greater than the Minimum Trust Principal Component. Receivables from such Additional Accounts shall be transferred to the Trust, in the case of subclause (i), on or before 15 days following the Determination Date related to the second of such Due Periods and, in the case of subclause (2), on or before 15 days following such Determination Date (the "Additional Account Closing Date").

                  (b) In addition to its obligation under subsection 2.06(a), the Transferors may, but shall not be obligated to, designate from time to time Additional Accounts to be included as Accounts.

                  (c) The Transferors agree that any such transfers of Receivables from Additional Accounts under subsection 2.06(a) or (b) shall satisfy the following conditions:

                  (i) On or before the tenth Business Day prior to the Additional Account Closing Date, the Transferors shall give the Trustee and the Servicer written notice that such Additional Accounts will be included and specifying the approximate aggregate amount of the Receivables to be transferred;

                  (ii) On or prior to the Additional Account Closing Date, the Transferors shall have delivered to the Trustee a written assignment (and the Trustee shall have accepted such assignment on behalf of the Trust for the benefit of the Investor Certificateholders and any Enhancement Provider) in substantially the form of Exhibit B (the "Assignment") and shall have clearly indicated in their respective computer files that the Receivables created in connection with the Additional Accounts have been transferred to the Trustee and the Servicer shall have delivered to the Trustee a computer file or microfiche list represented by the Servicer to contain a true and complete list of all Additional Accounts identified by account number and by Receivable balance in such Additional Accounts as of the Additional Account Cut-Off Date, which computer file or microfiche list shall be as of the date of such Assignment incorporated into and made a part of such Assignment and this Agreement;

                  (iii) The Transferors shall severally represent and warrant that (x) each Additional Account was, as of the date of its selection (the "Additional Account Selection Date"), an Eligible Account, (y) no selection procedures believed by the Transferors to be materially adverse to the interests of any Series of Investor Certificates or any Enhancement Provider were utilized in selecting the Additional Accounts from the available Eligible Accounts in each Transferor's portfolio; and (z) as of the Additional Account Closing Date, no Transferor is insolvent or will be made insolvent by the transfer of the Receivables of such Additional Accounts;

                  (iv) The Transferors shall represent and warrant, that, as of the Additional Account Closing Date, the Assignment constitutes either
         (x) a valid transfer and assignment to the Trust of all right, title and interest of the Transferors in and to the Receivables then existing and thereafter created in the Additional Accounts, all monies due or to become due with respect thereto on and after the Additional Account Cut-Off Date, Recoveries and all proceeds of such Receivables to the extent set forth in the UCC as in effect in the Relevant UCC State, and such Receivables and all proceeds thereof will be conveyed to the Trust free and clear of any Lien of any Person claiming through or under a Transferor or any of its Affiliates, except for (i) Liens permitted under subsection 2.05(b) hereunder, (ii) the interest of the holder of the Exchangeable Transferor Certificate and (iii) any right of the holder of the Exchangeable Transferor Certificate to receive interest accruing on, and investment earnings with respect to, the Collection Account and any other account or accounts maintained for the benefit of Certificateholders as provided in this Agreement and any Supplement or
         (y) a grant of a security interest (as defined in the UCC as in effect in the Relevant UCC State) in such property to the Trustee on behalf of the Trust, which is enforceable with respect to then existing Receivables of the Additional Accounts, and the proceeds thereof to the extent set forth in the UCC as in effect in the Relevant UCC State upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts, and the proceeds (to the extent set forth in the UCC as in effect in the Relevant UCC State) thereof upon such creation; and (z) if the Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of financing statements as described in Section 2.01 with respect to such Additional Accounts and in the case of such Receivables of Additional Accounts thereafter created and the proceeds thereof to the extent set forth in the UCC in effect in the Relevant UCC State, upon such creation, the Trust shall have a first priority perfected security interest in such property, except for Liens permitted under subsection 2.05(b) hereunder;

                  (v) Each Transferor shall deliver to the Trustee (with a copy to the Rating Agencies) an Officer's Certificate confirming the items set forth in paragraphs (ii), (iii) and (iv) above and (vii) below and the Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying;

                  (vi) The Transferors shall deliver to the Trustee and each Rating Agency an Opinion of Counsel with respect to the Receivables in the Additional Accounts substantially in the form of Part One of Exhibit G; and

                  (vii) The Rating Agencies shall have received ten (10) Business Days' notice of such proposed addition of Additional Accounts; in the event that Additional Accounts are being added pursuant to subsection 2.06(b), the Transferors shall have received written confirmation from Moody's (if Moody's shall then be a Rating Agency) that such addition would not result in a downgrade or withdrawal of its then current rating of any outstanding Series of Investor Certificates; and, in the event that the number of Additional Accounts designated with respect to any three consecutive Due Periods would exceed 15% of the number of Accounts as of the first day of the calendar year during which such Due Periods commence or the number of Additional Accounts designated during any such calendar year would exceed 20% of the number of Accounts as of the first day of such calendar year, the Transferors shall have received written confirmation from Standard & Poor's, (if Standard & Poor's shall then be a Rating Agency) that such addition would not result in a downgrade or withdrawal of its then current rating of any outstanding Series of Investor Certificates.

         Section 2.07 Removal of Accounts.

                  (a) Subject to the conditions set forth below, on each Determination Date on which the Transferor Amount as a percentage of the Trust Principal Component exceeds 20% at the end of the related Due Period, the Transferors may, but shall not be obligated to, designate, from time to time, Accounts for deletion and removal ("Removed Accounts") from the Accounts; provided, however, that the Transferors shall not make more than one such designation in any Due Period. On or before the tenth Business Day (the "Removal Notice Date") prior to the date on which the designated Removed Accounts will be reassigned by the Trustee to the Transferors (the "Removal Date"), the Transferors shall give the Trustee and the Servicer written notice that the Receivables from such Removed Accounts are to be reassigned to the Transferors.

                  (b) The Transferors shall be permitted to designate and require reassignment to them of Receivables from Removed Accounts only upon satisfaction of the following conditions:

                  (i) On or prior to the Removal Date, the Transferors shall have delivered to the Trustee for execution a written instrument of reassignment in substantially the form of Exhibit C (the "Reassignment") and a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and by the aggregate balance of the Receivables in such Removed Accounts as of the Removal Notice Date, which computer file or microfiche list shall as of the Removal Date modify and amend and be made a part of this Agreement;

                  (ii) The Transferors shall severally represent and warrant that no selection procedures believed by the Transferors to be materially adverse to the interests of any outstanding Series of Investor Certificates or any Enhancement Provider were utilized in selecting the Removed Accounts to be removed from the Trust;

                  (iii) The removal of any Receivables of any Removed Accounts on any Removal Date shall not, (a) in the reasonable belief of the Transferors, cause a Pay Out Event to occur or an event, which with notice or lapse of time or both would constitute a Pay Out Event, to occur and (b) cause the Transferor Amount as a percentage of the Trust Principal Component to be less than the Minimum Transferor Percentage on such Removal Date;

                  (iv) The Rating Agencies shall have received ten Business Days' notice of such proposed removal of Accounts and the Transferors shall have received written notice from the Rating Agencies that such removal would not result in a downgrade or withdrawal of the then current rating of any outstanding Series of the Investor Certificates; and

                  (v) Each Transferor shall have delivered to the Trustee and the Rating Agencies an Officer's Certificate confirming the items set forth in (i) through (iv) above. The Trustee may conclusively rely on such Officer's Certificates, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

                  Upon satisfaction of the above conditions, the Trustee shall execute and deliver the Reassignment to the Transferors, and the Receivables from the Removed Accounts shall no longer constitute a part of the Trust.

                  (c) The Transferors shall be required to designate Accounts for deletion and removal from the Accounts and to require the Trustee to reassign the designated Accounts to the Transferor on a Determination Date (the "PA Removal Date") no later than 120 days after the first Determination Date in which:

                  (i) Estimated Trust Privileged Assets Billed Amounts for the month in which the last day of the second preceding Due Period occurs exceed 1% of Trust Principal Component for the Due Period immediately preceding such Determination Date, unless the Transferor Amount as a percentage of the Trust Principal Component for such immediately preceding Due Period equals or exceeds 17%; or

                  (ii) The average of the Privileged Assets Monthly Payment Rates for the six month period ending on the last day of the second preceding Due Period does not equal at least 110% of the Trust Average Monthly Payment Rate for the Due Period immediately preceding such Determination Date, unless the Transferor Amount as a percentage of the Trust Principal Component for such immediately preceding Due Period equals or exceeds 17%.

                  The Accounts that shall be designated for deletion and removal pursuant to this Subsection 2.07(c) (the "Removed PA Accounts") shall consist of all Accounts that are enrolled in the Privileged Assets Program as of a date 60 days or less prior to the PA Removal Date; provided, that the Transferors shall not be required to designate for removal more Accounts than is necessary to reduce the Estimated Trust Privileged Assets Billed Amounts determined under
Section 2.07(c)(i) to 0.50% of the Trust Principal Component.

                  Upon satisfaction of the requirements of subsection 2.07(b)(i) with respect to the PA Removed Accounts and the delivery by the Transferors to the Trustee and the Rating Agencies of an Officer's Certificate confirming such item, the Trustee shall execute and deliver the Reassignment to the Transferors, and the Receivables from the Removed PA Accounts shall no longer constitute a part of the Trust. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

                               [END OF ARTICLE II]

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                 OF RECEIVABLES

         Section 3.01 Acceptance of Appointment and Other Matters Relating to the Servicer.

                  (a) TRS has agreed to act, and has acted, as the Servicer under the Original Pooling Agreement, and TRS hereby agrees to act as the Servicer under this Agreement. Investor Certificateholders by their acceptance of the Investor Certificates shall be deemed to consent to TRS acting as Servicer.

                  (b) The Servicer shall service and administer the Receivables and shall collect payments due under the Receivables in accordance with its customary and usual servicing procedures for servicing consumer charge card receivables comparable to the Receivables and in accordance with the applicable Account Guidelines and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to
Section 10.01, the Servicer is hereby authorized and empowered (i) to make withdrawals and payments and to instruct the Trustee to make withdrawals and payments from the Collection Account, the Special Funding Account or any other account or accounts maintained for the benefit of the Certificateholders as set forth in this Agreement and any Supplement, (ii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.01 of the Agreement to instruct the Trustee to take any action permitted or required under any Enhancement at such time as set forth in this Agreement and any Supplement (iii) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivables, (iv) to make any filings, reports, notices of applications, or registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities laws authority on behalf of the Trust as may be necessary or advisable to comply with any Federal or state securities laws or reporting requirements and (v) to delegate its servicer, collection, enforcement and administrative duties hereunder with respect to the Accounts and the Receivables to FDC or other Person who agrees to conduct such duties in accordance with the Account Guidelines; provided, however, that the Servicer shall notify each Rating Agency in writing of any significant delegation of its duties to a Person other than FDC and which is not in the ordinary course of the Servicer's business. No such delegation will relieve the Servicer of its liability and responsibility with respect to such duties. The Trustee shall promptly follow the written instructions of the Servicer to withdraw funds from the Collection Account, the Special Funding Account and any other account or accounts maintained for the benefit of Certificateholders and with regard to any Enhancement. The Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder and the Trustee shall not be held responsible for any act or omission by the Servicer in its use of such powers of attorney.

                  (c) In the event that a Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.02 or the order of any court of competent jurisdiction that such Transferor not transfer any additional Receivables to the Trust) then, in any such event, (A) the Servicer agrees to allocate, after such date, all Principal Collections, and all amounts which would have constituted Principal Collections but for such Transferor's inability to transfer such Receivables (up to an aggregate amount equal to the Trust Principal Component in the Trust as of such date) in accordance with subsection 2.05(d) and to apply such amounts as Collections in accordance with Article IV and (B) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clause (A) above, Principal Collections and all amounts which would have constituted Principal Collections but for such Transferor's inability to transfer Receivables to the Trust which are charged off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV and all amounts which would have constituted Principal Collections but for such Transferor's inability to transfer Receivables to the Trust shall be deemed to be Principal Collections for the purpose of calculating the applicable Invested Percentage thereunder; provided, that if the Servicer is unable pursuant to any Requirement of Law to allocate payments on the Accounts as described above, the Servicer agrees that it shall, in any such event, allocate, after the date that the Transferor becomes unable to do so, payments on the Accounts with respect to the receivables in such Accounts first to the oldest receivables in such Accounts.

                  (d) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other consumer charge card receivables.

                  (e) The Servicer shall maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of Receivables covering such actions with such insurers and in such amounts as the Servicer believes to be reasonable from time to time.

                  (f) The Servicer shall apply payments received by the Servicer in respect of Accounts to Receivables and to Privileged Assets Billed Amounts in accordance with the applicable guidelines provided in the authorization agreement pursuant to which Cardmembers enroll in the Privileged Assets Program or as otherwise determined by the Servicer pursuant to a Cardmember request in accordance with the Servicer's practices for the Privileged Assets Program; provided, that in no event shall payments be applied as annuity contributions under the Privileged Assets Program in priority to past due card charges.

         Section 3.02 Servicing Compensation. As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive a monthly servicing fee in respect of any Due Period (or portion thereof) prior to the termination of the Trust pursuant to Section 12.01 (the "Monthly Servicing Fee"), payable in arrears on each Distribution Date in an amount equal to the sum of, with respect to all Series then outstanding, one-twelfth of the product of the applicable Servicing Fee Percentages and the sum of an allocable portion of the Transferor Amount and the Invested Amount of each Series each as of the last day of the second preceding Due Period. The share of the Monthly Servicing Fee allocable to each Series of Investor Certificateholders with respect to any Due Period (or portion thereof) shall be equal to one-twelfth of the product of
(A) the Servicing Fee Percentage for such Series and (B) the Invested Amount of such Series (after subtracting from the Invested Amount the aggregate amount of any deposits previously made into any principal funding account) on the last day of the second preceding Due Period (or, in the case of the first Distribution Date, the Initial Invested Amount) with respect to any such Series, the "Investor Monthly Servicing Fee") and shall be paid to the Servicer pursuant to the applicable Supplement. The remainder of the Monthly Servicing Fee shall be paid by the Transferor and in no event shall the Trust, the Trustee or the Investor Certificateholders be liable for the share of the Monthly Servicing Fee to be paid by the Transferors. In the case of the first Due Period, the Monthly Servicing Fee and the Investor Monthly Servicing Fee shall accrue from the Cut-Off Date.

                  The Servicer's expenses include the amounts due to the Trustee pursuant to Section 11.05 and the reasonable fees and disbursements of independent accountants and all other expenses incurred by the Servicer in connection with its activities hereunder, and include, without limitation, all other fees and expenses of the Trust provided for in Section 8.04 hereof; provided, that the Servicer shall not be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate owners arising under any tax law, including without limitation any Federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith), except to the extent incurred as a result of the Servicer's violation of the provisions of this Agreement. The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Monthly Servicing Fee.

         Section 3.03 Representations, Warranties and Covenants of the Servicer. TRS, as initial Servicer, hereby makes, and any successor Servicer by its appointment hereunder shall make, the following representations, warranties and covenants with respect to any Series of Certificates, as of the date of the related Supplement and its Closing Date unless otherwise stated in such Supplement, on which the Trustee has relied in accepting the Receivables and the other property conveyed pursuant to Section 2.01 in trust and in authenticating the Certificates:

                  (a) Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and any Supplement.

                  (b) Due Qualification. The Servicer is duly qualified to do business and is in good standing (or is exempt from such requirements) as a foreign corporation in any state where such qualification is necessary in order to service the Receivables as required by this Agreement and any Supplement and has obtained all necessary licenses and approvals as required under Federal and state law, and if the Servicer shall be required by any Requirement of Law to so qualify or register or obtain such license or approval, then it shall do so except where the failure to obtain such license or approval does not materially affect the Servicer's ability to perform its obligations hereunder or the enforceability of any Receivable.

                  (c) Due Authorization. The execution, delivery, and performance of this Agreement and any Supplement, and the consummation of the transactions provided in this Agreement and any Supplement have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer.

                  (d) Binding Obligation. This Agreement and any Supplement constitute a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

                  (e) No Violation. The execution and delivery of this Agreement and any Supplement by the Servicer, and the performance of the transactions contemplated by this Agreement and any Supplement and the fulfillment of the terms hereof applicable to the Servicer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any Requirement of Law applicable to the Servicer or any material indenture contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound.

                  (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any Supplement, seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or any Supplement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any Supplement.

                  (g) Compliance with Requirements of Law. The Servicer shall duly satisfy its obligations in all material respects on its part to be fulfilled under or in connection with each Receivable and the corresponding Account, will maintain in effect all material qualifications required under Requirements of Law in order to service properly each Receivable and the corresponding Account and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have a material adverse effect on the Certificateholders.

                  (h) No Rescission or Cancellation. Except in connection with an Adjustment Payment pursuant to Section 3.08, the Servicer shall not permit any rescission or cancellation of any Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority.

                  (i) Protection of Rights. The Servicer shall take no action which, nor omit to take any action the omission of which, would impair the rights of the Trust in any Receivable, nor shall it reschedule, revise, waive or defer payments due on any Receivable except in accordance with the applicable Account Guidelines.

                  (j) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Servicer of this Agreement, the performance by the Servicer of the transactions contemplated by this Agreement and the fulfillment by the Servicer of the terms hereof, have been obtained, except such as are required by state securities or "Blue Sky" laws in connection with the distribution of any Series.

                  (k) Receivables Not to be Evidenced by Promissory Notes or Chattel Paper. The Servicer will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the Relevant UCC State). Each Receivable shall be payable pursuant to a contract which does not create a Lien on any merchandise purchased thereunder.

                  In the event of a breach of any of the representations and warranties set forth in subsection 3.03(g), (h), (i) or (j) with respect to a Receivable, and such breach has a material adverse effect on the Trustee's Interest in such Receivable then, upon the expiration of 60 days or any longer period agreed upon by the Trustee (not to exceed an additional 60 days) from the earlier to occur of the discovery of any such event by the Servicer, or receipt by the Servicer of written notice of any such event given by the Trustee, each such Receivable or, at the option of the Transferors, all such Receivables with respect to the related Account, shall be assigned and transferred to the Servicer upon the deposit on the Business Day preceding the Distribution Date related to the Due Period in which such assignment obligation arose by the Servicer in the Collection Account of an amount equal to the balance of any such Receivable provided, however, that if the Servicer is then required pursuant to subsection 4.01(g) to deposit funds into the Collection Account more frequently than monthly, the Servicer shall make such deposit no later than two Business Days after the obligation to accept such assignment arose. Any such deposit into the Collection Account in connection with any such assignment of a Receivable shall be considered a payment in full of such Receivable and such deposit shall be applied in accordance with the provisions of Article IV. Upon the assignment to the Servicer of such a Receivable, the Trust shall, without further action be deemed to transfer, assign, set-over and otherwise convey to the Servicer, without recourse, representation or warranty (including those implied by law), all the right, title and interest of the Trust in and to such Receivable, all monies due or to become due with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Servicer to effect the conveyance of any such Receivable pursuant to this Section and as shall be specified in an Opinion of Counsel delivered to the Trustee to the effect that such documents and instruments comply herewith. The obligation of the Servicer set forth in this Section shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above referenced subsections with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders. Notwithstanding any other provision of this Section 3.03, no assignment of a Receivable to the Servicer pursuant to this Section 3.03 shall occur if the Servicer fails to make the deposit required by this Section 3.03 with respect to such Receivable.

         Section 3.04 Reports and Records for the Trustee.

                  (a) Initial Report. On the day on which a Series of the Investor Certificates are issued (the "Closing Date"), the Servicer shall prepare and deliver, as provided in Section 13.05, to the Trustee and the Rating Agencies, an Officer's Certificate substantially in the form of Exhibit D setting forth the Trust Principal Component as of the end of the Due Period immediately preceding the Closing Date.

                  (b) Daily Reports. For so long as deposits of Collections are required to be made daily by the Servicer pursuant to Section 4.01(g), on each Business Day commencing on the Closing Date the Servicer shall prepare, and make available for inspection by the Trustee and maintain at the office of the Servicer a record setting forth the aggregate amount of Collections processed by the Servicer on the immediately preceding Business Day.

                  (c) Monthly Servicer's Certificate. On each Determination Date the Servicer shall forward, as provided in Section 13.05, to the Trustee, the Paying Agent and the Rating Agencies, an Officer's Certificate signed by a Servicing officer substantially in the form of Exhibit E (with the Monthly Certificateholder's Statement required pursuant to the applicable Supplement attached) setting forth the following information (which, in the case of clauses
(iii), (iv) and (v) below, will be stated on the basis of an original principal amount of $1,000 per Certificate): (i) the aggregate amount of Collections processed for the Due Period for such Determination Date and the aggregate amount of Yield Collections and the aggregate amount of Principal Collections processed during such Due Period; (ii) the Invested Percentage on the last day of the preceding Due Period of each Series of Certificates with respect to Principal Collections, the Invested Percentage on the last day of the preceding Due Period of each Series of Certificates with respect to Yield Collections and Defaulted Receivables; (iii) for each Series and for each class within any such Series, the total amount to be distributed to Investor Certificateholders on the next succeeding Distribution Date; (iv) for each Series and for each class within any such Series, the amount of such distribution allocable to principal;
(v) for each Series and for each class within any such Series, the amount of such distribution allocable to interest; (vi) the aggregate outstanding balance of the Accounts which were delinquent by 30 to 59, 60 to 89, 90 to 119 and by 120 days or more as of the close of business on the last day of the Due Period immediately preceding such Distribution Date (calculated from the day a charge is first included within an unpaid "Previous Balance" on any monthly billing statement and is determined by reference to each such Account's billing cycle closing date occurring immediately prior to such last day); (vii) for each Series and each class within a Series, the Investor Default Amount for the immediately preceding Due Period; (viii) for each Series and each class within a Series, the amount of the Investor Charge-Offs and the amount of the reimbursements of Investor Charge-Offs for such Distribution Date; (ix) for each Series, the Investor Monthly Servicing Fee for such Distribution Date; (x) for each Series, the existing Deficit Controlled Amortization Amount, if applicable;
(xi) the aggregate amount of Receivables in the Trust at the close of business on the last day of the Due Period preceding such Distribution Date; (xii) for each Series, the Invested Amount at the close of business on the last day of the Due Period immediately preceding such Distribution Date; (xiii) the available amount of any Enhancement for each Series; (xiv)for each Series and each class within a Series, the Series Factor as of the end of the related Due Period; (xv) the Yield Factor or Yield Factors applicable with respect to the related Due Period; (xvi) whether a Pay Out Event with respect to any Series shall have occurred during or with respect to the related Due Period; and (xvii) the Special Funding Account balance, if any. The Trustee shall be under no duty to recalculate, verify or recompute the information supplied to it under this
Section 3.04.

         Section 3.05 Annual Servicer's Certificate. The Servicer will deliver, as provided in Section 13.05, to the Trustee and the Rating Agencies on or before March 31 of each calendar year, beginning with 1993, an Officer's Certificate substantially in the form of Exhibit F stating (a) that a review of the activities of the Servicer during the preceding calendar year and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) that, to the best of such officer's knowledge, based on such review, either there has occurred no event which, with the giving of notice or passage of time or both, would constitute a Servicer Default and the Servicer has fully performed all its obligations under this Agreement throughout such year, or, if there has occurred such event or a Pay Out Event, specifying each such event known to such officer and the nature and status thereof. A copy of such officer's Certificate may be obtained by any Investor Certificateholder or Certificate Owner by a request in writing to the Trustee addressed to the Corporate Trust Office.

         Section 3.06 Annual Independent Public Accountants' Servicing Report.

                  (a) On or before March 31 of each calendar year, beginning with 1993, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or a Transferor) to furnish, as provided in Section 13.05, a report to the Trustee, the Rating Agencies and, as required, any Enhancement Provider to the effect that such firm has applied certain procedures agreed upon with the Servicer to certain documents and records relating to the administration and servicing of Accounts under this Agreement and any Supplement, and that, based upon such agreed upon procedures such firm will provide a report stating that the servicing was conducted in compliance with Article III and IV and Section 8.08 of this Agreement and any Supplement, except for such exceptions or errors as they believe to be immaterial and such other exceptions as shall be set forth in such statement. A copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

                  (b) On or before March 31 of each calendar year, beginning with 1993 the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or a Transferor) to furnish, as provided in Section 13.05, a report prepared using generally accepted auditing standards to the Trustee, any Enhancement Provider, as required, and the Rating Agencies to the effect that they have compared the mathematical calculations of each amount set forth in the monthly certificates forwarded by the Servicer pursuant to subsection 3.04(c) during the period covered by such report (which shall be the period from January 1 of the preceding calendar year to and including December 31 of such calendar year) with the Servicer's computer reports which were the source of such amounts and that on the basis of such comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. A copy of such report may be obtained by any Investor Certificateholder or Certificate Owner by a request in writing to the Trustee addressed to the Corporate Trust Office.

         Section 3.07 Tax Treatment. The Transferors have structured this Agreement and the Investor Certificates (other than any Investor Certificates held by the Transferors) have been (or will be) issued with the intention that such Investor Certificates will qualify under applicable tax law as indebtedness of the Transferors, and the Transferors, any entity acquiring any direct or indirect interest in the Exchangeable Transferor Certificate and each Investor Certificateholder (or Certificate Owner) by acceptance of its Certificate (or, in the case of a Certificate Owner by virtue of such Certificate Owner's acquisition of a beneficial interest therein) agree to treat such Investor Certificates (or beneficial interest therein) for purposes of Federal, state and local income or franchise taxes and any other tax imposed on or measured by income as indebtedness. Each Certificateholder agrees that it will cause any Certificate Owner acquiring an interest in a Certificate through it to comply with this Agreement as to treatment as indebtedness for certain tax purposes.

         Section 3.08 Adjustments. (a) If the Servicer adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge or billing error to an Obligor, because such Receivable was created in respect of merchandise which was refused or returned by an Obligor, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or without charging off such amount as uncollectible, then, in any such case, the amount of the Trust Principal Component used to calculate the Transferor Amount, the Transferor Interest and the Floating Allocation Percentage and the Fixed Allocation Percentage applicable to any Series will be reduced by the product of one minus the Yield Factor and the amount of such adjustment. Similarly, the amount of the Trust Principal Component used to calculate the Transferor Amount, the Transferor Interest and the Floating Allocation Percentage and the Fixed Allocation Percentage applicable to any Series will be reduced by the product of one minus the Yield Factor and the amount of any Receivable which was discovered as having been created through a fraudulent or counterfeit charge or with respect to which the covenant contained in subsection 2.05(b) was breached. Any adjustment required pursuant to either of the two preceding sentences shall be made on or prior to the end of the Due Period in which such adjustment obligation arises. In the event that, following any such exclusion, the Transferor Amount as a percentage of the Trust Principal Component would be less than 3%, within two Business Days of the date on which such adjustment obligation arises, the Transferor shall pay to the Servicer, for deposit into the Special Funding Account, in immediately available funds in an amount equal to the amount by which the Transferor Amount would be reduced below the product of 3% and the Trust Principal Component. Any amount deposited into the Special Funding Account in connection with the adjustment of a Receivable (an "Adjustment Payment") shall be applied in accordance with Article IV and the terms of each Supplement. In the event that the Servicer adjusts upwards the amount of any Receivable, the Trust Principal Component shall be increased by the product of such upward adjustment and one minus the Yield Factor.

                  (b) If (i) the Servicer makes a deposit into the Special Funding Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Special Funding Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid. Notwithstanding the first two sentences of this paragraph, no adjustments shall be made pursuant to this paragraph that will change any amount of Collections previously reported pursuant to Section 3.04(c).

                  (c) Any Privileged Assets Billed Amounts that remain unpaid 60 days after the date of their initial billing statement shall be treated by the Servicer in the same manner as a Receivable which the Servicer has adjusted downward without receiving Collections therefor or without charging off such amount as uncollectible in accordance with Section 3.08(a), and such adjustment shall be made on or prior to the end of the Due Period in which such adjustment obligation arises.

         Section 3.09 Remittance Processing Procedures. (a) TRS, as initial Servicer, hereby represents and warrants to the Trustee (it being acknowledged that the Trustee has relied on such representation and warranty in accepting the Receivables and the other property conveyed pursuant to Section 2.01 in trust and in authenticating the Certificates) that the Remittance Banks listed on
Schedule 4 hereto are, as of the Cut-Off Date, the only institutions holding any accounts into which TRS deposits payments received through the Payment Service Centers from Obligors in respect of Accounts. TRS shall be permitted to replace or delete banks from any new schedule and shall promptly provide a revised schedule to the Trustee, and prior to depositing any payments received from Obligors in respect of Accounts with any new bank, it shall deliver to the Trustee the Lock Box Letter referred to in Section 3.09(b) below executed by TRS and acknowledged by such bank (each such bank, a "Lock Box Bank").

                  (a) TRS covenants and agrees that, for the term of this Agreement, unless otherwise agreed to by the Trustee, it shall deposit all payments received through the Payment Service Centers from Obligors in respect of Accounts only into accounts maintained at banks which are Remittance Banks. TRS agrees to provide prompt notice to the Trustee of any additional Payment Service Centers.

                  (b) Within ninety (90) days of the Initial Closing Date, TRS, as initial Servicer, delivered to the Trustee, with respect to all accounts maintained at Lock Box Banks into which payments from Obligors in respect of Accounts are deposited, Lock Box Letters in substantially the form of Exhibit K attached hereto, each of which was executed on behalf of TRS and acknowledged by the respective Lock Box Bank.

                  (c) The Trustee, on behalf of Certificateholders, acknowledges that the accounts maintained by TRS at the Lock Box Banks will contain funds in addition to payments made by Obligors in respect of Accounts and that the conduct of TRS' business as presently conducted will depend on the prompt receipt by TRS of such funds. The Trustee shall have no right, title or interest in any funds on deposit in such accounts to the extent that such funds do not represent payments made by Obligors in respect of Accounts and to the extent the Trustee is exclusively responsible for instructions to the Lock Box Banks, the Trustee shall instruct the Lock Box Banks to immediately remit such funds to the Transferors.

                              [END OF ARTICLE III]

                                   ARTICLE IV

                   RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION
                         AND APPLICATION OF COLLECTIONS

         Section 4.01 Establishment of Collection Account and Special Funding Account and Allocations with Respect to the Exchangeable Transferor's Certificates.

                  (a) The Collection Account. The Trustee, for the benefit of the Certificateholders, shall establish and maintain or cause to be established and maintained in the name of the Trustee, on behalf of the Trust, with an Eligible Institution a segregated account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and in all proceeds thereof. The Collection Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders. If, at any time, the institution holding the Collection Account ceases to be an Eligible Institution, the Trustee (or the Servicer on its behalf) shall within five Business Days establish a new Collection Account meeting the conditions specified above with an Eligible Institution, transfer any cash and/or any investments to such new Collection Account and from the date such new Collection Account is established, it shall be the Collection Account. Pursuant to the authority granted to the Servicer in subsection 3.01(b), the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purposes of carrying out the Servicer's or Trustee's duties hereunder.

                  Each Series of Investor Certificates shall represent interests in the Trust, including the benefits of any Enhancement to be provided by an Enhancement Provider issued with respect to such Series as indicated in the Supplement relating to such Series and the right to receive Collections and other amounts at the times and in the amounts specified in this Article IV to be deposited in the Collection Account and any other accounts maintained for the benefit of the Certificateholders or paid to the Investor Certificateholders. The Exchangeable Transferor Certificates shall represent the interest in the Trust not represented by any Series of Investor Certificates then outstanding, including the right to receive Collections and other amounts at the times and in the amounts specified in this Article IV to be paid to the Transferors (the "Transferor Interest"), provided, however, that such Exchangeable Transferor Certificate shall not represent any interest in the Collection Account and any other accounts maintained for the benefit of the Certificateholders or the benefits of any Enhancement to be provided by an Enhancement Provider issued with respect to any Series, except as specifically provided in this Article IV.

                  (b) Administration of the Collection Account. At the written direction of the Servicer, funds on deposit in the Collection Account to be so invested shall be invested by the Trustee in Eligible Investments. All such Eligible Investments shall be held by the Trustee for the benefit of the Certificateholders. Investments of funds representing Collections collected during any Due Period shall be invested in Eligible Investments that will mature so that such funds will be available before 11:00 a.m. (New York City time) on the Distribution Date related to such Due Period. Any funds on deposit in the Collection Account to be so invested shall be invested solely in Eligible Investments. All Eligible Investments shall be held by the Trustee for the benefit of the Certificateholders pursuant to Section 4.02. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be paid to the Holder of the Exchangeable Transferor Certificate, provided, however, that for Distribution Dates with respect to any Rapid Amortization Period or Early Amortization Period such interest and earnings shall be considered Yield Collections hereunder.

                  (c) Identification of Account. Schedule 2, which is hereby incorporated into and made a part of this Agreement, identifies the Collection Account by setting forth the account number of such account, the account designation of such account and the name of the institution with which such account has been established.

                  (d) Allocations For the Exchangeable Transferor Certificate. Throughout the existence of the Trust, the Servicer shall allocate to the Holder of the Exchangeable Transferor Certificate an amount equal to the product of (A) the Transferor Percentage and (B) the aggregate amount of such Collections allocated to Principal Collections and Yield Collections, respectively, in respect of such Due Period. Notwithstanding anything to the contrary in subsection 4.01(g), unless specified in any Supplement, the Servicer need not deposit this amount, and any other amounts so allocated to the Exchangeable Transferor Certificate pursuant to any Supplement, into the Collection Account and shall pay such amounts as collected to the Holder of the Exchangeable Transferor Certificate.

                  (e) Allocations of Collections Between Yield Collections and Principal Collections. At all times and for all purposes of this Agreement and any Supplement, the Servicer shall allocate all Collections received for any period between Yield Collections and Principal Collections. Such Collections shall be allocated such that the product of (i) such Collections and (ii) the Yield Factor in effect with respect to such period shall be considered Yield Collections and the remainder of such Collections shall be considered Principal Collections.

                  (f) Undistributed Principal Collections. On each Distribution Date, (A) the Servicer shall allocate Excess Principal Collections to each Series as set forth in the related Supplement and (B) the Servicer shall withdraw from the Collection Account and pay to the Transferors (i) an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of Principal Collections which the related Supplements specify are to be treated as "Excess Principal Collections" for such Distribution Date over (y) the aggregate amount for all outstanding Series which the related Supplements specify are "Principal Shortfalls" for such Distribution Date and, without duplication, (ii) the aggregate amount for all outstanding Series of that portion of Principal Collections which the related Supplements specify are to be allocated and paid to the Transferors with respect to such Distribution Date; provided, however, that such amounts shall be paid to the Transferors only if the Transferor Amount (determined after giving effect to any Receivables transferred to the Trust on such date) exceeds 3% of the Trust Principal Component. The amount held in the Collection Account as a result of the proviso in the preceding sentence ("Undistributed Principal Collections") shall be paid to the Transferors at the time the Transferor Amount as a percentage of the Trust Principal Component exceeds 3%; provided, however, that any Undistributed Principal Collections on deposit in the Collection Account at any time during which any Series is in its Amortization Period or Accumulation Period shall be allocated and distributed in accordance with the terms of each Supplement.

                  (g) Collections. All payments received by the Servicer in respect of Accounts and applied by the Servicer to payment of Privileged Assets Billed Amounts shall be treated in the same manner as Collections with respect to the Receivables for purposes of this Agreement. The Servicer will apply all Collections with respect to the Receivables for each Due Period as described in this Article IV and each Supplement. Except as otherwise provided below, the Servicer shall deposit Collections into the Collection Account on the Date of Processing of such Collections. Subject to the express terms of any Supplement, but notwithstanding anything else in this Agreement to the contrary, for so long as, and only so long as, TRS or an Affiliate of TRS shall be the Servicer hereunder and (i) maintain a short-term credit rating (which may be an implied rating) of P-1 by Moody's and of A-1 by Standard & Poor's, or (ii) obtain a guarantee with respect to the Servicer's deposit and payment obligations hereunder pursuant to a guaranty in form and substance acceptable to each Rating Agency provided the guarantor maintains a short-term credit rating of P-1 by Moody's and of A-1+ by Standard & Poor's, or (iii) obtains a written notification from each Rating Agency to the effect that such Rating Agency does not intend to downgrade or withdraw its then current rating of any outstanding Series of Certificates despite the Servicer's inability to satisfy the rating requirement specified in clause (i), and for two Business Days following any reduction of either such rating or failure to satisfy the conditions of either clause (ii) or (iii), the Servicer may, but need not, deposit Collections or amounts received from the Transferors pursuant to subsection 2.04(d)(iii) or subsection 3.08(a) into the Collection Account or make payments to the holder of the Exchangeable Transferor Certificate prior to the close of business on the Date of Processing, but rather may make a single deposit in the Collection Account in immediately available funds on the Business Day prior to each Distribution Date in an amount equal to the sum of amounts received from the Transferors pursuant to subsection 2.04(d)(iii) and subsection 3.08(a) with respect to the Due Period for each such Distribution Date and the Collections with respect to the Due Period for each such Distribution Date to the extent such amounts and Collections are allocated to the Investor Certificateholders in accordance with Article IV. Collections shall not be required to be invested in Eligible Investments until such time as they are deposited into the Collection Account. The Servicer shall notify the Trustee of any downgrade or withdrawal of its short-term credit rating.

                  Should the Servicer be required to make daily deposits of Collections into the Collection Account pursuant to this subsection, during any Amortization Period or Accumulation Period, the Servicer may cease depositing Principal Collections received in any Due Period and allocable to a Series in any Amortization Period or Accumulation Period at such time as an amount of Principal Collections allocable to such Series and deposited into the Collection Account or Principal Funding Account, as applicable, equals the amount of principal scheduled or permitted to be paid or deposited on the next succeeding Distribution Date with respect to such Series. Principal Collections allocable to such Series in excess of such amount shall, subject to the provisos in subsection 4.01(f) and the next succeeding paragraph, be distributed on a daily basis as they are collected to the Transferors.

                  Should the Servicer be required to make daily deposits of Collections into the Collection Account pursuant to this subsection, during any Amortization Period or Accumulation Period, the Servicer may cease depositing Excess Principal Collections received with respect to a Due Period at such time as such Excess Principal Collections deposited into the Collection Account or Principal Funding Account, as applicable, with respect to each Series in an Amortization Period or Accumulation Period together with Principal Collections allocable to such Series and deposited into the Collection Account with respect to such Due Period equals the amount of principal scheduled or permitted to be paid or deposited with respect to such Series on the next succeeding Distribution Date.

                  Should the Servicer be required to make daily deposits of Collections in the Collection Account or Principal Funding Account pursuant to this subsection, Excess Principal Collections in excess of amounts allocable to Series which are in their Amortization Period or Accumulation Period and deposited in the Collection Account or Principal Funding Account, as applicable, pursuant to the preceding sentence shall, subject to the provisos in subsection 4.01(f), be distributed to the Transferors on a daily basis.

                  (h) The Special Funding Account. The Trustee, for the benefit of the Certificateholders, shall establish and maintain or cause to be established and maintained in the name of the Trustee, on behalf of the Trust, with an Eligible Institution a segregated account (the "Special Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Special Funding Account and in all proceeds thereof. The Special Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders. If, at any time, the institution holding the Special Funding Account ceases to be an Eligible Institution, the Trustee (or the Servicer on its behalf) shall within five Business Days establish a new Special Funding Account meeting the conditions specified above with an Eligible Institution, transfer any cash and/or any investments to such new Special Funding Account and from the date such new Special Funding Account is established, it shall be the Special Funding Account. Pursuant to the authority granted to the Servicer in subsection 3.01(b), the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments from the Special Funding Account and to instruct the Trustee to make withdrawals and payments from the Special Funding Account for the purposes of carrying out the Servicer's or Trustee's duties hereunder.

                  (i) Administration of the Special Funding Account. At the written direction of the Servicer, funds on deposit in the Special Funding Account to be so invested shall be invested by the Trustee in Eligible Investments. All such Eligible Investments shall be held by the Trustee for the benefit of the Certificateholders. Investments of funds representing Collections collected during any Due Period shall be invested in Eligible Investments that will mature so that such funds will be available before 11:00 a.m. (New York City time) on the Distribution Date related to such Due Period. Any funds on deposit in the Special Funding Account to be so invested shall be invested solely in Eligible Investments. All Eligible Investments shall be held by the Trustee for the benefit of the Certificateholders pursuant to Section 4.02. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Special Funding Account shall be paid to the Holder of the Exchangeable Transferor Certificate, provided, however, that for Distribution Dates with respect to any Rapid Amortization Period or Early Amortization Period such interest and earnings shall be considered Yield Collections hereunder. The Servicer shall deposit all amounts received from the Transferors pursuant to subsection 2.04(d)(iii) and all Adjustment Payments received from the Transferors pursuant to subsection 3.08(a) in the Special Funding Account on the Date of Processing of such payments.

                  The Transferors may, at their option, instruct the Trustee to deposit into the Special Funding Account Trust Excess Principal Collections which are otherwise payable to the Transferors pursuant to the provisions set forth above. On each Business Day on which funds are on deposit in the Special Funding Account and on which no Series is in an Early Accumulation Period or Early Amortization Period, the Servicer shall determine the amount (if any) by which the Transferor Amount as a percentage of the Trust Principal Component exceeds the Minimum Transferor Percentage on such date and may instruct the Trustee to withdraw any such excess from the Special Funding Account and pay such amount to the Transferors; provided, however, that, if an Accumulation Period or Amortization Period has commenced and is continuing with respect to one or more outstanding Series, any funds on deposit in the Special Funding Account shall be treated as Trust Excess Principal Collections and shall be allocated and distributed in accordance with this Article IV and the terms of each Supplement.

                  Schedule 2 identifies the Special Funding Account by setting forth the account number of such account, the account designation of such account and the name of the institution with which such account has been established.

                  Section 4.02 Manner of Holding Trust Property. Each item of Trust Property that constitutes a security entitlement shall be held by the Trustee through a securities intermediary, and The Bank of New York, as initial securities intermediary shall agree that (i) such investment property at all times shall be credited to a securities account of the Trustee, (ii) all property credited to such securities account shall be treated as a financial asset, (iii) it shall treat the Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (iv) it shall comply with entitlement orders originated by the Trustee without the further consent of any other Person, (v) it shall not agree with any Person other than the Trustee to comply with entitlement orders originated by any Person other than the Trustee, (vi) such securities account and all property credited thereto shall not be subject to any lien, security interest, right of set-off, or encumbrance in favor of it or any Person claiming through it (other than the Trustee), (vii) such agreement between it and the Trustee shall be governed by the laws of the State of New York, and (viii) the State of New York shall be the jurisdiction for purposes of the UCC. The Trustee shall maintain possession in the State of New York of each item of Trust Property that constitutes money, an instrument, tangible chattel paper, or a certificated security, separate and apart from all other property held by the Trustee. The issuer of any Trust Property that constitutes an uncertificated security shall register the Trustee as the registered owner of such uncertificated security. Any Trust Property that constitutes a deposit account shall be established and maintained in the name of the Trustee by a bank, the Relevant UCC State of which is the State of New York. Notwithstanding any other provision of this Agreement, the Trustee shall not hold any Trust Property through an agent except as expressly permitted by this
Section 4.02. Each term used in this Section 4.07 and defined in the New York UCC shall have the meaning set forth in the New York UCC.

                    [THE REMAINDER OF ARTICLE IV IS RESERVED
                     AND MAY BE SPECIFIED IN ANY SUPPLEMENT
                           WITH RESPECT TO ANY SERIES]


                                   ARTICLE V

                           [ARTICLE V IS RESERVED AND
                       MAY BE SPECIFIED IN ANY SUPPLEMENT
                           WITH RESPECT TO ANY SERIES]

                                   ARTICLE VI

                                THE CERTIFICATES

         Section 6.01 The Certificates. Subject to Sections 6.10 and 6.11, the Investor Certificates of each Series and any class thereof may be issued in bearer form (the "Bearer Certificates") with attached interest coupons and a special coupon (collectively, the "Coupons") or in fully registered form (the "Registered Certificates"), and shall be substantially in the form of the exhibits with respect thereto attached to the applicable Supplement. The Exchangeable Transferor Certificate shall be substantially in the form of Exhibit A. The Investor Certificates and the Exchangeable Transferor Certificate shall, upon issue pursuant hereto or to Section 6.09 or Section 6.11, be executed and delivered by the Transferors to the Trustee for authentication and redelivery as provided in Section 6.02. Any Investor Certificates shall be issued in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof, unless otherwise specified in any Supplement. If specified in the related Supplement for any Series, the Investor Certificates shall be issued upon initial issuance as a single certificate in an original principal amount equal to the Initial Invested Amount as described in Section 6.10. The Exchangeable Transferor Certificate may also be issued in two or more certificates. Each Certificate shall be executed by manual or facsimile signature on behalf of the Transferors by their respective Chairman of the Board, President, Vice Chairman of the Board or any Vice President. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of each such Transferor or the Trustee shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or any applicable Supplement or be valid for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication, except Bearer Certificates which shall be dated the Issuance Date.

         Section 6.02 Authentication of Certificates. Contemporaneously with the assignment and transfer of the Receivables, whether now existing or hereafter created, and the other Trust Property to the Trust, the Trustee authenticated and delivered the initial Series of Investor Certificates issued upon original issuance, upon the order of the Transferors, to the underwriters. The Trustee authenticated and delivered the Exchangeable Transferor Certificate to the Transferors simultaneously with its delivery of the initial Series of Investor Certificates. Upon an Exchange as provided in Section 6.09 of the Agreement and the satisfaction of certain other conditions specified therein, the Trustee shall authenticate and deliver the Investor Certificates of additional Series (with the designation provided in the applicable Supplement), upon the order of the Transferors, to the Persons designated in such Supplement. Upon the order of the Transferors, the Certificates of any Series shall be duly authenticated by or on behalf of the Trustee, in authorized denominations equal to (in the aggregate) the Initial Invested Amount of such Series of Investor Certificates. If specified in the related Supplement for any Series, the Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance thereof, upon the written order of the Transferors, to the Common Depositary as provided in Section 6.10 against payment of the purchase price therefor. If specified in the related Supplement for any Series, the Trustee shall authenticate Book-Entry Certificates that are issued upon original issuance thereof, upon the written order of the Transferors, to a Clearing Agency or its nominee as provided in Section 6.11 against payment of the purchase price thereof.

         Section 6.03 Registration of Transfer and Exchange of Certificates.

                  (a) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (which may be the Trustee) (the "Transfer Agent and Registrar") in accordance with the provisions of subsection 6.03(c) of the Agreement a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Registered Certificates and of transfers and exchanges of the Registered Certificates as herein provided. The Trustee is hereby initially appointed Transfer Agent and Registrar for the purpose of registering the Registered Certificates and transfers and exchanges of the Registered Certificates as herein provided. The Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days' written notice to the Transferors and the Servicer; provided, however, that such resignation shall not be effective and the Trustee shall continue to perform the duties of Transfer Agent and Registrar until the Transferors have appointed a successor Transfer Agent and Registrar acceptable to the Transferors and the Trustee. If specified in the related Supplement for any Series of Certificates, the Transferors shall appoint any co-transfer agent and co-registrar chosen by the Transferors, and acceptable to the Trustee, including, if and so long as the Registered Certificates are listed on the Luxembourg Stock Exchange or other stock exchange and such exchange shall so require, a co-transfer agent and co-registrar in Luxembourg or the location required by such other stock exchange. If specified in such related Supplement, so long as the Registered Certificates relating to such Supplement are outstanding, the Transferors shall maintain a co-transfer agent and co-registrar in New York City or any other city designated in such Supplement and any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context requires otherwise.

                  Upon surrender for registration of transfer of any Registered Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, the Transferors shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferee one or more new Registered Certificates in authorized denominations of the same Series representing like aggregate Undivided Interests in the Trust; provided, however, that the provisions of this paragraph shall not apply to Bearer Certificates.

                  At the option of any Registered Certificateholder, Registered Certificates may be exchanged for other Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, upon surrender of the Registered Certificates to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose. At the option of a Bearer Certificateholder, subject to applicable laws and regulations, Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States, Each Bearer Certificate surrendered pursuant to this Section 6.03 shall have attached thereto all unmatured Coupons, provided that any Bearer Certificate so surrendered after the close of business on the Record Date preceding the relevant Distribution Date after the related Series Termination Date need not have attached the Coupon relating to such Distribution Date.

                  The preceding provisions of this Section 6.03 notwithstanding the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange of any Certificate of any Series for a period of 15 days preceding the due date for any payment with respect to the Certificates of such Series.

                  Whenever any Investor Certificates of any Series are so surrendered for exchange, the Transferors shall execute, and the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States), the Investor Certificates of such Series which the Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Certificateholder thereof or his attorney duly authorized in writing.

                  Except as provided in any Supplement, no service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Transfer Agent and Registrar and the Trustee or any co-transfer agent and co-registrar or co-trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Investor Certificates.

                  All Investor Certificates (together with any Coupons attached to Bearer Certificates) surrendered for registration of transfer or exchange shall be cancelled by the Transfer Agent and Registrar and disposed of in a manner satisfactory to the Trustee and the Transferors. The Trustee shall cancel and mutilate the Global Certificate upon its exchange in full for Definitive Certificates and shall deliver such cancelled and mutilated Global Certificate to the Transferors. The Trustee shall also forward to the Transferors a copy of each certificate of each Foreign Clearing Agency to the effect referred to in
Section 6.10 of the Agreement which was received by the Trustee with respect to each portion of the Global Certificate exchanged for Definitive Certificates.

                  The Transferors shall execute and deliver to the Trustee or the Transfer Agent and Registrar, as applicable, Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement and the Certificates.

                  (b) Except as provided in Sections 6.09 and 7.02, the Transferors' interest in the Exchangeable Transferor Certificate shall not be sold, transferred, assigned, exchanged, pledged, participated or otherwise conveyed, unless (A) (i) the Servicer has delivered to the Trustee an Officer's Certificate stating that such sale, transfer, assignment, exchange, pledge or conveyance will not, while any Series of Certificates remains outstanding, reduce the Transferors' retained interest in the Exchangeable Transferor Certificate below the Minimum Transferor Percentage for any Series then outstanding and (ii) the Trustee receives prior to such sale, transfer, assignment, exchange, pledge, participation or conveyance written confirmation from each Rating Agency that such transfer, assignment, exchange, pledge, participation or conveyance will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series rated by it or (B) such transfer, assignment, exchange, pledge or conveyance is made to CRC and, in the case of (A), the Trustee receives prior thereto an Opinion of Counsel to the effect that (x) the conveyed interest in the Transferor Exchangeable Certificate will be treated as either debt or an interest in a partnership for Federal income tax purposes and that the conveyance of such interest will not cause the Trust to be characterized for Federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the Federal or applicable state income taxation of any outstanding Series of Investor Certificates or any Certificate Owner and (y) such transfer will not cause a taxable event for federal income tax purposes to any Investor Certificateholder.

                  (c) The Transfer Agent and Registrar will maintain at its expense in the Borough of Manhattan, the City of New York (and, if specified in the related Supplement for any Series, Luxembourg (or subject to Section 6.03(a) of the Agreement any other city designated in such Supplement)), an office or offices or agency or agencies where Investor Certificates may be surrendered for registration of transfer or exchange (except that Bearer Certificates may not be surrendered for exchange at any such office or agency in the United States).

                  (d) Unless otherwise provided in any related Supplement, registration of transfer of Registered Certificates containing a legend relating to the restrictions on transfer of such Registered Certificates (which legend shall be set forth in the Supplement relating to such Investor Certificates) shall be effected only if:

                  (i) (a) the sale is of at least U.S $500,000 principal amount of such Certificates and (b) a letter from the purchaser satisfactory to counsel to the Servicer is executed and received; or

                  (ii) (a) the Registered Certificates are transferred in compliance with Rule 144 (or any amendment thereto) or Rule 144A (or any amendment thereto) under the United States Securities Act of 1933, as amended, and (b) a letter from the purchaser satisfactory to counsel to the Servicer is executed and received; or

                  (iii) the Registered Certificates are sold or otherwise transferred in any other transaction that does not require registration under the United States Securities Act of 1933 as amended, and, if the Transferor, the Servicer, the Trustee, the Transfer Agent or Registrar so request, an Opinion of Counsel satisfactory to it, in form and substance satisfactory to it, is furnished to such effect.

                  Registered Certificates issued upon registration of transfer of, or Registered Certificates issued in exchange for, Registered Certificates bearing the legend referred to above shall also bear such legend unless the Transferor, the Servicer, the Trustee and the Transfer Agent and Registrar receive an Opinion of Counsel satisfactory to each of them, to the effect that such legend may be removed.

                  Whenever a Registered Certificate containing the legend set forth in the related Supplement is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek written instructions from the Servicer regarding such transfer. The Transfer Agent and Registrar and the Trustee shall be entitled to receive written instructions signed by a Servicing Officer prior to registering any such transfer or authenticating new Retired Certificates, as the case may be. The Servicer hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on and in accordance with any such written instructions furnished pursuant to this subsection 6.03(d).

         Section 6.04 Mutilated, Destroyed, Lost, or Stolen Certificates. If
(a) any mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons (if any) appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar, the Trustee and the Transferors such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a protected purchaser, the Transferors shall execute and the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate Undivided Interest, if applicable, In connection with the issuance of any new Certificate under this Section 6.04, the Trustee or the Transfer Agent and Registrar may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental expenses (including the fees and expenses of the Trustee and Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.04 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 6.05 Persons Deemed Owners. Prior to due presentation of a Certificate (other than a Bearer Certificate) for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to
Article IV hereof and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary, In. the case of a Bearer Certificate, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the bearer of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to Article IV and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Notwithstanding the foregoing provisions of this Section 6.05, in determining whether the holders of the requisite interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder Certificates owned by the Transferor, the Servicer or any affiliate thereof (as defined in Rule 405 under the Securities Act of 1933, as amended), shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee knows to be so owned shall be so disregarded. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the United States, the Servicer or an affiliate thereof (as defined above).

         Section 6.06 Appointment of Paying Agent. The Paying Agent shall make distributions to Investor Certificateholders from the Collection Account (or any other account or accounts maintained for the benefit of Certificateholders as specified in the related Supplement for any Series) pursuant to Articles IV and V hereof. Any Paying Agent shall have the revocable power to withdraw funds from the Collection Account (or any other account or accounts maintained for the benefit of Certificateholders as specified in the related Supplement for any Series) for the purpose of making distributions referred to above. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be the Trustee and any co-paying agent chosen by the Transferors and acceptable to the Trustee, including, if and so long as any Series of Investor Certificates is listed on the Luxembourg Stock Exchange or other stock exchange and such exchange so requires, a co-paying agent in Luxembourg or the location of such other stock exchange. The Trustee shall be permitted to resign as Paying Agent upon 30 days' written notice to the Servicer and the Transferors. The Transferors shall notify the Rating Agencies of any resignation or replacement of the Paying Agent. In the event that the Trustee shall no longer be the Paying Agent, the Transferors shall appoint a successor to act as Paying Agent and such successor shall be acceptable to the Trustee. The Trustee shall cause the initial Paying Agent and each successor Paying Agent or any additional Paying Agent appointed by the Transferors to execute and deliver to the Trustee an instrument in which such initial or successor Paying Agent or additional Paying Agent shall agree with the Trustee that, as Paying Agent, such initial or successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Investor Certificateholders in trust for the benefit of the Investor Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal of a Paying Agent shall also return all funds in its possession to the Trustee. The provisions of Sections 11.01, 11.02 and 11.03 of the Agreement shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

                  If specified in the related Supplement for any Series, so long as the Investor Certificates of such Series are outstanding, the Transferors shall, if the Paying Agent is not located in New York City, appoint a co-paying agent in New York City (for Registered Certificates only) acceptable to the Trustee or any other city designated in such Supplement which, if and so long as any Series of Investor Certificates is listed on the Luxembourg Stock Exchange or other stock exchange and such exchange so requires, shall be in Luxembourg or the location required by such other stock exchange.

         Section 6.07 Access to List of Certificateholders' Names and Addresses. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer or the Paying Agent (or any agent thereof), within five Business Days after receipt by the Trustee of a request therefor from the Servicer or the Paying Agent, respectively, in writing, a list in the form maintained by the Trustee, of the names and addresses of the Investor Certificateholders (other than Bearer Certificateholders). If Holders representing Undivided Interests in the Trust aggregating not less than 10% of the Invested Amount of the Investor Certificates of such Series (the "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Investor Certificateholders of such Series with respect to their rights under this Agreement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to either afford such Applicants access during normal business hours to the most recent list of Certificateholders (other than Bearer Certificateholders) held by the Trustee, or mail or cause to be mailed such list within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request.

                  Every Certificateholder, by receiving and holding a Certificate agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholder (other than Bearer Certificateholders) hereunder, regardless of the sources from which such information was derived.

         Section 6.08 Authenticating Agent.

                  (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be reasonably acceptable to the Transferors.

                  (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

                  (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Transferor. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Transferors. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Transferors, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Transferors.

                  (d) The Servicer agrees to pay, on behalf of the Trust, to each authenticating agent from time to time reasonable compensation for its services under this Section 6.08.

                  (e) The provisions of Sections 11.01, 11.02 and 11.03 of the Agreement shall be applicable to any authenticating agent.

                  (f) Pursuant to an appointment made under this Section 6.08, the Certificates may have indorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication, in substantially the following form:

                  This is one of the Certificates described in the Master Pooling and Servicing Agreement.

                                       -----------------------------------------

                                       -----------------------------------------
                                       as Authenticating Agent
                                       for the Trustee,

                                       By:______________________________________
                                                  Authorized Officer

         Section 6.09 Tender of Exchangeable Transferor Certificate.

                  (a) Upon any Exchange, the Trustee shall issue to the Transferors under Section 6.01 of the Agreement for execution and redelivery to the Trustee for authentication under Section 6.02 of the Agreement one or more new Series of Investor Certificates. Any such Series of Investor Certificates shall be substantially in the form specified in the applicable Supplement and shall bear, upon its face, the designation for such Series to which it belongs so selected by the Transferors. Except as specified in any Supplement for a related Series, all Investor Certificates of any Series shall be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement and the applicable Supplement.

                  (b) The Transferors may tender the Exchangeable Transferor Certificate to the Trustee in exchange for (i) one or more newly issued Series of Investor Certificates and (ii) a reissued Exchangeable Transferor Certificate (any such tender an "Exchange"). The Transferors may perform an Exchange by notifying the Trustee, in writing at least three days in advance (an "Exchange Notice") of the date upon which the Exchange is to occur (an "Exchange Date"). Any Exchange Notice shall state the designation of any Series to be issued on the Exchange Date and, with respect to each such Series: (x) its Initial Invested Amount (or the method for calculating such Initial Invested Amount), if any, which, in the aggregate, at any time, may not be greater than the current principal amount of the Exchangeable Transferor Certificate less the product of the Minimum Transferor Percentage and. the Trust Principal Component at such time, and (y) its Certificate Rate (or the method for allocating interest payments or other cash flow to such Series), if any. On the Exchange Date, the Trustee shall only authenticate and deliver any such Series upon delivery to it of the following: (A) a Supplement in form satisfactory to the Trustee executed by the Transferors and specifying the Principal Terms of such Series, (B) the applicable Enhancement, if any, (C) an opinion of Counsel to the effect that the newly issued Series of Investor Certificates will be characterized as either indebtedness or an interest in a partnership under existing law for Federal income tax purposes and that the issuance of the newly issued Series of Investor Certificates will not have any material adverse impact on the Federal income tax characterization of any outstanding Series of Investor Certificates that have been the subject of a previous opinion of tax counsel, (D) an agreement, if any, pursuant to which the Enhancement Provider agrees to provide Enhancement, (E) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series rated by it and (F) the existing Exchangeable Transferor Certificate. Upon satisfaction of such conditions, the Trustee shall cancel the existing Exchangeable Transferor Certificate and issue, as provided above, such Series of Investor Certificates and new Exchangeable Transferor Certificate, dated the Exchange Date.

                  (c) In conjunction with an Exchange, the parties hereto shall execute a Supplement, which shall specify the relevant terms with respect to any Series of Investor Certificates, which may include, without limitation: (i) its name or designation, (ii) an Initial Invested Amount or the method of calculating the Initial Invested Amount, (iii) a Certificate Rate (or formula for the determination thereof), (iv) the rights of the Holders of the Exchangeable Transferor Certificate that have been transferred to the Holders of such Series pursuant to such Exchange (including any rights to allocations of Yield Collections and Principal Collections), (v) the interest payment date or dates and the date or dates from which interest shall accrue, (vi) the method of allocating Principal Collections for such Series and, if applicable, with respect to other Series and the method by which the principal amount of Investor Certificates of such Series shall amortize or accrete and the method for allocating Yield Collections and Receivables in Defaulted Accounts, (vii) the names of any accounts to be used by such Series and the terms governing the operation of any such account, (viii) the Servicing Fee Percentage, (ix) the Minimum Transferor Percentage, (x) the Minimum Trust Principal Component, (xi) the Series Termination Date, (xii) the terms of any Enhancement, (xiii) the Enhancement Provider, (xiv) the base rate, if any, (xv) the Repurchase Terms or the terms on which the Certificates of such Series may be remarketed to other investors, (xvi) any deposit into any account provided for such Series, (xvii) the number of Classes of such Series, and if more than one Class, the rights and priorities of each such Class, (xviii) the extent to which the Investor Certificates will be issuable in temporary or permanent global form, and in such case, the depository for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged in whole or in part for Definitive Certificates, and the manner in which any interest payable on a temporary or global certificate will be paid, (xix) whether the Certificates may be issued in bearer form and any limitations imposed thereon,
(xx) the priority of any Series with respect to any other Series, (xxi) whether such Series will be an Excess Allocation Series, and (xxii) any other relevant terms of such Series (all such terms, the "Principal Terms" of such Series). If on the date of the issuance of such Series there is issued and outstanding no Series of Investor Certificates which is currently rated by a Rating Agency, then as a condition to such Exchange a nationally recognized investment banking firm or commercial bank shall also deliver to the Trustee an officer's certificate stating, in substance, that the Exchange will not have an adverse effect on the timing or distribution of payments to such other Series of Investor Certificates then issued and outstanding.

         Section 6.10 Global Certificate; Euro Certificate Exchange Date.

                  (a) If specified in the related Supplement for any Series, the Investor Certificates may be initially issued in the form of a single temporary Global Certificate (the "Global Certificate") in bearer form, without interest coupons, in the denomination of the Initial Invested Amount and substantially in the form attached to the applicable Supplement. Unless otherwise specified in the applicable Supplement, the provisions of this Section 6.10 shall apply to such Global Certificate. The Global Certificate will be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates, The Global Certificate may be exchanged as described below for Bearer and/or Registered Certificates in definitive form (the "Definitive Euro-Certificates"). Notwithstanding the foregoing, no Certificates shall be issued in bearer form unless the Transferors have determined, and deliver an Opinion of Counsel to the Trustee substantially to the effect that, the terms and procedures governing issuance and transfer of such Certificates result in favorable treatment to Investor Certificateholders under the Bearer Rules.

                  (b) The Manager shall, upon its determination of the date of completion of the distribution of the Certificates, so advise the Trustee, the Transferors, the Common Depositary, and each Foreign Clearing Agency in writing forthwith. Without unnecessary delay, but prior to the Euro-Certificate Exchange Date, the Transferors will execute and deliver to the Trustee at its office or designated agent outside the United States definitive Bearer Certificates in an aggregate principal amount equal to the Initial Invested Amount. All Bearer Certificates so issued and delivered will have Coupons attached. The Global Certificate may be exchanged for an equal aggregate principal amount of Definitive Euro-Certificates only on or after the Euro-Certificate Exchange Date. Notwithstanding the preceding sentence, a United States institutional investor may at any time exchange the portion of the Global Certificate beneficially owned by it for an equal aggregate principal amount of Registered Certificates bearing the applicable legend set forth in the related Supplement and having, a minimum denomination of $500,000, which may be in temporary form if the Transferors so elect. A United States institutional investor will be required to deliver to the Transferors, the Trustee and the Manager at the time of its purchase of Registered Certificates a signed certificate substantially in the form attached to the Supplement for the related Series. Upon any demand for exchange for Definitive Certificates in accordance with this paragraph, the Transferors shall cause the Trustee to authenticate and deliver the Definitive Certificates to the Holder (x) outside the United States, in the case of Bearer Certificates, and (y) according to the instructions of the Holder, in the case of Registered Certificates, but only upon presentation to the Trustee of a written statement, substantially in the form attached to the Supplement for the related Series with respect to the Global Certificate or portion thereof being exchanged, signed by a Foreign Clearing Agency, to the effect that it has received in writing or by tested telex a certification substantially in the form of (i) in the case of beneficial ownership of the Global Certificate or a portion thereof being exchanged by a United States institutional investor pursuant to the second preceding sentence, the certificate attached to the Supplement for the related Series signed by the Manager (which sold the relevant Certificates) or (ii) in all other cases, the alternative certificate attached to the Supplement for the related Series, the alternative certificate referred to in this clause (ii) being dated no earlier than 15 days prior to the Euro-Certificate Exchange Date and signed by or on behalf of the person appearing in the records of a Foreign Clearing Agency as the beneficial owner of the Global Certificate or portion thereof being exchanged. Upon receipt of such certification, the Trustee shall cause the Global Certificate to be endorsed in accordance with paragraph (d) below. Unless otherwise provided in the applicable Supplement, any exchange as provided in this subsection 6.10(b) shall be made free of charge to the holders and the beneficial owners of the Global Certificate and to the beneficial owners of the Definitive Euro-Certificates issued in exchange, except that a person receiving Definitive Euro-Certificates must bear the cost of insurance, postage, transportation and the like in the event that such person does not receive such Definitive Euro-Certificates in person at the offices of a Foreign Clearing Agency.

                  (c) The delivery to the Trustee by a Foreign Clearing Agency of any written statement referred to above may be relied upon by the Transferor and the Trustee as conclusive evidence that a corresponding certification or certifications has or have been delivered to such Foreign Clearing Agency, pursuant to the terms of this Agreement.

                  (d) Upon any such exchange of all or a portion of the Global Certificate for a Definitive Euro-Certificate or Certificates, such Global Certificate shall be indorsed by or on behalf of the Trustee to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such Definitive Euro-Certificate or Certificates. Until so exchanged in full, such Global Certificate shall in all respects be entitled to the same benefits under this Agreement as Definitive Euro-Certificates authenticated and delivered hereunder except that the beneficial owners of such Global Certificate shall not be entitled to receive payments of interest on the Certificates until they have exchanged their beneficial interests in such Global Certificate for Definitive Euro-Certificates.

         Section 6.11 Book-Entry Certificates. Unless otherwise provided in any related Supplement, the Investor Certificates, upon original issuance, will be issued in the form of the requisite number of typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of the Transferors. The Investor Certificates shall initially be registered on the Certificate Register in the name of CEDE & Co., the nominee of the Clearing Agency, and no Certificate owner will receive a definitive certificate representing such Certificate owner's interest in the Investor Certificates, except as provided in
Section 6.13 of the Agreement. Unless and until definitive, fully registered Investor Certificates (the "Definitive Certificates") have been issued to Certificate Owners pursuant to Section 6.13 of the Agreement:

                  (i) the provision of this Section 6.11 shall be in full force and effect;

                  (ii) the Transferor, the Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Investor Certificates) as the authorized representatives of the Certificate Owners;

                  (iii) to the extent that the provisions of this Section 6.11 conflict with any other provisions of this Agreement, the provisions of this Section 6.11 shall control;

                  (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.13 of the Agreement, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Investor Certificates to such Clearing Agency Participants; and

                  (v) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of a specified percentage of the Invested Amount of any or all Series of Certificates outstanding, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in Investor Certificates.

         Section 6.12 Notices to Clearing Agency. Whenever notice or other communication to the Investor Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 6.13 of the Agreement, the Trustee, the Servicer and the Paying Agent shall give all such notices and communications specified herein to be given to Holders of the Investor Certificates to the Clearing Agencies.

         Section 6.13 Definitive Certificates. If Book-Entry Certificates have been issued pursuant to Section 6.11 and if (i)(A) the Transferors advise the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the Depository Agreement, and (B) the Trustee or the Transferors are unable to locate a qualified successor, (ii) the Transferors at their option, advise the Trustee in writing that they elects to terminate the book-entry system through the Clearing Agency with respect to the Certificates or (iii) after the occurrence of a Servicer Default, Certificate Owners representing beneficial interests aggregating more than 50% of the Invested Amount, of any Series advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through each applicable Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Investor Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration the Trustee shall issue the Definitive Certificates. Neither the Transferors, the Transfer Agent and Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         Section 6.14 Meetings of Certificateholders.

                  (a) Unless not permitted by the Supplement for any Series issued in whole or in part in Bearer Certificates, the Transferors, the Servicer or the Trustee may at any time call a meeting of the Certificateholders of such Series or of all Series, to be held at such time and at such place as the Transferors, the Servicer or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of, any covenant or condition set forth in this Agreement with respect to such Series or in the Certificates of such Series, subject to Section 13.01 of the Agreement. References in this Section to Certificateholders shall be deemed to refer to the Exchangeable Transferor Certificates and only those Series of Investor Certificates for which this Section 6.14 is applicable. Notice of any meeting of Certificateholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in accordance with Section 13.05 of the Agreement and at least once in an Authorized Newspaper and, if and for so long as the Certificates are listed on the Luxembourg Stock Exchange or other stock exchange and such exchange so requires, in a newspaper of general circulation in Luxembourg (which newspaper shall be printed in the English or French language and customarily published on each business day in Luxembourg) or the location required by such other stock exchange, the first publication to be not less that 20 nor more than 180 days prior to the date fixed for the meeting. To be entitled to vote at any meeting of Certificateholders, a person shall be (i) a Holder of one or more Certificates of the applicable Series or (ii) a person appointed by an instrument in writing as proxy by the Holder of one or more Certificates. The only Persons who shall be entitled to be present or to speak to any meeting of Certificateholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Transferors, the Servicer and the Trustee and their respective counsels.

                  (b) At a meeting of Investor Certificateholders, persons entitled to vote Investor Certificates evidencing Undivided Interests aggregating a majority of the Invested Amount of the applicable Series or all outstanding Series, as the case may be, shall constitute a quorum. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum at any such meeting, the meeting may be adjourned for a period of not less than 10 days; in the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting further adjourned for lack of a quorum, the Persons entitled to vote at least 25% in Undivided Interest of the applicable Series or all outstanding Series, as the case may be, shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding Investor Certificates which shall constitute a quorum.

                  (c) Any Certificateholder who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Certificateholder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Subject to the provisions of
Section 13.01 of the Agreement, any resolution passed or decision taken at any meeting of Investor Certificateholders duly held in accordance with this Section
6.14 shall be binding on all the Investor Certificateholders whether or not present or represented at the meeting.

The holding of Bearer Certificates shall be proved by the production of such Bearer Certificates or by a certificate, satisfactory to the Servicer and the Trustee, executed by any bank, trust company or recognized securities dealer, wherever situated, satisfactory to the Servicer and the Trustee. Each such certificate shall be dated and shall state that on the date thereof a Bearer Certificate bearing a specified serial number was deposited with or exhibited to such bank, trust company or recognized securities dealer by the person named in such certificate. Any such certificate may be issued in respect of one or more Bearer Certificates specified therein. The holding by the person named in any such certificate of any Bearer Certificate specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (i) another certificate bearing a later date issued in respect of the same Bearer Certificate shall be produced,
(ii) the Bearer Certificate specified in such certificate shall be produced by some other person or (iii) the Bearer Certificate specified in such certificate shall have ceased to be outstanding. The appointment of any proxy shall be proved by having the signature of the person executing the proxy guaranteed by any bank, trust company or recognized securities dealer satisfactory to the Trustee. The holding of Registered Certificates shall be proved by the Certificate Register or by a certificate or certificates of the Transfer Agent and Registrar.

The Trustee shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in Undivided Interest of the Certificates of such Series represented at the meeting. No vote shall be cast or counted at any meeting in respect of any Certificate challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding, The chairman of the meeting shall have no right to vote except as a Certificateholder or proxy. Any meeting of Certificateholders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

                  (d) The vote upon any resolution submitted to any meeting of Certificateholders shall be by written ballot on which shall be subscribed the signatures of the Certificateholders or proxies and on which shall be inscribed the serial number or numbers of the Certificates held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Certificateholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and duplicates shall be delivered to the Servicer and the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                               [END OF ARTICLE VI]

                                  ARTICLE VII

                    OTHER MATTERS RELATING TO THE TRANSFERORS

         Section 7.01 Liability of the Transferors. Each Transferor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by such Transferor.

         Section 7.02 Merger or Consolidation of, or Assumption of the Obligations of, a Transferor. No Transferor shall consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                  (i) the corporation formed by such consolidation or into which such Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of such Transferor substantially as an entirety shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, and if such Transferor is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of such Transferor, as applicable hereunder and shall benefit from all the rights granted to such Transferor, as applicable hereunder. (To the extent that any right, covenant or obligation of such Transferor, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity.);

                  (ii) such Transferor has delivered to the Trustee an Officer's Certificate signed by a Vice President of such Transferor and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this
         Section 7.02 and that all conditions precedent herein provided for relating to such transaction have been complied with; and

                  (iii) the Rating Agencies have advised the Transferors and the Trustee that the rating of the Certificates, after giving effect to such assignment and succession, will not be lowered or withdrawn.

                  (b) The obligations of each Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of a Transferor hereunder except in each case in accordance with the provisions of the foregoing paragraph.

         Section 7.03 Limitation on Liability of the Transferors. The directors, officers, employees or agents of the Transferors shall not be under any liability to the Trust, the Trustee, the Certificateholders or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; provided, however, that this provision shall not protect the officers, directors, employees or agents of the Transferors against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 7.04, none of the Transferors will be under any liability to the Trust, the Trustee, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action in its capacity as a Transferor pursuant to this Agreement or any Supplement whether arising from express or implied duties under this Agreement or any Supplement; provided, however, that this provision shall not protect a Transferor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Each Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

         Section 7.04 Liabilities. Notwithstanding Section 7.03, by entering into this Agreement, each of RFC, Centurion Bank and FSB, jointly and severally, agrees to be liable, directly to the injured party, for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Investor Certificates) arising out of or based on the arrangement created by this Agreement and the actions of the Servicer taken pursuant hereto as though this Agreement created a partnership under the Uniform Partnership Act. Each of RFC, Centurion Bank and FSB, jointly and severally, agrees to pay, indemnify and hold harmless each Investor Certificateholder against and from any and all such losses, claims, damages and liabilities except to the extent that they arise from any action by such Investor Certificateholder. Subject to Sections 8.03 and 8.04, in the event of a Service Transfer, the Successor Servicer will indemnify and hold harmless RFC, Centurion Bank and FSB for any losses, claims, damage and liabilities of RFC, Centurion Bank or FSB, as applicable, as described in this Section 7.04 arising from the actions or omissions of such Successor Servicer. The amount of each Transferor's liability under this Section 7.04 shall be subordinate to the security interest of the Trust in the Receivables and shall be payable from the assets of such Transferor at the time such liability is asserted and at any time thereafter.

                              [END OF ARTICLE VII]

                                  ARTICLE VIII

                     OTHER MATTERS RELATING TO THE SERVICER

         Section 8.01 Liability of the Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein.

         Section 8.02 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                  (i) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and if the Servicer is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, the performance of every covenant and obligation of the Servicer hereunder. (To the extent that any right, covenant or obligation of the Transferor, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity.); and

                  (ii) the Servicer has delivered to the Trustee an officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 8.02 and that all conditions precedent herein provided for relating to such transaction have been complied with. The Servicer shall promptly advise the Rating Agencies in writing of any such merger, consolidation, conveyance or transfer.

         Section 8.03 Limitation on Liability of the Servicer and Others. The directors, officers, employees or agents of the Servicer shall not be under any liability to the Trust, the Transferors, the Trustee, the Certificateholders, or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; provided, however, that this provision shall not protect the directors, officers, employees and agents of the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 8.04, the Servicer shall not be under any liability to the Trust, the Trustee, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement or any Supplement whether arising from express or implied duties under this Agreement or any Supplement; provided, however, that this provision shall not protect the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement or any Supplement which in its reasonable opinion may involve it in any expense or liability.

         Section 8.04 Indemnification of the Trust and the Trustee. The Servicer shall indemnify and hold harmless the Trust, for the benefit of the Certificateholders, and the Trustee, including its officers, directors and employees from and against any loss, liability, expense, damage or injury arising out of or relating to any claims, actions or proceedings brought or asserted by third parties which are suffered or sustained by reason of any acts or omissions of the Servicer pursuant to this Agreement or any Supplement, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify the Trust, the Trustee or its officers, directors or employees or the Investor Certificateholders for any liability, cost or expense of the Trust or the Trustee or its officers, directors or employees if any such claims, actions or proceedings relate to any action taken by the Trustee at the request of the Investor Certificateholders or any Federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Trustee or the Investor Certificateholders in connection herewith to any taxing authority. Subject to Sections 7.01 and 7.04 and subsection 10.02(b) of the Agreement, any indemnification pursuant to this Section shall only be from the assets of the Servicer. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof and shall survive the termination of the Agreement and payment in full of the certificates.

         Section 8.05 The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it as such except (a) upon determination that (i) the performance of its duties hereunder is or will become impermissible under applicable law, regulation or order and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law, or (b) upon the satisfaction of the following conditions, (i) the assumption, by an agreement supplemental hereto, executed by and delivered to the Trustee, of the obligations and duties of the Servicer hereunder by the proposed successor Servicer, (ii) the written confirmation by the Rating Agencies that the then rating of any Series of Certificates then outstanding will not, solely as a result of such transfer, be reduced or withdrawn, (iii) the delivery to the Trustee of an Opinion of Counsel substantially to the effect that (A) such transfer will not adversely affect the treatment of any Series of Certificates then outstanding after such transfer as debt for Federal and state income tax purposes, and (B) such transfer will not have any material adverse impact on the federal or state income taxation of the Trust or an Investor Certificateholder or any Certificate Owner, and (iv) the proposed successor Servicer has a net worth of not less than $50,000,000 and its regular business includes the servicing of charge card or revolving credit receivables. Any determination pursuant to clause (a) of this Section permitting the resignation of the Servicer shall be evidenced as to clause (a)(i) of this Section by an Opinion of Counsel to such effect delivered to the Trustee. Notwithstanding anything in this Agreement or any Supplement to the contrary, any Successor Servicer appointed under clause (b) of this Section shall be deemed to be a Successor Servicer as defined hereunder. No such resignation shall become effective until the Trustee or its duly appointed agent (which may not be the outgoing Servicer) or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section
10.02 hereof. If the Trustee is unable within 120 days of the date of such determination to appoint a Successor Servicer pursuant to subsection 10.02(a), the Trustee or its duly appointed agent (which may not be the outgoing Servicer) shall serve as Successor Servicer hereunder but the Trustee shall have continued authority to appoint another Person as Successor Servicer.

         Section 8.06 Access to Certain Documentation and Information Regarding the Receivables. The Servicer shall provide to the Trustee access to the documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of the Investor Certificateholders, or by applicable statutes or regulations, to review such documentation such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to such security and confidentiality procedures as the Servicer may deem reasonably necessary and (iv) at offices designated by the Servicer. Nothing in this
Section 8.06 shall derogate from the obligation of the Transferors, the Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section 8.06 as a result of such obligation shall not constitute a breach of this Section 8.06.

         Section 8.07 Delegation of Duties. It is understood and agreed by the parties hereto that the Servicer may delegate its duties hereunder to any Person who agrees to conduct such duties in accordance with the applicable Account Guidelines. The fees of any Person to whom such duties are delegated are, and shall continue to be, for the account of the Servicer. Any such delegations do not and shall not relieve the Servicer of its liability and responsibility with respect to such duties, and do not and shall not constitute a resignation within the meaning of Section 8.05 hereof. If any such additional delegation is to a Person other than FDC or a subsidiary of FDC or American Express Company or otherwise is not in the ordinary course of business, notification thereof shall be given to each Rating Agency.

         Section 8.08 Examination of Records. The Transferors and the Servicer shall clearly and unambiguously identify each Account (including any Additional Account designated pursuant to Section 2.06) in its computer or other records to reflect that the Receivables arising in such Account have been conveyed to the Trust pursuant to this Agreement. The Transferors and the Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

                              [END OF ARTICLE VIII]

                                   ARTICLE IX

                                 PAY OUT EVENTS

         Section 9.01 Pay Out Events. Unless modified with respect to any Series of Investor Certificates by any related Supplement, if any one of the following events shall occur:

                  (a) any of RFC, Centurion Bank, FSB or TRS shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against any of RFC, Centurion Bank, FSB or TRS and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or any of RFC, Centurion Bank, FSB or TRS shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or any Transferor shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement;

                  (b) the Trust shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                  (c) after any applicable grace period, a failure by the Transferors to convey the Receivables in Additional Accounts to the Trust when required; and

                  (d) on any Determination Date, the Transferor Amount as of the last day of the prior Due Period was less than 3.0% of the Trust Principal Component as of the last day of the prior Due Period;

                  then, a Pay Out Event with respect to all Series of Certificates then outstanding shall occur without any notice or other action on the part of the Trustee or all Investor Certificateholders immediately upon the occurrence of such event. The Trustee shall advise the Rating Agencies in writing of the occurrence of any Pay Out Event.

         Section 9.02 Additional Rights Upon the Occurrence of Certain Events.

                  (a) If any of RFC, Centurion Bank, FSB or TRS voluntarily goes into liquidation or consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to any of RFC, Centurion Bank, FSB or TRS or of or relating to all or substantially all their respective property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against any of RFC, Centurion Bank, FSB or TRS; or any of RFC, Centurion Bank, FSB or TRS shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or any Transferor shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (such voluntary liquidation, appointment entering of such decree, admission, filing, making, suspension or inability, a "Dissolution Event"), the Transferors or TRS shall promptly give notice of such event to the Trustee, and TRS shall on the day of such appointment, voluntary liquidation, entering of such decree, admission, filing, making, suspension or inability, as the case may be (the "Appointment Day"), immediately cease to sell Receivables to RFC under the Receivable Purchase Agreement and the Transferors will immediately cease to transfer Receivables to the Trust hereunder. So long as any Series issued prior to April 16, 2004 remains outstanding, within 15 days of the receipt by the Trustee of the notice of a Dissolution Event, the Trustee shall (i) publish a notice in an Authorized Newspaper that a Dissolution Event has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables and (ii) send written notice to the Investor Certificateholders describing the provisions of this Section 9.02 and requesting instructions from such Holders, which notice shall request each Investor Certificateholder to advise the Trustee in writing that it elects one of the following options: (A) the Investor Certificateholder wishes the Trustee to instruct the Servicer not to sell, dispose of or otherwise liquidate the Receivables, or (B) the Investor Certificateholder wishes the Trustee to instruct the Servicer to sell, dispose of or otherwise liquidate the Receivables and to instruct the Servicer to reconstitute the Trust upon the same terms and conditions set forth herein, or (C) the Investor Certificateholder refuses to advise the Trustee as to the specific action the Trustee shall instruct the Servicer to take. If after 90 days from the day notice pursuant to clause (i) above is first published (the "Publication Date"), the Trustee shall not have received written instructions of Holders of Investor Certificates representing Undivided Interests aggregating in excess of 50% of the related Invested Amount of each Series (or in the case of a series having more than one class of investor certificates, each class of such series) to the effect that the Trustee shall not instruct the Servicer to sell, dispose of, or otherwise liquidate the Receivables and to instruct the Servicer to reconstitute the Trust upon the same terms and conditions as set forth herein, the Trustee shall instruct the Servicer to proceed to use its best efforts to sell, dispose of, or otherwise liquidate the Receivables, which efforts shall include the solicitation of competitive bids and the Servicer shall proceed to use its best efforts to consummate the sale, liquidation or disposition of the Receivables as provided above on terms equivalent to the best purchase offer for the Receivables. If, however, with respect to the portion of the Receivables allocable to any outstanding Series, the holders of more than 50% of the principal amount of each class of such Series instruct the Trustee not to sell the portion of the Receivables allocable to such Series, the Trust shall continue with respect to such Series pursuant to the terms of the Agreement and the Supplement. The portion of the Receivables allocable to any Series shall be determined in the same manner as such determination would be made pursuant to Section 12.02(c). The Transferors or any of their respective Affiliates shall be permitted to bid for the Receivables. In addition the Transferors or any of their respective Affiliates shall have the right to match any bid by a third person and be granted the right to purchase the Receivables at such matched bid price. The Trustee may obtain a prior determination from the conservator or receiver that the terms and manner of any proposed, sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.01 and 9.02 shall not be deemed to be mutually exclusive.

                  (b) The proceeds from the sale, disposition or liquidation of the Receivables pursuant to subsection (a) above shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with the provisions of Article IV; provided that the Trustee shall determine conclusively without liability for such determination the amount of such proceeds which are allocable to Yield Collections and the amount of such proceeds which are allocable to Principal Collections. On the day following the Distribution Date on which such proceeds are distributed to the Investor Certificateholders, the Trust shall terminate.

                               [END OF ARTICLE IX]

                                   ARTICLE X

                                SERVICER DEFAULTS

         Section 10.01 Servicer Defaults. If any one of the following events (a "Servicer Default") shall occur and be continuing:

                  (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee to make such payment, transfer or deposit or to give notice to the Trustee as to any required drawing or payment under any Enhancement on or before the date occurring five Business Days after the date such payment, transfer, deposit or drawing or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement or any Supplement; provided, however, that any such failure caused by a nonwillful act of the Servicer shall not constitute a Servicer Default if the Servicer promptly remedies such failure within five Business Days after receiving notice of such failure or otherwise becoming aware of such failure;

                  (b) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement or any Supplement, which has a material adverse effect on the Certificateholders of any Series then outstanding and which continues unremedied for a period of 60 days after the date on which the written notice of such failure requiring the same to be remedied shall have been given to the Servicer and which continues to materially adversely affect the rights of the Holders of Investor Certificates of any Series; the Servicer shall delegate its duties under this Agreement, except as permitted by Section 8.07;

                  (c) any representation, warranty or certification made by the Servicer in this Agreement or any Supplement or in any certificate delivered pursuant to this Agreement or any Supplement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Certificateholders of any Series then outstanding and which continues to be incorrect in any material respect and which continues to affect materially and adversely the rights of the Certificateholders of any Series for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series adversely affected thereby; or

                  (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, so long as such Servicer Default shall not have been remedied, either the Trustee or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Invested Amount, by notice then given in writing to the Servicer (and to the Trustee if given by the Investor Certificateholders) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer as Servicer under this Agreement and in and to the Receivables and the proceeds thereof and appoint a new Servicer (a "Service Transfer"). The rights and interests of the Transferor Interest will not be affected by any Service Transfer. The Trustee, upon giving or receiving a Termination Notice shall immediately notify the Rating Agencies and any Enhancement Provider of such notice. After receipt by the Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer; and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Recoveries. The Servicer shall promptly transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.01 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interest.

                  Notwithstanding the foregoing, a delay in or failure of performance referred to in subsection 10.01(a) for a period of 10 Business Days after the applicable grace period or under subsection 10.01(b) or (c) for a period of 60 Business Days after the applicable grace period, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Trustee, any Enhancement Provider, the Transferors and the Holders of Investor Certificates with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts so to perform its obligations. The Servicer shall immediately notify the Trustee in writing of any Servicer Default.

         Section 10.02 Trustee to Act; Appointment of Successor.

                  (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.01, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Trustee, until a date mutually agreed upon by the Servicer and Trustee (not to exceed 90 days from the date of delivery of such notice). The Trustee shall as promptly as possible after the giving of a Termination Notice appoint a successor servicer (the "Successor Servicer"), with the consent of any Enhancement Provider, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee, the Transferors and any Enhancement Provider. The Transferors shall have the right to nominate to the Trustee the name of a potential successor servicer which nominee shall be selected by the Trustee as the Successor Servicer, subject to the consent of any Enhancement Provider. The Trustee may obtain bids from any potential successor servicer. If the Trustee is unable to obtain any bids from any potential successor servicer and the Servicer delivers an Officer's Certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, then the Trustee shall offer the Transferors the right to accept reassignment of all the Receivables; provided, however, that no such reassignment shall occur unless the Transferors shall deliver to the Trustee and the Rating Agencies an Opinion of Counsel reasonably acceptable to the Trustee that such reassignment would not constitute a fraudulent conveyance by the Transferor. The reassignment deposit amount for such a reassignment shall be equal to the Aggregate Invested Amount (less the aggregate principal amount on deposit in any principal funding account), plus (i) accrued interest thereon, at the applicable Certificate Rate (through the end of the Due Period for the subsequent Distribution Date of reassignment), and (ii) any unpaid amounts payable to any Enhancement Provider under the applicable Enhancement agreement. In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee (as trustee hereunder) without further action shall automatically be appointed the Successor Servicer. Notwithstanding the above, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established financial institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of charge card or revolving credit receivables as the Successor Servicer hereunder. Notwithstanding anything to the contrary in this Agreement, the entire amount of the reassignment deposit amount shall be distributed to the Investor Certificateholders of the related Series on the subsequent Distribution Date for such Series pursuant to Section 12.03 (except for the applicable Repayment Amount and other amounts payable to any Enhancement Provider under the applicable Enhancement agreement, which amounts shall be distributed to such Enhancement Provider.)

                  (b) Upon its appointment., the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer; provided, however, that, the outgoing Servicer shall not be relieved of any liability hereunder for its actions prior to the transfer of servicing hereunder; and provided further, that, (i) the outgoing Servicer shall not indemnify the Trust or the Trustee under Section
8.04 for acts, omissions or alleged acts or omissions by a Successor Servicer and (ii) the outgoing Servicer shall not pay or reimburse the Trustee pursuant to Section 11.05 for any expense, disbursement or advance of the Trustee related to or arising as a result of the negligence or bad faith of the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of any applicable Enhancement agreement.

                  (c) In connection with such appointment and assumption, the Trustee shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree; provided, however, that no such compensation shall be in excess of the Monthly Servicing Fee permitted to the Servicer pursuant to Section 3.02.

                  (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.01 and shall pass to and be vested in the Transferors and, without limitation, the Transferors are hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferors in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Transferors in such electronic form as the Transferors may reasonably request and shall transfer all other records, correspondence and documents to the Transferors in the manner and at such times as the Transferors shall reasonably request. To the extent that compliance with this Section 10,02 shall require the Successor Servicer to disclose to the Transferors information of any kind which the Successor Servicer deems to be confidential, the Transferors shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests,

         Section 10.03 Notification to Certificateholders. Upon the occurrence of any Servicer Default, the Servicer shall give prompt written notice thereof to the Trustee, the Rating Agencies and any Enhancement Provider, and the Trustee shall give notice to the Investor Certificateholders at their respective addresses appearing in the Certificate Register. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to Investor Certificateholders at their respective addresses appearing in the Certificate Register, the Rating Agencies and to any Enhancement Provider. Notice to Holders of Bearer Certificates shall be given by publication in the manner described in Section 13.05 of the Agreement.

         Section 10.04 Waiver of Past Defaults. The Holders of Investor Certificates evidencing Undivided Interests aggregating more than 66-2/3% of the Invested Amount of any Series then outstanding affected by any default by the Servicer or by a Transferor may, on behalf of all Holders of Certificates of such affected Series, waive any default by the Servicer or such Transferor in the performance of their respective obligations hereunder and its consequences, except a default in the failure to make any required deposits or payments of interest or principal with respect to any Series of Certificates. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                               [END OF ARTICLE X]

                                   ARTICLE XI

                                   THE TRUSTEE

         Section 11.01 Duties of Trustee.

                  (a) The Trustee, prior to the occurrence of a Servicer Default or Pay Out Event and after the curing or waiving of all Servicer Defaults or Pay Out Events which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Default or Pay Out Event has occurred (which has not been cured or waived), the Trustee (as trustee and not Successor Servicer) shall exercise such of the rights and powers vested in it by this Agreement or any Supplement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement or any Supplement, shall examine them to determine whether they conform as to form to the requirements of this Agreement or any Supplement, but shall not be required to verify the accuracy of any information, calculations or conclusions stated therein. The Trustee shall give prompt written notice to the Certificateholders (or, in the case of Holders of Bearer Certificates, notice by publication in the manner described in Section 13.05 of the Agreement) of any material lack of conformity of any such instrument to the applicable requirements of this Agreement or any Supplement discovered by the Trustee which would entitle a specified percentage of the Investor Certificateholders to take any action pursuant to this Agreement or any Supplement.

                  (c) Subject to Section 11.01(a) of this Agreement, no provision of this Agreement or any Supplement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series adversely affected thereby relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement or any Supplement;

                  (iii) the Trustee shall not be charged with knowledge of any failure by the Servicer (other than the Trustee, in its capacity as Successor Servicer) to comply with the obligations of the Servicer referred to in clauses (a), (b) and (c) of Section 10.01 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure (it being understood that knowledge of the Servicer, in its capacity as agent for the Trustee, is not attributable to the Trustee) or the Trustee receives written notice of such failure from the Servicer or any Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series adversely affected thereby;

                  (iv) in making a determination of any material and adverse effect upon Certificateholders, the Investor Certificates, the Trustee may, as to matters of law, rely exclusively upon an Opinion of Counsel.

                  (d) The Trustee (in its capacity as such) shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement or any Supplement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or the Successor Servicer under this Agreement or any Supplement except during such time, if any, as the Trustee shall be the Successor Servicer in accordance with the terms of this Agreement or any Supplement.

                  (e) Except for actions expressly authorized by this Agreement or any Supplement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

                  (f) Except as specifically provided in this Agreement, the Trustee shall have no power to vary the corpus of the Trust.

                  (g) In the event that the Paying Agent or the Transfer Agent and Registrar shall not be the Trustee and fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly upon its knowledge thereof to perform such obligation, duty or agreement in the manner so required but shall not be required to make a payment out of its own funds.

                  (h) Any action, suit or proceeding brought in respect of one or more particular Series shall have no effect on the Trustee's rights, duties and obligations hereunder with respect to any one or more Series not the subject of such action, suit or proceeding.

         Section 11.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.01:

                  (a) the Trustee may request, rely on and shall be protected in acting on, or in refraining from acting in accord with, any resolution, Officer's Certificate, Opinion of Counsel, certificate of independent public accountants or any other certificate statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document, including, without limitation, any request or instruction by the Servicer or the Transferor to make any deposit or payment or any draw on any Enhancement or to transfer any Receivables or Accounts, believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement or any Supplement by the proper party or parties;

                  (b) the Trustee may consult with counsel as to matters of law and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel as to any actions required to be taken or withheld hereunder;

                  (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Supplement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or Certificate Owners, pursuant to the provisions of this Agreement or any Supplement, unless such Certificateholders or Certificate Owners, shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee (as Trustee but not as Successor Servicer) of the obligations, upon the occurrence of any Servicer Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement or any Supplement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                  (d) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any Supplement;

                  (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, except to the extent specifically requested in writing so to do by Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series which could be adversely affected if the Trustee does not perform such acts and the Trustee is reasonably indemnified therefor;

                  (f) the Trustee (in its capacity as such) may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee (in its capacity as such) shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder;

                  (g) except as may be required by subsection 11.01(a) or 11.01(b) hereof, the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Transferor or Servicer with their representations, warranties or covenants or for any other purpose;

                  (h) whether or not therein expressly so provided, every provision of this Agreement or any Supplement relating to the conduct or affecting the eligibility of or affording protection to the Trustee (in its capacity as such) shall be subject to the provisions of Sections 11.01, 11.02 and 11.03;

                  (i) the permissive right of the Trustee to take actions enumerated in this Agreement or any Supplement shall not be construed as a duty;

                  (j) whenever in the administration of this Agreement or any Supplement, the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

                  (k) no implied covenants or obligations shall be read into this Agreement against the Trustee;

                  (l) without limiting the generality of this Section or Section 11.01, the Trustee shall have no duty (i) to see to any recording, filing, or depositing of the Agreement or any agreement referred to therein or any financing statement or continuation statement evidencing a security interest in the Receivables or the Accounts, or to see to the maintenance of any such recording, filing or depositing or any rerecording, refiling or redepositing of any thereof, or (ii) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to the Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties; and

                  (m) the Trustee shall not be deemed to be a fiduciary for the Enhancement Provider, if any, in its capacity as such, and the Trustee's sole responsibility with respect to the Enhancement Provider in its capacity as such, shall be to perform those duties with respect to the Enhancement Provider as are specifically set forth in the Agreement and no implied covenants shall be read into the Agreement against the Trustee with respect to the Enhancement Provider.

         Section 11.03 Trustee Not Liable for Recitals in Certificates. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificates of authentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to (i) the validity or sufficiency of this Agreement or any Supplement or of the Certificates (other than the certificates of authentication on the Certificates), (ii) the existence or validity of any Receivable, (iii) the validity of any transfer or assignment of any Receivable to the Trust, (iv) the validity of any grant of a security interest to the Trust in any Receivable,
(v) the perfection of any security interest (whether as of the date hereof or at any future time) in any Receivable, (vi) the maintenance of or the taking of any action to maintain such perfection, (vii) the receipt by the Trustee or the Servicer of any Receivable, (viii) the performance or enforcement of any Receivable, (ix) the compliance by the Transferor or the Servicer with any covenant or representation, (x) the breach by the Transferor or the Servicer of any warranty or representation made hereunder or in any related document or the accuracy of any such warranty or representation or (xi) any action taken by the Servicer in the name of the Trustee. The Trustee shall not be accountable for the use or application by the Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Transferors in respect of the Receivables or deposited in or withdrawn from the Collection Account or other Accounts now or hereafter established to effectuate the transactions contemplated herein and in accordance with the terms hereof.

         Section 11.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates with the same rights as it would have if it were not the Trustee.

         Section 11.05 The Servicer to Pay Trustee's Fees and Expenses. The Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, subject to Section 8.04, the Servicer will pay or reimburse the Trustee (without reimbursement from the Collection Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement or any Supplement (including the reasonable fees and expenses of its agents and counsel) except any such expense, disbursement or advance as may arise from its negligence or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.02, the provisions of this Section 11.05 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer; provided that the Transferors will indemnify, defend and save harmless the Trustee for any loss, liability or expense incurred by it as Successor Servicer which is not otherwise reimbursed hereunder, except to the extent such loss, liability or expense is due to its negligence or bad faith as Successor Servicer.

                  The obligations of the Servicer and the Transferor under this
Section 11.05, Section 7.04, Section 8.04 and Section 11.17 shall survive the termination of the Trust and the resignation or removal of the Trustee or the Servicer.

         Section 11.06 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation or national banking association organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, a rating as to its long-term unsecured debt obligations of at least Baa3 by Moody's (if Moody's shall then be a Rating Agency) and a rating as to its short-term deposits or long-term unsecured debt obligations that satisfies the rating requirement of any other applicable Rating Agency and subject to supervision or examination by Federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.06, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.07.

         Section 11.07 Resignation or Removal of Trustee.

                  (a) The Trustee may at any time resign as Trustee and be discharged from the trust hereby created by giving written notice thereof to the Transferors and the Servicer. Upon receiving such notice of resignation, the Transferors shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 hereof and shall fail to resign after written request therefor by the Transferors, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Transferor may, but shall not be required to, remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee and shall promptly pay all fees owed to the outgoing Trustee.

                  (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.08 hereof and payment of all fees and expenses owed to the outgoing Trustee. Any such liability of the Trustee arising hereunder shall survive such appointment of a successor trustee.

         Section 11.08 Successor Trustee.

                  (a) Any successor trustee appointed as provided in Section
11.07 hereof shall execute, acknowledge and deliver to the Transferors and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder and under any Supplement, with like effect as if originally named as Trustee herein. The predecessor Trustee shall upon payment of its fees and expenses deliver to the successor trustee all documents held by it hereunder, and the Transferors and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

                  (b) No successor trustee shall accept appointment as provided in this Section 11.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.06 hereof.

                  (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.08 hereof, such successor trustee shall mail notice of such succession hereunder to all Certificateholders (other than Holders of Bearer Certificates) at their addresses as shown in the Certificate Register. Notice to Holders of Bearer Certificates shall be given by publication in the manner described in Section 13.05 of the Agreement.

         Section 11.09 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder provided such Person shall be eligible under the provisions of Section 11.06 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 11.10 Appointment of Co-Trustee or Separate Trustee.

                  (a) Notwithstanding any other provision of this Agreement or any Supplement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee, or separate trustee, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
11.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.08 hereof.

                  (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder appointed with due care; and

                  (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee,

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement or any Supplement, specifically including every provision of this Agreement or any Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

                  (d) Any separate trustee or co-trustee may at any time appoint the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement or any Supplement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 11.11 Tax Returns. In the event the Trust shall be required to file tax returns, the Servicer shall prepare or cause to be prepared and is authorized hereunder to sign any tax returns required to be filed by the Trust and, to the extent possible, shall file such returns at least five days before such returns are due to be filed. The Servicer shall prepare or shall cause to be prepared all tax information required by law to be distributed to Certificateholders and Certificate Owners and shall deliver such information to the Paying Agent at least five days prior to the date it is required by law to be distributed to Certificateholders and Certificate Owners. The Servicer will furnish to the Trustee an opinion of Counsel as to the preparation of all tax returns of the Trust. In no event shall the Trustee, the Paying Agent, the Transferors or the Servicer be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation, Federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith), except to the extent that such tax is imposed as a result of a violation by such Person of the provisions of this Agreement or any Supplement.

         Section 11.12 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or any Supplement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

         Section 11.13 Suits for Enforcement. If a Servicer Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Section 10.01, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement or any Supplement, by such suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or any Supplement or in aid of the execution of any power granted in this Agreement or any Supplement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

         Section 11.14 Rights of Certificateholders to Direct Trustee. Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series affected by the conduct of any proceeding or the exercise of any right conferred on the Trustee shall have the right to direct the times, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided further that nothing in this Agreement or any Supplement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction.

         Section 11.15 Representations and Warranties of Trustee. The Trustee represents and warrants that:

                  (i) The Trustee is a banking corporation, organized, existing and in good standing under the laws of the State of New York;

                  (ii) The Trustee has full power, authority and right to execute, deliver and perform this Agreement and any Supplement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and any Supplement; and

                  (iii) This Agreement and any Supplement has been duly executed and delivered by the Trustee, and assuming due execution and delivery by the other parties thereto constitutes a legal, valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms.

         Section 11.16 Maintenance of Office or Agency. The Trustee will maintain at its expense in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially appoints its Corporate Trust Office as its office for such purposes in New York. The Trustee will give prompt written notice (or in the case of Holders of Bearer Certificates, notice by publication in the manner described in Section 13.05 of the Agreement) to the Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

         Section 11.17 Indemnification of the Trustee. The Transferors shall jointly and severally indemnify the Trustee for, and hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of the Trustee arising out of any third-party claim or alleged third-party claim in connection with the exercise or performance of any of its powers or duties under this Agreement, The Trustee shall have a lien on any and all amounts which are payable to the Transferors with respect to amounts due and owing to the Trustee pursuant to this Section 11.17. The amount of the Transferors' liability under this Section 11.17 shall be subordinate to the security interest of the Trust in the Receivables and shall be payable from the assets of the Transferors at the time such liability is asserted and at any time thereafter. The provisions of this Section 11.17 shall survive the termination of this Agreement and the resignation or removal of the Trustee.

                               [END OF ARTICLE XI]

                                  ARTICLE XII

                                   TERMINATION

         Section 12.01 Termination of Trust.

                  (a) The respective obligations and responsibilities of each Transferor, the Servicer, the Paying Agent and the Trustee and their agents hereunder created hereby (other than the obligation of the Trustee to make payments to Certificateholders as hereafter set forth) shall terminate, except with respect to the duties described in Sections and subsections 2.04(c), 7.04, 8.04, 11.05, 11.17 and 12.03(b), upon the earlier of (i) the day following the date on which funds shall have been deposited in the Collection Account sufficient to pay the Aggregate Invested Amount plus applicable Certificate Interest accrued through the last day of the interest accrual period preceding such Distribution Date in full on all Series of Investor Certificates and (ii) July 15, 2092 (the "Final Termination Date") provided, however, that in no event shall the trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, formerly United States representative at the Court of St. James, of the Commonwealth of Massachusetts, living on the date of this Agreement.

                  (b) If on the Distribution Date in the month immediately preceding the month in which the Final Termination Date occurs (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal on any Series of Certificates to be made on such Distribution Date pursuant to Article IV) the Invested Amount of any Series would be greater than zero, the Servicer shall sell on or prior to the succeeding Distribution Date all of the Receivables in a commercially reasonable manner and on commercially reasonable terms which shall include the solicitation of competitive bids and shall consummate the sale with the highest bidder for the Receivables. Each of the Transferors or any of their respective Affiliates shall be permitted to bid for the Receivables. In addition, each of the Transferors or their respective Affiliates shall have the right to match any bid by a third Person and be granted the right to purchase the Receivables at such matched bid price. The proceeds of any such sale shall be treated as Collections on the Receivables and shall be allocated in accordance with Article IV; provided, however, that the Trustee shall determine conclusively the amount of such proceeds which are allocable to Yield Collections and the amount of such proceeds which are allocable to Principal Collections. Prior to such sale of Receivables, the Servicer shall continue to collect Collections on the Receivables and allocate such payments in accordance with the provisions of
Article IV.

         Section 12.02 Optional Purchase; Final Termination Date of Investor Certificates of any Series.

                  (a) If provided in any Supplement with respect to a Series on any Distribution Date either or both of the Transferors may, but shall not be obligated to, purchase any such Series of Investor Certificates by depositing into the Collection Account, on the Distribution Date, an amount equal to the Invested Amount thereof plus interest accrued and unpaid thereon at the applicable Certificate Rate through the interest accrual period related to such Distribution Date on which the purchase will be made; provided, however, that no such purchase of any Series of Investor Certificates shall occur unless the Transferors shall deliver to the Trustee and the Rating Agencies an Opinion of Counsel reasonably acceptable to the Trustee that such purchase of any Series of Investor Certificates would not constitute a fraudulent conveyance of any Transferor. Nothing herein limits the right of TRS or any Affiliate to purchase Investor Certificates on the open market and submit them to the Trustee for cancellation.

                  (b) The amount deposited pursuant to subsection 12.02(a) of the Agreement shall be paid to the Investor Certificateholders of the related Series pursuant to Article IV on the Distribution Date following the date of such deposit. All Certificates of a Series which are purchased by either or both of the Transferors pursuant to subsection 12.02(a) of the Agreement shall be delivered by the Transferors upon such purchase to, and be cancelled by, the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferors.

                  (c) All principal or interest with respect to any Series of Investor Certificates shall be due and payable no later than the Stated Series Termination Date with respect to such Series. Unless otherwise provided in a Supplement, in the event that the Invested Amount of any Series of Certificates is greater than zero on its Stated Series Termination Date (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal to be made on such Series on such date), the Trustee will sell or cause to be sold, and pay the proceeds to all Certificateholders of such Series pro rata in final payment of all principal of and accrued interest on such Series of Certificates, an amount of Receivables or interests in Receivables up to 110% of the Invested Amount of such Series at the close of business on such date (but not more than an amount of Receivables equal to the sum of (1) the product of (A) the Transferor Percentage, (B) the Trust Principal Component and (C) a fraction the numerator of which is the related Invested Percentage of Yield Collections and the denominator of which is the sum of all Invested Percentages with respect to Yield Collections of all Series outstanding and (2) the Invested Amount of such Series). The Trustee shall conduct the sale of Receivables in a commercially reasonable manner and on commercially reasonable terms which shall include the solicitation of competitive bids and shall consummate the sale with the highest bidder for the Receivables. The Transferors or any of their respective Affiliates shall be permitted to bid for the Receivables. In addition, the Transferors or any of their respective Affiliates shall have the right to match any bid by a third Person and be granted the right to purchase the Receivables at such matched bid price, Any proceeds of such sale in excess of such principal and interest paid shall be paid to the Holder of the Exchangeable Transferor Certificate. Upon such Stated Series Termination Date with respect to the applicable Series of Certificates, final payment of all amounts allocable to any Investor Certificates of such Series shall be made in the manner provided in Section 12.03 of the Agreement.

         Section 12.03 Final Payment with Respect to any Series.

                  (a) Written notice of any termination, specifying the Distribution Date upon which the Investor Certificateholders of any Series may surrender their Certificates for payment of the final distribution with respect to such Series and cancellation, shall be given (subject to at least two Business Days' prior notice from the Servicer to the Trustee) by the Trustee to Investor Certificateholders of such Series mailed not later than the fifth day of the month of such final distribution (or in the case of the Holders of Bearer Certificates by the publication by the Trustee of a notice at least once in a newspaper of general circulation in Luxembourg (which newspaper shall be printed in the English language and customarily published on each business day in Luxembourg) and, so long as the Investor Certificates are listed on the Luxembourg Stock Exchange or other stock exchange and such exchange so requires, in Luxembourg or the location required by such other stock exchange) specifying
(a) the Distribution Date (which shall be the Distribution Date in the month in which the deposit is made pursuant to Section 2.07 or subsection 12.02(a) of the Agreement) upon which final payment of such Investor Certificates will be made upon presentation and surrender of such Investor Certificates at the office or offices therein designated, (which, in the case of Bearer Certificates, shall be outside the United States), (b) the amount of any such final payment and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Investor Certificates at the office or offices therein specified. The Servicer's notice to the Trustee in accordance with the preceding sentence shall be accompanied by an Officers' Certificate setting forth the information specified in the applicable Supplement covering the period during the then current calendar year through the date of such notice and setting forth the date of such final distribution. The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to such Investor Certificateholders.

                  (b) Notwithstanding the termination of the Trust pursuant to subsection 12.01(a) of the Agreement or the occurrence of the Stated Series Termination Date with respect to any Series pursuant to Section 12.02 of the Agreement, all funds then on deposit in the Collection Account shall continue to be held in trust for the benefit of the Certificateholders and the Paying Agent or the Trustee shall pay such funds to the Certificateholders upon surrender of their Certificates (which surrenders and payments, in the case of Bearer Certificates, shall be made only outside the United States). In the event that all of the Investor Certificateholders of such Series shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned notice, the Trustee shall give a second written notice (or in the case of Bearer Certificates, publication notice) to the remaining Investor Certificateholders of such Series upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one and one-half years after the second notice all the Investor Certificates of such Series shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Investor Certificateholders of such Series concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Collection Account held for the benefit of such Investor Certificateholders.

                  (c) All Certificates surrendered for payment of the final distribution with respect to such Certificates and cancellation shall be cancelled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferors.

         Section 12.04 Transferors' Termination Rights. Upon the termination of the Trust pursuant to Section 12.01 and the surrender of the Exchangeable Transferor Certificate, the Trustee shall return to the Transferors (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or hereafter created, and all monies due or to become due with respect thereto, all proceeds thereof except for amounts held by the Paying Agent pursuant to subsection 12.03(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Transferors to vest in itself all right, title and interest which the Trust had in the applicable Receivables and the Trustee shall be entitled to receive and rely conclusively upon an Opinion of Counsel as to its execution and delivery of such instruments being in compliance herewith.

                              [END OF ARTICLE XII]

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         Section 13.01 Amendment.

                  (a) This Agreement and any Supplement may be amended from time to time by the Servicer, the Transferors and the Trustee, without the consent of any of the investor Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or to add any other provisions with respect to matters or questions raised under this Agreement which shall not be inconsistent with the provisions of this Agreement, including (i) any matters arising under subsection 2.05(d) of the Agreement necessary to effect the conveyance contemplated thereunder, (ii) to add, modify or eliminate such provisions as the Transferors may deem necessary or advisable in order to enable all or a portion of the Trust
(A) to qualify as, and to permit an election to be made to cause the Trust to be treated as, a "financial asset securitization investment trust" as described in the provisions of Section 860L of the Internal Revenue Code and (B) to avoid the imposition of state or local income or franchise taxes imposed on the Trust's property or its income and (iii) the addition or deletion of a sale of Receivables and termination of the Trust upon the occurrence of an insolvency of either of the Transferors; provided, however, that such action shall not adversely affect in any material respect the interests of any of the Investor Certificateholders. Additionally, this Agreement and any Supplement may be amended from time to time by the Servicer, the Transferors and the Trustee, without the consent of any of the Certificateholders, to add to or change any of the provisions of this Agreement to provide that Bearer Certificates may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of (or premium, if any) or any interest on Bearer Certificates to comply with the Bearer Rules, to permit Bearer Certificates to be issued in exchange for Registered Certificates (if then permitted by the Bearer Rules), to permit Bearer Certificates to be issued in exchange for Bearer Certificates of other authorized denominations or to permit the issuance of Certificates in uncertificated form, provided any such action shall not adversely affect the interests of the Holders of Bearer Certificates of any Series or any related Coupons in any material respect unless such amendment is necessary to comply with the Bearer Rules. Prior to executing any amendment in accordance with this subsection 13.01(a), the Trustee shall receive and shall be permitted to rely upon an Opinion of Counsel to the effect that the conditions and requirements of this subsection 13.01(a) have been satisfied.

                  (b) This Agreement and any Supplement may also be amended from time to time by the Servicer, the Transferors and the Trustee, without the consent of any of the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Investor Certificates; provided that (i) the Servicer shall have provided an Opinion of Counsel to the Trustee to the effect that such amendment will not materially and adversely affect the interests of the Investor Certificateholders of any outstanding Series (or 100% of the class of Certificateholders so affected shall have consented), (ii) such amendment shall not, as evidenced by an Opinion of Counsel, cause the Trust to be characterized for Federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the Federal income taxation of any outstanding Series of Investor Certificates or any Certificate Owner and (iii) the Rating Agencies shall confirm that such amendment shall not cause a reduction or withdrawal of the rating of any outstanding Series of Certificates; provided, further, that such amendment shall not reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificate of such Series without the consent of the related Investor Certificateholder, change the definition of or the manner of calculating the interest of any Investor Certificateholder of such Series without the consent of the related Investor Certificateholder or reduce the percentage pursuant to clause (b) required to consent to any such amendment, in each case without the consent of all such Investor Certificateholders; provided further that such action shall not effect a change in the Permitted Activities of the Trust except for those changes necessary for compliance with accounting requirements or tax requirements or required to cure any ambiguity or correct or supplement any provision contained in this Agreement or any Supplement which may be defective or inconsistent with any provisions thereof.

                  (c) This Agreement and any Supplement may also be amended from time to time by the Servicer, the Transferors and the Trustee (A) in the case of a change in the Permitted Activities of the Trust which is not materially adverse to Holders of Investor Certificates, with the consent of Holders of Investor Certificates evidencing not less than 50% of the aggregated unpaid principal amount of the Investor Certificates of each outstanding Series affected by such change, unless such change is necessary for compliance with accounting requirements or tax requirements or required to cure any ambiguity or correct or supplement any provision contained in this Agreement or any Supplement which may be defective or inconsistent with any provisions thereof and (B) in all other cases with the consent of the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Invested Amount of all Series adversely affected, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Investor Certificateholders of any Series then issued and outstanding; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificate of such Series without the consent of the related Investor Certificateholders, (ii) change the definition of or the manner of calculating the Invested Amount, the Invested Percentage, the applicable available amount under any Enhancement or the Investor Default Amount of such Series without the consent of each related Investor Certificateholders or (iii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each related Investor Certificateholder.

                  (d) Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification (or in the case of Bearer Certificates, publication notice in the manner described in Section 13.05 of the Agreement) of the substance of such amendment to each Investor Certificateholder, and the Servicer shall furnish written notification of the substance of such amendment to any related Enhancement Provider and each Rating Agency.

                  (e) It shall not be necessary for the consent of Investor Certificateholders under this Section 13.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such Certificateholders shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

                  (f) Any Assignment or Reassignments regarding the addition to or removal of Receivables from the Trust respectively, as provided in Sections
2.06 and 2.07, respectively, of the Agreement executed in accordance with the provisions hereof shall not be considered amendments to this Agreement, including, without limitation, for the purpose of subsections 13.01(a), (b), (c) and (g) of the Agreement,

                  (g) Prior to the execution of any amendment to the Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel substantially in the form of Part Two of Exhibit G, The Trustee may, but shall not be obligated to enter into any such amendment which affects the Trustee's own rights, duties or immunities under the Agreement or otherwise.

         Section 13.02 Protection of Right, Title and Interest to Trust.

                  (a) The Servicer shall cause this Agreement, any Supplement, all amendments hereto and/or all financing statements, amendments to financing statements and any other necessary documents covering the right, title and interest of the Trust in the property conveyed hereunder to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Trustee hereunder to all property comprising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. Each Transferor shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection 13.02(a).

                  (b) Within 30 days after a Transferor makes any change in its name or its type or jurisdiction of organization, such Transferor shall give the Trustee notice of any such change and shall file such financing statements or amendments thereto as may be necessary to continue the perfection of the Trust's interest in the property conveyed hereunder.

                  (c) The Transferors and the Servicer will give the Trustee prompt written notice of any relocation of any office from which the Servicer services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing statement (or amendment thereto) or of any new financing statement and shall file such financing statements or amendments thereto as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof notwithstanding any relocation of any office from which the Servicer services Receivables or keeps records concerning the Receivables or of its principal executive office. The Servicer will at all times maintain each office from which it services Receivables, and the Transferors and the Servicer will at all times maintain their respective principal executive offices within the United States of America.

                  (d) The Servicer will deliver to the Trustee: (i) upon each date that any Additional Accounts are to be included in the Accounts pursuant to
Section 2.06 hereof, an Opinion of Counsel substantially in the form of Part One of Exhibit G; and (ii) on or before March 1 of each year, beginning with 1993 an Opinion of Counsel, dated as of a date within 90 days of such day, substantially in the form of Exhibit H.

         Section 13.03 Limitation on Rights of Certificateholders.

                  (a) The death or incapacity of any Investor Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholder's legal representatives or heirs to claim at accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (b) No Investor Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall any Investor Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  (c) No Investor Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Certificateholder previously shall have given notice to the Trustee, and unless the Holders of Certificates evidencing Undivided Interests aggregating more than 66-2/3% of the Invested Amount of any Series which may be adversely affected but for the institution of such suit, action or proceeding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificateholders shall have the right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Certificateholders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 13.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity. Each Certificate Owner by its acquisition of a Book Entry Certificate shall be deemed to have consented to the provisions of this Section 13.03.

         Section 13.04 Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 13.05 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by certified mail, return receipt requested, or sent by facsimile transmission, to (a) in the case of RFC, to American Express Receivables Financing Corporation, Room 507A, American Express Tower, World Financial Center, 200 Vesey Street, New York, New York 10285, Attention:
Secretary, telecopy number (212) 640-2417, with copies to American Express Travel Related Services Company, Inc., American Express Tower, World Financial Center, 200 Vesey Street, New York, New York 10285, Attention: General Counsel, telecopy number (212) 619-7099, (b) in the case of Centurion Bank, to American Express Centurion Bank, 4315 South 2700 West, Salt Lake City, Utah 84184,
Attention: President, telecopy number (801) 945-4075, (c) in the case of FSB, at American Express Bank, FSB, 4315 South 2700 West, Salt Lake City, Utah 84184,
Attention: President (facsimile no. (801) 945-4050), (d) in the case of the Servicer, to American Express Travel Related Services Company, Inc., American Express Tower, World Financial Center, 200 Vesey Street, New York, New York 10285, Attention: Treasurer, telecopy number (212) 619-8693, with copies to American Express Travel Related Services Company, Inc., American Express Tower, World Financial Center, 200 Vesey Street, New York, New York 10285, Attention:
General Counsel, telecopy number (212) 619-7099, (e) in the case of the Trustee, to The Bank of New York, 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Department - Asset Backed Finance Unit, telecopy number (212) 815-5999; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         Any notice required or permitted to be made to Holders of Bearer Certificates by publication shall be published in an Authorized Newspaper and, if the Certificates of such Series are then listed on the Luxembourg Stock Exchange and such stock exchange shall so require, in a newspaper of general circulation in Luxembourg (which newspaper shall be printed in the English language and customarily published on each business day in Luxembourg) and, if the Certificates of such Series are listed on any other stock exchange and such stock exchange shall so require, in any other city required by such stock exchange outside the United States, or, if not practicable, elsewhere in Europe.

         In case by reason of the suspension of publication of any Authorized Newspaper or permitted newspaper with respect to Luxembourg or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Certificates as provided above, then such notification to Holders of Bearer Certificates as shall be given with approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to Holders of Bearer Certificates as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice mailed to Holders of Registered Certificates as provided above.

         Copies of all notices, reports, certificates and amendments delivered hereunder shall be mailed to the Rating Agency as follows: Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: ABS Monitoring Department - 4th Floor, telecopy number (212) 553-4600, and Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041, Attention:
ABS Credit Card, telecopy number (212) 438-2648).

         Section 13.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or rights of the Certificateholders thereof.

         Section 13.07 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 7.02, 7.05, 8.02 and 8.05, this Agreement, including any Supplement, may not be assigned by a Transferor or the Servicer, as the case may be, without the prior consent of Holders of Investor Certificate, evidencing Undivided Interests aggregating more than 51% of the Aggregate Invested Amount,

         Section 13.08 Certificates Nonassessable and Fully Paid. It is the intention of the parties to this Agreement that the Certificateholders (and the Certificate owners) shall not be personally liable for obligations of the Trust, that the Undivided Interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that Certificates upon authentication thereof by the Trustee pursuant to Section 6.02 are and shall be deemed fully paid.

         Section 13.09 Further Assurances. The Transferors and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement including, without limitation, the execution of any financing statements or amendments thereto relating to the property of the Trust for filing under the provisions of the UCC of the Relevant UCC State.

         Section 13.10 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee or the Investor Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

         Section 13.11 Counterparts. This Agreement and any Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         Section 13.12 Third-Party Beneficiaries. This Agreement and any Supplement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and the Certificate Owners and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder provided, however, that if so specified in the applicable Supplement, an Enhancement Provider may be deemed to be a third party beneficiary of this Agreement.

         Section 13.13 Actions by Certificateholders.

                  (a) Wherever in this Agreement or any Supplement a provision is made that an action may be taken or a notice, demand or instruction given by Investor Certificateholders, such action, notice or instruction may be taken or given by any Investor Certificateholder of any Series, unless such provision requires a specific percentage of Investor Certificateholders of a certain Series or all Series.

                  (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind such Certificateholder and every subsequent holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

         Section 13.14 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may hot be modified, amended, waived or supplemented except as provided herein.

         Section 13.15 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         Section 13.16 Certificates and Opinions of Counsel.

                  (a) Any certificate delivered may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless the Person delivering such certificate knows, or in the exercise of reasonable care should know, that such opinion with respect to the matters upon which such certificate may be based as aforesaid is erroneous. Any Opinion of Counsel or certificate delivered hereunder may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer or a Transferor, stating that the information with respect to such factual matters is in the possession of such Person, unless the Person delivering such certificate or such counsel knows, or in the exercise of reasonable care should know, that such certificate opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel delivered hereunder may contain necessary exceptions and qualifications.

                  (b) Any Opinion of Counsel or certificate delivered hereunder may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an independent public accountant or firm of accountants, unless such counsel or the Person delivering such certificate as the case may be, knows that the certificate or opinions or representations with respect to the accounting matters upon which the certificate or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, opinion or representations of any firm of independent public accountants filed with the Trustee shall contain a statement that such firm is independent.

                  (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments, hereunder, they may, but need not, be consolidated and form one instrument.

         Section 13.17 Effect of Amendment No. 3. Reference is made to Amendment No. 3 to the Original Pooling Agreement, dated as of September 12, 1994. This Agreement contains the amendments to the Original Pooling Agreement in effect pursuant to such Amendment No. 3. Such Amendment No. 3 provides that Amendment No. 3 shall be null and void and of no further force and effect on the date specified by the Servicer in an Officer's Certificate delivered to the Trustee stating that the Servicer has modified its computer programs such that from and after such date no amounts billed to Cardmembers under the Privileged Assets Program will be included in any calculation of Receivables balances. This Agreement shall be deemed amended to delete all provisions hereof contained in such Amendment No. 3 as of the date so specified by the Servicer.

                              [END OF ARTICLE XIII]

                  IN WITNESS WHEREOF, the Transferors, the Servicer and the Trustee have caused this Pooling and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                                   AMERICAN EXPRESS RECEIVABLES
                                     FINANCING CORPORATION,
                                      as Transferor

                                   By: /s/ David L. Yowan
                                       -------------------------------------
                                   Name:  David L. Yowan
                                   Title: President



                                   AMERICAN EXPRESS CENTURION BANK,
                                      as Transferor

                                   By: /s/ L. Craig Downs
                                       -------------------------------------
                                   Name:  L. Craig Downs
                                   Title: President and Chief Operating Officer



                                   AMERICAN EXPRESS BANK, FSB,
                                      as Transferor

                                   By: /s/ Julie M. Lindquist
                                       -------------------------------------
                                   Name:  Julie M. Lindquist
                                   Title: President and Chief Operating Officer



                                   AMERICAN EXPRESS TRAVEL RELATED
                                     SERVICES COMPANY, INC.,
                                      as Servicer

                                   By: /s/ David L. Yowan
                                       -------------------------------------
                                   Name:  David L. Yowan
                                   Title: Senior Vice President and Treasurer



                                   THE BANK OF NEW YORK,
                                      as Trustee and Paying Agent

                                   By: /s/ Catherine L. Cerilles
                                       -------------------------------------
                                   Name:  Catherine L. Cerilles
                                   Title: Assistant Vice President

                                                                      SCHEDULE 1


                                LIST OF ACCOUNTS

                            Delivered to Trustee only

                                                                      SCHEDULE 2

                               COLLECTION ACCOUNT

                  No:

                  Designation:

                  Where established:

                                                                      SCHEDULE 3

                         ADMINISTRATIVE FEES AND CHARGES


                  The following administrative fees and charges assessed on the Accounts are included within the definition of "Receivable".

                             [LIST TO COME FROM TRS]

                                      EXHIBIT A TO THE
                                      POOLING AND SERVICING AGREEMENT


                             EXCHANGEABLE TRANSFEROR
                                   CERTIFICATE

THIS CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED, ASSIGNED, EXCHANGED OR CONVEYED, EXCEPT IN ACCORDANCE WITH SECTIONS 6.03, 6.09 AND 7.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

No. R-1                                                                One Unit

                          AMERICAN EXPRESS MASTER TRUST
                       EXCHANGEABLE TRANSFEROR CERTIFICATE

                   This Certificate represents an interest in
                        the American Express Master Trust

         Evidencing an undivided interest in a trust, the corpus of which consists of receivables generated or to be generated in a portfolio of designated charge Accounts.

         (Not an interest in or recourse obligation of American Express Receivables Financing Corporation, American Express Credit Corporation, American Express Centurion Bank, American Express Bank, FSB, American Express Travel Related Services Company, Inc. ("TRS"), American Express Company or any of their affiliates)

         This certifies that American Express Receivables Financing Corporation, American Express Centurion Bank and American Express Bank, FSB are the registered owners of an undivided interest in the American Express Master Trust (the "Trust") issued pursuant to the Amended and Restated Master Pooling and Servicing Agreement, dated as of April 16, 2004 (the "Pooling and Servicing Agreement"; such term to include any Supplement thereto) by and among American Express Receivables Financing Corporation, American Express Centurion Bank ("Centurion") and American Express Bank, FSB ("FSB"), as Transferors (the "Transferors"), TRS, as Servicer (in such capacity, the "Servicer"), and The Bank of New York, as Trustee (the "Trustee"). The corpus of the Trust consists of all of the Transferors' right, title and interest in and to a portfolio of receivables now existing and hereafter created (the "Receivables") arising under certain charge accounts from time to time owned by TRS, Centurion and FSB and identified in the Pooling and Servicing Agreement (collectively, the "Accounts"), all monies due or to become due with respect thereto (including Recoveries) on and after the Cut Off Date, all proceeds of such Receivables, all right, title and interest of the Transferors in, to and under any Receivable Purchase Agreement, all monies as are from time to time deposited in the Collection Account and any other account or accounts maintained for the benefit of the Certificateholders and all monies as are from time to time available under any Enhancement for any Series for payment to Certificateholders. The Receivables consist of Receivables which arise generally from the purchase of merchandise and services, annual membership fees and other administrative fees billed to obligors, as more fully specified in the Pooling and Servicing Agreement, including Recoveries on Receivables in Defaulted Accounts.

         Although a summary of certain provisions of the Pooling and Servicing Agreement is set forth below, this Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee, A copy of the Pooling and Servicing Agreement may be requested from the Trustee by writing to the Trustee at The Bank of New York, 101 Barclay Street, Floor 8 West, New York, New York 10286,
Attention: Corporate Trust Division. To the extent not defined herein capitalized terms used herein have the meanings ascribed to them in the Pooling and Servicing Agreement,

         This Certificate is the Exchangeable Transferor Certificate, which represents a fractional undivided interest in the Trust including the right to receive the Collections and other amounts at the times and in the amounts specified in the Pooling and Servicing Agreement to be paid to the holder of the Exchangeable Transferor Certificate. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the holder hereof by virtue of the acceptance hereof assents and by which the holder hereof is bound.

         The interest represented by this Exchangeable Transferor Certificate at any time in the Receivables in the Trust shall not exceed the Transferor Interest at such time. In addition to the Exchangeable Transferor Certificate, Investor Certificates will be issued to investors pursuant to the Pooling and Servicing Agreement, which will represent the interests of Investor Certificateholders in the Trust. This Certificate shall not represent any interest in the Collection Account or any other account or any Enhancement except as specifically provided in the Pooling and Servicing Agreement.

         The Transferors have entered into the Pooling and Servicing Agreement, and this Certificate is issued, with the intention that, for Federal, state and local income and franchise tax purposes, the Investor Certificates (other than those held by the Transferors) will qualify as indebtedness secured by the Receivables. The Transferors, by entering into the Pooling and Servicing Agreement and by the acceptance of the Exchangeable Transferor Certificate, agree to treat the Investor Certificates (other than those held by the Transferors) for Federal, state and local income and franchise tax purposes as indebtedness.

         Subject to certain conditions in the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement and the Trust created thereby shall terminate upon the earlier of (i) July 15, 2092 and (ii) the day after the date on which funds shall have been deposited in the Collection Account sufficient to pay the Aggregate Invested Amount plus applicable Certificate Interest accrued through the last day of the interest accrual period for such Distribution Date in full on all Series of Investor Certificates.

         Upon the termination of the Trust pursuant to Article XII of the Pooling and Servicing Agreement and the surrender of the Exchangeable Transferor Certificate, the Trustee shall assign and convey to the Transferors (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, and all proceeds thereof except for amounts held by the Paying Agent and all other Trust Property. The Trustee shall execute and deliver such instruments of transfer and assignment in each case without recourse as shall be reasonably requested by the Transferors to vest in the Transferors all right, title and interest which the Trustee had in the applicable Receivables.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

         IN WITNESS WHEREOF, American Express Receivables Financing Corporation, American Express Centurion Bank and American Express Bank, FSB have caused this Exchangeable Transferor Certificate to be duly executed under their respective official seals.




                                     AMERICAN EXPRESS RECEIVABLES
                                        FINANCING CORPORATION



                                     By
                                       ----------------------------------------
                                                   Authorized Signatory

[SEAL]




                                     AMERICAN EXPRESS CENTURION BANK



                                     By
                                       ----------------------------------------
                                                   Authorized Signatory

[SEAL]




                                     AMERICAN EXPRESS BANK, FSB



                                     By
                                       ----------------------------------------
                                                   Authorized Signatory

[SEAL]

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                  This is the Exchangeable Transferor Certificate referred to in the within-mentioned Pooling and Servicing Agreement.



Dated:                               THE BANK OF NEW YORK
                                        as Trustee



                                     By
                                       ----------------------------------------
                                                   Authorized Signatory

                                                                       EXHIBIT B
                                                                  TO THE POOLING
                                                         AND SERVICING AGREEMENT

            FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS

              (As required by Subsection 2.06(d)(ii) of the Master
                        Pooling and Servicing Agreement)

         ASSIGNMENT No. __ OF RECEIVABLES IN ADDITIONAL ACCOUNTS, dated as of __________, ____, from AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION, a corporation organized under the laws of the State of Delaware, AMERICAN EXPRESS CENTURION BANK, a Utah-chartered industrial loan corporation, and AMERICAN EXPRESS BANK, FSB, a federally-chartered savings bank (collectively, the "Transferors"), to The Bank of New York, a New York banking corporation (the "Trustee") pursuant to the Pooling and Servicing Agreement referred to below.

                               WI T N E S S E T H:

         WHEREAS, the Transferors, American Express Travel Related Services Company, Inc., as Servicer, and the Trustee are parties to the Amended and Restated Master Pooling and Servicing Agreement, dated as of April 16, 2004, including any Supplement thereto (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement"); and

         WHEREAS, pursuant to the Pooling and Servicing Agreement, the Transferors wish to designate Additional Accounts to be included as Accounts and to convey the Receivables of such Additional Accounts, whether now existing or hereafter created, to the Trustee as part of the corpus of the Trust (as each such term is defined in the Pooling and Servicing Agreement); and

         WHEREAS, the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

         NOW THEREFORE, the Transferors and the Trustee hereby agree as follows:

         1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

         "Additional Account Closing Date" shall mean, with respect to the Additional Accounts designated hereby, __________, ____.

         "Additional Account Cut Off Date" shall mean, with respect to the Additional Accounts designated hereby, __________, ____.

         "Additional Account Selection Date" shall mean, with respect to the Additional Accounts designated hereby __________.

         2. Designation of Additional Accounts. The Servicer shall deliver to the Trustee on or prior to the Additional Account Closing Date, a computer file or microfiche list containing a true and complete list of all Accounts which as of the Additional Account Closing Date shall be deemed to be Additional Accounts, identified by account number and by the Receivables balance in such accounts as of the close of business on the Additional Account Cut-Off Date. Such list shall be marked as Schedule 1 to this Assignment and, as of the Additional Account Closing Date, shall be incorporated into and made a part of this Assignment and the Pooling and Servicing Agreement.

         3. Conveyance of Receivables. (a) Each Transferor does hereby transfer, assign, set-over and otherwise convey to the Trustee for the benefit of the Certificateholders, without recourse, on and after the Additional Account Closing Date, all right, title and interest of such Transferor in and to the Receivables now existing and hereafter created in the Additional Accounts designated on Schedule 1, all monies due or to become due on and after the Additional Account Cut-Off Date and all amounts received with respect thereto, including all Recoveries related thereto, and all proceeds thereof.

         (b) In connection with such transfer, each Transferor agrees to record and file, at its own expense, financing statements (and amendments thereto when applicable) with respect to the Receivables now existing and hereafter created in the Additional Accounts designated on Schedule 1 meeting the requirements of Relevant UCC State law in such manner and such jurisdictions as are necessary to perfect the assignment of such Receivables to the Trustee, and to deliver a file-stamped copy of such financing statement, amendment or other evidence of such filing (which may, for purposes of this Section 3, consist of telephone confirmation of such filing, confirmed within 24 hours in writing) to the Trustee on or prior to the Additional Account Closing Date.

         (c) In connection with such transfer, each Transferor further agrees, at its own expense, on or prior to the Additional Account Closing Date, to indicate clearly and unambiguously in its computer files that Receivables created in connection with the Additional Accounts designated hereby have been transferred to the Trustee pursuant to this Assignment for the benefit of Certificateholders by including in the securitization field of such computer files the code "[__]" for each such Additional Account.

         4. Acceptance by Trustee. Subject to the satisfaction of the conditions set forth in Section 6 of this Assignment, the Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest previously held by each Transferor in and to the Receivables now existing and hereafter created, and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Certificateholders and any Enhancement Provider. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, each Transferor delivered to the Trustee the computer file or microfiche list described in Section 2 of this Assignment.

         5. Representations and Warranties of Each Transferor. Each Transferor hereby represents and warrants to the Trust as of the Additional Account Closing Date that:

         (a) Legal, Valid and Binding obligation. This Assignment constitutes a legal, valid and binding obligation of such Transferor, enforceable against such Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

         (b) Eligibility of Accounts. Each Additional Account designated hereby as of the Additional Account Selection Date is an Eligible Account.

         (c) Selection Procedures. No selection procedures believed by such Transferor to be materially adverse to the interests of any Series of Investor Certificates or any Enhancement Provider were utilized in selecting the Additional Accounts designated hereby from the available Eligible Accounts in such Transferor's portfolio of charge card accounts.

         (d) Insolvency. Such Transferor is not insolvent and, after giving effect to the conveyance set forth in Section 3 of this Assignment, will not be insolvent.

         (e) Security Interest. This Assignment constitutes either (i) a valid transfer and assignment to the Trust of all right, title and interest of such Transferor in and to Receivables now existing and hereafter created in Additional Accounts designated on Schedule 1 hereto, all monies due or to become due with respect thereto on and after the Additional Account Cut Off Date, Recoveries and all proceeds of all Receivables to the extent set forth in the UCC in effect in the Relevant UCC State of such Receivables, and such Receivables and all proceeds thereof will be conveyed to the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates except for (x) Liens permitted under subsection 2.05(b),of the Pooling and Servicing Agreement, (y) the interest of the holder of the Exchangeable Transferor Certificate and (z) any right of the holder of the Exchangeable Transferor Certificate to receive interest accruing on, and investment earnings with respect to, the Collection Account and any other account or accounts maintained for the benefit of Certificateholders as provided in the Pooling and Servicing Agreement and any Supplement; or (ii) a grant of a security interest (as defined in the UCC as in effect in the Relevant UCC State) in such property to the Trustee on behalf of the Trust, which is enforceable with respect to the existing Receivables of the Additional Accounts designated on Schedule 1 hereto, and the proceeds (as defined in the UCC as in effect in the Relevant UCC State) thereof to the extent set forth in the UCC as in effect in the Relevant UCC upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts designated on Schedule 1 hereto and the proceeds (to the extent set forth in the UCC as in effect in the Relevant UCC State) thereof upon such creation; and (iii) if this Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of financing statements described in Section 3 of this Assignment with respect to the Additional Accounts designated hereby and in the case of the Receivables of such Additional Accounts thereafter created and the proceeds (to the extent set forth in the UCC as in effect in the Relevant UCC State) thereof upon such creation, the Trust shall have a first priority perfected security interest in such property to the extent set forth in the UCC as in effect in the Relevant UCC, with respect to proceeds, except for Liens permitted under subsection 2.05(b) of the Pooling and Servicing Agreement.

         6. Conditions Precedent. The acceptance of the Trustee set forth in
Section 4 and the amendment of the Pooling and Servicing Agreement set forth in
Section 7 are subject to the satisfaction, on or prior to the Additional Account Closing Date, of the following conditions precedent:

         (a) Officer's Certificate. Each Transferor shall have delivered to the Trustee an Officer's Certificate dated as of the Additional Account Closing Date, certifying that (i) all requirements set forth in Section 2.06 of the Pooling and Servicing Agreement for designating Additional Accounts and conveying the Receivables of such Accounts, whether now existing or hereafter created, have been satisfied and (ii) each of the representations and warranties made by such Transferor in Section 5 is true and correct as of the Additional Account Closing Date, The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

         (b) Opinion of Counsel. Each Transferor shall have delivered to the Trustee and each Rating Agency an Opinion of Counsel with respect to the Receivables in the Additional Accounts designated hereby substantially in the form of Part One of Exhibit G to the Pooling and Servicing Agreement.

         7. Amendment of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the "Pooling and Servicing Agreement," to "this Agreement" and "herein" shall be deemed from and after the Additional Account Closing Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Assignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to non-compliance with any term or provision of the Pooling and Servicing Agreement,

         8. Counterparts. This Assignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         9. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, the undersigned have caused this Assignment of Receivables in Additional Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                        AMERICAN EXPRESS RECEIVABLES
                                               FINANCING CORPORATION,
                                               as Transferor of the
                                               Additional Accounts


                                        By
                                          -------------------------------------
                                             Name:
                                             Title:


                                        AMERICAN EXPRESS CENTURION BANK,
                                               as Transferor of the
                                               Additional Accounts


                                        By
                                          -------------------------------------
                                             Name:
                                             Title:


                                        AMERICAN EXPRESS BANK, FSB,
                                               as Transferor of the
                                               Additional Accounts


                                        By
                                          -------------------------------------
                                             Name:
                                             Title:


                                        THE BANK OF NEW YORK
                                               as Trustee and Paying Agent


                                        By
                                          -------------------------------------
                                             Name:
                                             Title:


Acknowledged:

AMERICAN EXPRESS TRAVEL RELATED
     SERVICES COMPANY, INC.

By
  -----------------------------
    Name:
    Title:

                                                    Schedule 1
                                                    to Assignment of
                                                    Receivables in
                                                    Additional Accounts


                               ADDITIONAL ACCOUNTS

                                                                       EXHIBIT C
                                                                  TO THE POOLING
                                                         AND SERVICING AGREEMENT



                       FORM OF REASSIGNMENT OF RECEIVABLES

                    (As required by Section 2.07(c)(i) of the
                        Pooling and Servicing Agreement)

         REASSIGNMENT No. OF RECEIVABLES, dated as of __________, ____, between AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION, a corporation organized under the laws of the State of Delaware, american express centurion bank, a Utah-chartered industrial loan corporation, and american express bank, fsb, a federally-chartered savings bank (collectively, the "Transferors"), and The Bank of New York, a New York banking corporation (the "Trustee") pursuant to the Pooling and Servicing Agreement referred to below.

                              W I T N E S S E T H:

         WHEREAS, the Transferors, American Express Travel Related Services Company, Inc., as servicer, and the Trustee are parties to the Amended and Restated Master Pooling and Servicing Agreement, dated as of April 16, 2004, including any Supplement (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement"); and

         WHEREAS, pursuant to the Pooling and Servicing Agreement, the Transferors wish to remove from the Trust all Receivables from certain designated Accounts (the "Removed Accounts") and to cause the Trustee to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, to the Transferors (as each such term is defined in the Pooling and Servicing Agreement); and

         WHEREAS, the Trustee is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;

         NOW THEREFORE, the Transferors and the Trustee hereby agree as follows:

         1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

         "Removal Date" shall mean, with respect to the Removed Accounts designated hereby, __________, ____.

         "Removal Notice Date" shall mean, with respect to the Removed Accounts designated hereby, __________, ____ (which shall be a date on or prior to the tenth Business Day prior to the Removal Date).

         2. Designation of Removed Accounts. Each Transferor shall deliver to the Trustee herewith, a computer file or microfiche list containing a true and complete list of each Account which as of the Removal Date shall be deemed to be a Removed Account, such Accounts being identified by account number and by the aggregate balance of the Receivables in all such Removed Accounts as of the Removal Notice Date. Such list shall be marked as Schedule 1 to this Reassignment and shall be incorporated into and made a part of this Reassignment and the Pooling and Servicing Agreement as of the Removal Date.

         3. Conveyance of Receivables. (a) The Trustee does hereby transfer, assign, set over and otherwise convey to the Transferors, without recourse or representation (included those implied by law) on and after the Removal Date, all right, title and interest of the Trustee in and to the Receivables now existing and hereafter created in the Removed Accounts designated on Schedule 1 hereto, all monies due or to become due and all amounts received with respect thereto, including all Recoveries related thereto, and all proceeds thereof.

         (b) In connection with such transfer, the Trustee agrees to execute and deliver to each Transferor on or prior to the date of this Reassignment, a termination statement with respect to the Receivables now existing and hereafter created in the Removed Accounts designated hereby (which may be a single termination statement with respect to all such Receivables) evidencing the release by the Trustee of its lien on the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to remove such lien. Each Transferor shall be responsible for filing any such termination statement and the Trustee shall have no responsibility to see to any recording or filing of any such termination statement.

         4. Acceptance by Trustee. The Trustee hereby acknowledges that, prior to or simultaneously with the execution and delivery of this Reassignment, each Transferor delivered to the Trustee the computer file or microfiche list represented by such Transferor to be as described in Section 2 of this Reassignment.

         5. Representations and warranties of the Transferor. Each Transferor hereby represents and warrants to the Trustee as of the Removal Date:

         (a) Valid and Legally Binding Obligation. This Reassignment constitutes a valid and legally binding obligation of such Transferor enforceable against such Transferor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

         (b) Selection Procedures. No selection procedures believed by such Transferor to be materially adverse to the interests of any outstanding Series of Investor Certificates or any Enhancement Provider were utilized in selecting the Removed Accounts designated hereby.

         6. Conditions Precedent. The amendment of the Pooling and Servicing Agreement set forth in Section 7 hereof is subject to the satisfaction, on or prior to the Removal Date, of the following condition precedent:

         (a) Officer's Certificate. Each Transferor shall have delivered to the Trustee and the Rating Agencies an Officer's Certificate certifying that (i) on the Removal Date, all requirements set forth in Section 2.07 of the Pooling and Servicing Agreement for designating Removed Accounts and reconveying the Receivables of such Removed Accounts, whether now existing or hereafter created, have been satisfied, and (ii) each of the representations and warranties made by such Transferor in Section 5 hereof is true and correct as of the Removal Date, The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

         7. Amendment of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the "Pooling and Servicing Agreement," to "this Agreement" and "herein" shall be deemed from and after the Removal Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Reassignment, Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to non-compliance with any term or provision of the Pooling and Servicing Agreement.

         8. Counterparts. This Reassignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         9. GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the undersigned have caused this Reassignment of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                  AMERICAN EXPRESS RECEIVABLES
                                         FINANCING CORPORATION,
                                         as Transferor of the Receivables in the
                                         Removed Accounts


                                  By
                                    -------------------------------------------
                                       Name:
                                       Title:


                                  AMERICAN EXPRESS CENTURION BANK,
                                         as Transferor of the Receivables in the
                                         Removed Accounts


                                  By
                                    -------------------------------------------
                                       Name:
                                       Title:


                                  AMERICAN EXPRESS BANK, FSB,
                                         as Transferor of the Receivables in the
                                         Removed Accounts


                                  By
                                    -------------------------------------------
                                       Name:
                                       Title:


                                  THE BANK OF NEW YORK
                                         as Trustee and Paying Agent


                                  By
                                    -------------------------------------------
                                       Name:
                                       Title:

                                                              Schedule 1
                                                              to Reassignment
                                                              of Receivables


                                REMOVED ACCOUNTS

                                                                EXHIBIT D TO THE
                                                                     POOLING AND
                                                             SERVICING AGREEMENT

                        FORM OF INITIAL SERVICER'S REPORT


                             AMERICAN EXPRESS TRAVEL
                         RELATED SERVICES COMPANY, INC.


                          -----------------------------
                          AMERICAN EXPRESS MASTER TRUST
                          -----------------------------


         The undersigned, duly authorized representative of American Express Travel Related Services Company, Inc, ("TRS") as Servicer pursuant to the Amended and Restated Master Pooling and Servicing Agreement, dated as of April 16, 2004 (the "Pooling and Servicing Agreement"), by and among TRS, as Servicer, American Express Receivables Financing Corporation, American Express Centurion Bank, and American Express Bank, FSB, as Transferors, and The Bank of New York, as trustee (the "Trustee"), does hereby certify to the best of his or her knowledge after reasonable investigation that:

         1. TRS is as of the date hereof the Servicer under the Pooling and Servicing Agreement. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.

         2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this certificate to the Trustee.

         3. This certificate is delivered pursuant to Section 3.04(a) of the Pooling and Servicing Agreement.

         4. The Trust Principal Component as of the end of the day two Business Days preceding the Closing Date was $[ ].

         IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Servicer, has duly executed this Certificate this [ ] day of [ ].

                                       AMERICAN EXPRESS TRAVEL RELATED
                                          SERVICES COMPANY, INC. as Servicer


                                       By
                                         --------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT F

                      FORM OF ANNUAL SERVICER'S CERTIFICATE


                             AMERICAN EXPRESS TRAVEL
                         RELATED SERVICES COMPANY, INC.


                          -----------------------------
                          AMERICAN EXPRESS MASTER TRUST
                          -----------------------------

         The undersigned, duly authorized representative of American Express Travel Related Services Company, Inc. ("TRS") as Servicer pursuant to the Amended and Restated Master Pooling and Servicing Agreement dated as of April 16, 2004 (the "Pooling and Servicing Agreement"), by and among TRS, as Servicer, American Express Receivables Financing Corporation, American Express Centurion Bank and American Express Bank, FSB, as Transferors, and The Bank of New York, as trustee (the "Trustee"), does hereby certify to the best of his or her knowledge after reasonable investigation that:

         1. TRS is as of the date hereof the Servicer under the Pooling and Servicing Agreement, Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.

         2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this certificate to the Trustee.

         3. This certificate is delivered pursuant to Section 3.05 of the Pooling and Servicing Agreement.

         4. A review of the activities of the Servicer during the calendar year ended December 31, ____ and of its performance under the Pooling and Servicing Agreement was conducted under my supervision.

         5. Based on such review, to the best of the undersigned's knowledge the Servicer has fully performed all its obligations under the Pooling and Servicing Agreement throughout such calendar year and no event which, with the giving of notice or passage of time or both, would constitute a Servicer Default has occurred or is continuing except as set forth in paragraph 6 below.

         6. The following is a description of each Servicer Default in the performance of the Servicer's obligations or Early Amortization Event under the provisions of the Pooling and Servicing Agreement known to me to have been made during the calendar year ended December 31, __, which sets forth in detail the
(i) nature of each such Servicer Default or Early Amortization Event, (ii) the action taken by the Servicer, if any, to remedy each such Servicer Default or Early Amortization Event and (iii) the current status of each such default: [If applicable, insert "None."]

         IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Servicer, has duly executed this Certificate this __ day of ________, __.




                                     By
                                       ------------------------------------
                                          Name:
                                          Title:

                                                            EXHIBIT G TO
                                                            POOLING
                                                            AND SERVICING
                                                            AGREEMENT

                                    PART ONE

                          PROVISIONS TO BE INCLUDED IN
                            OPINION OF COUNSEL TO BE
                              DELIVERED PURSUANT TO
                          SUBSECTION 2.06(d)(vi) OF THE
                         POOLING AND SERVICING AGREEMENT

         The opinions set forth below may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the opinion of the relevant Transferor's counsel with respect to similar matters delivered on the Closing Date. Such counsel may rely as to factual matters on certificates of officers of each Transferor and the Servicer.

         (i) The Assignment has been duly authorized, executed and delivered by the relevant Transferor and constitutes the valid and legally binding agreement of the relevant Transferor, enforceable against such Transferor in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles.

         (ii) The provisions of the Pooling and Servicing Agreement are effective to create, in favor of the Trustee for the benefit of the Holders of the Certificates, a valid security interest in the Receivables and the identifiable proceeds thereof. Such security interest constitutes a first priority perfected security interest in such Receivables and the identifiable proceeds thereof. No other security interest of any creditor of the relevant Transferor is equal or prior to the security interest of the Trustee in such Receivables.

         (iii) No filing or other action, other than the filing of a Uniform Commercial Code financing statement in the recording offices in the Relevant UCC State is necessary to perfect or maintain the security interest in the Receivables and the identifiable proceeds thereof, except that (a) appropriate Uniform Commercial Code continuation statements must be filed within the period of six months prior to the expiration of five years from the date of the original filing, (b) if the relevant Transferor changes its name, identity or corporate structure, appropriate Uniform Commercial Code financing statements must be filed prior to the expiration of four months after the Transferor changes its name, identity or corporate structure and (c) if the Transferor changes its chief executive office or principal place of business to a jurisdiction other than the State of New York, such security interest must be perfected in such jurisdiction within four months of the date on which the change occurs (or earlier, if perfection under the laws of such jurisdiction would have otherwise ceased as set forth in clause (a) above).

                                    PART TWO

                          PROVISIONS TO BE INCLUDED IN
                           OPINION OF COUNSEL PURSUANT
                             TO SUBSECTION 13.01(g)

         The counsel rendering this opinion may rely on certificates of officers of the Servicer as regards factual matters.

         (i) The Amendment to the Pooling and Servicing Agreement, attached hereto as Exhibit A (the "Amendment"), has been duly authorized, executed and delivered by each Transferor and constitutes the valid and legally binding agreement of each Transferor, enforceable in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles.

         (ii) The Amendment has been entered into in accordance with the terms and provisions of Section 13.01 of the Pooling and Servicing Agreement.

         [(iii) The Amendment will not materially and adversely affect the interests of the Investor Certificateholders.]

                                                   EXHIBIT H TO POOLING
                                                   AND SERVICING AGREEMENT


                            PROVISIONS TO BE INCLUDED
                          IN ANNUAL OPINION OF COUNSEL

         The opinion set forth below, which is to be delivered pursuant to subsection 13.02(d)(ii) of the Pooling and Servicing Agreement, may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the opinion of counsel delivered on the Closing Date with respect to similar matters.

         No filing or other action, other than such filing or action described in such opinion, is necessary from the date of such opinion through March 1 of the following year to continue the perfected status of the interest of the Trust in the collateral described in the financing statements referred to in such opinion.

                                                 EXHIBIT K TO POOLING
                                                 AND SERVICING AGREEMENT


                                                 __________ __, ____


[NAME AND ADDRESS OF LOCK-BOX BANK]

Ladies and Gentlemen:

         We refer to account no._______________ (the "Account") that American Express Travel Related Services Company, Inc. ("TRS") has established with you.

         TRS has transferred exclusive dominion and control of its rights in the Account to The Bank of New York as trustee (herein, together with its successors and assigns, called the "Trustee") under the Amended and Restated Master Pooling and Servicing Agreement dated as of April 16, 2004 among the Trustee, TRS, as Servicer, and American Express Receivables Financing Corporation, American Express Centurion Bank and American Express Bank, FSB, as Transferors, effective when the Trustee shall have given you written notice of its election to assume such dominion and control, which notice be substantially in the form attached hereto as Annex A. Upon receipt of such notice, you shall be entitled to rely on (and to assume) the authority of any purported employee of the Trustee and are hereby authorized to act on any notice purportedly executed on behalf of the Trustee.

         By executing this letter agreement, you acknowledge the existence of the Trustee's right, to the exclusion of TRS, to dominion and control over the contents of the Account upon the Trustee's delivery to you of the aforementioned notice, and agree that, from and after the date of receipt of such notice, you shall change the name of the Account to The Bank of New York, as Trustee of American Express Master Trust, and you shall maintain the Account and all money, documents instruments and other items from time to time therein (and you shall designate the Account on your records as being held) for the benefit and subject to the interests of the Trustee and all correspondence concerning the Account shall be sent to the Trustee (with a copy to TRS).

         TRS will continue to pay all fees and other assessments due under the Account at all times,

         TRS hereby irrevocably instructs you, at all times from and after the date of your receipt of written notice from the Trustee as described above, until receipt of contrary instructions from the Trustee, to hold all moneys, documents instruments and other items delivered to the Account for the benefit of the Trustee and upon the direction of the Trustee to transfer and withdraw funds from the Account as you may be instructed by TRS, on behalf of the Trustee, until such time as the Trustee notifies you otherwise and provides other instructions.

         By executing this letter agreement, you waive and agree not to assert, claim or endeavor to exercise, and bar and estop yourself from asserting, claiming or exercising, until your receipt of written notice from the Trustee that this letter agreement is terminated, any right of set-off, banker's lien or other purported form of claim with respect to the items deposited into the Account, or any funds from time to time in such Account or in transit thereto, except that you may debit any such Account for any items erroneously deposited therein and for items deposited therein that are returned or otherwise not collected and for all charges, fees, commissions and expenses incurred by you in providing services relating to or otherwise connected with the Account arrangements, all in accordance with your customary practices for the chargeback of returned items and expenses.

         This letter agreement may not be terminated or amended without the prior written consent of the Trustee. This letter agreement will be governed by and construed in accordance with the laws of the State of New York. This letter agreement may be executed in counterparts.

         All notices to the Trustee should be addressed as follows until you receive written notice from the Trustee to the contrary:

                      The Bank of New York
                      101 Barclay Street, Floor 8 West
                      New York, NY 10286

                      Attention:
                                     ------------------
                      Telephone No.:
                                     ------------------
                      Fax No.:
                                     ------------------

         Please acknowledge your agreement to the terms set forth in this letter agreement by signing two (2) copies of this letter agreement in the space provided below and returning such copies to us.

                                       Very truly yours,

                                       AMERICAN EXPRESS TRAVEL
                                          RELATED SERVICES COMPANY, INC.


                                       By:
                                             ----------------------------------
                                       Title:
                                             ----------------------------------


TO:      American Express Travel
         Related Services Company, Inc.
         The Bank of New York

         The undersigned hereby acknowledges and agrees to the foregoing letter agreement as of the __ day of _________________, ______.

         [NAME OF LOCK-BOX BANK]

         By:
            -------------------------------------------------------------------
         Title:
               ----------------------------------------------------------------

                                                                         Annex A


                      [Letterhead of The Bank of New York]


[NAME AND ADDRESS OF LOCK-BOX BANK]

                  Re:      American Express Travel
                           Related Services Company, Inc.
                           Account at [NAME OF LOCK-BOX BANK]

Ladies and Gentlemen:

         Reference is made to the letter agreement dated as of __________, ____ (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Lock-Box Letter") between you and American Express Travel Related Services Company, Inc., concerning account no. __________ (the "Account"). We hereby give you notice of our assumption of exclusive dominion and control over the contents of the Account as provided in the Lock-Box Letter and hereby instruct you to change the name of the Account to "The Bank of New York, as Trustee of American Express Master Trust."

         [You are hereby specifically authorized to continue to take instructions regarding the transfer and withdrawal of funds from the Account as you may be instructed by TRS, until such time as we notify you otherwise.]

                                       or

         [You are hereby specifically instructed that we are revoking TRS' right to give instructions with respect to the Account and that hereafter you shall only accept and act in accordance with instructions from us.]

                                      Very truly yours,

                                      THE BANK OF NEW YORK, as
                                          Trustee


                                      By:
                                            -----------------------------------
                                      Title:
                                            -----------------------------------